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As filed with the Securities and Exchange Commission on December 21, 2004.

Registration No. 333-120076

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOSTER WHEELER LTD.*	FOSTER WHEELER LLC
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)
Bermuda (State or other jurisdiction of incorporation or organization)	1600 (Primary Standard Industrial Classification Code)	22-3802649 (I.R.S. Employer Identification Number)	Delaware (State or other jurisdiction of incorporation or organization)	1600 (Primary Standard Industrial Classification Code)	22-3803814 (I.R.S. Employer Identification Number)

SUBSIDIARY GUARANTORS
LISTED ON SCHEDULE A HERETO
(Exact name of Registrants as specified in their charters)

Perryville Corporate Park
Clinton, New Jersey 08809 4000
Telephone: (908) 730-4000
Facsimile: (908) 730-5300
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

*
Maintains its registered offices at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda, and its principal executive offices at Perryville Corporate Park, Clinton, New Jersey 08809-4000

Lisa Fries Gardner	Copies to:
c/o Foster Wheeler Inc.	Tracy Kimmel
Perryville Corporate Park	King & Spalding LLP
Clinton, New Jersey 08809 4000	1185 Avenue of the Americas
Telephone: (908) 730-4000	New York, New York 10036
Facsimile: (908) 730-5300	(212) 556-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

(Continued on next page)

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Shares of Foster Wheeler Ltd.(3)	18,381,413	$13.24(1)	$243,369,909(1)	$30,835

Series B Convertible Preferred Shares of Foster Wheeler Ltd.	183,769	$558.00 (1)	$102,543,102 (1)	$12,993

Class A Warrants to purchase Common Shares of Foster Wheeler Ltd.	484,465	$22.30(2)	$10,803,570 (2)	$1,369

Class B Warrants to purchase Common Shares of Foster Wheeler Ltd.	4,937,110	$0.96 (2)	$4,739,626 (2)	$601

10.359% Senior Secured Notes due 2011, Series A of Foster Wheeler LLC	$76,637,500	100%	$76,637,500	$9,710

Guarantees of 10.359% Senior Secured Notes due 2011, Series A of Foster Wheeler LLC	—	—	—	(4)

Total				$55,508

(1)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based (1) on a common share price of $13.24 per share, the average of the bid and asked price of Foster Wheeler Ltd.'s common shares on the over-the-counter bulletin board (the "OTC Bulletin Board" or the "OTC market") on December 8, 2004, and (2) a Series B Convertible Preferred Share price of $558.00 per share, the last sale price of Foster Wheeler Ltd.'s Series B Convertible Preferred Shares, or preferred shares, on the OTC Bulletin Board on October 26, 2004. There was no bid or asked price quoted for the preferred shares on the dates of October 20, 2004 through October 26, 2004.
(2)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on a common share price of $13.24 per share, the average of the bid and asked price of Foster Wheeler Ltd.'s common shares on the OTC Bulletin Board on December 8, 2004, multiplied (i) in the case of the Class A Warrants, by 1.6841, the number of common shares for which each Class A Warrant may be exercised once they become exercisable and (ii) in the case of the Class B Warrants, by 0.0723, the number of common shares for which each Class B Warrant may be exercised once they become exercisable.
(3)
Of the 18,381,413 common shares being registered, 11,944,985 shares represent common shares issuable upon the conversion of the Series B Convertible Preferred Shares being registered hereunder.
(4)
Pursuant to Rule 457(n) under the Securities Act of 1933, no additional registration fee is payable with respect to the guarantees.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Schedule A

SUBSIDIARY GUARANTORS	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Continental Finance Company Ltd.	Bermuda	Not applicable
Energy Holdings, Inc.	Delaware	32-0100498
Equipment Consultants, Inc.	Delaware	22-1899985
Financial Services S.a.r.l.	Luxembourg	Not applicable
Foster Wheeler Holdings Ltd.	Bermuda	22-3814170
Foster Wheeler Asia Limited	Delaware	22-2428000
Foster Wheeler Capital & Finance Corporation	Delaware	22-3486371
Foster Wheeler Constructors, Inc.	Delaware	22-2749540
Foster Wheeler Development Corporation	Delaware	22-2109044
FW Energie B.V.	Netherlands	Not applicable
Foster Wheeler Energy Corporation	Delaware	22-2023682
Foster Wheeler Energy Manufacturing, Inc.	Delaware	22-3293071
Foster Wheeler Energy Services, Inc.	California	76-0271671
Foster Wheeler Enviresponse, Inc.	Delaware	22-2574074
Foster Wheeler Environmental Corporation	Texas	75-2512450
Foster Wheeler Europe Limited	England	Not applicable
Foster Wheeler Facilities Management, Inc.	Delaware	22-3144074
Foster Wheeler Inc.	Delaware	22-3800664
Foster Wheeler Intercontinental Corporation	Delaware	13-2884486
Foster Wheeler International Corporation	Delaware	13-6152983
Foster Wheeler International Holdings, Inc.	Delaware	22-3800663
Foster Wheeler Ltd.	Bermuda	22-3802649
Foster Wheeler Middle East Corporation	Delaware	22-3229745
Foster Wheeler North America Corp.	Delaware	22-3248302
Foster Wheeler Power Corporation	Delaware	22-2180356
Foster Wheeler Power Systems, Inc.	Delaware	22-2271893
Foster Wheeler Pyropower, Inc.	New York	95-3565932
Foster Wheeler Real Estate Development Corp.	Delaware	22-2571704
Foster Wheeler Realty Services, Inc.	Delaware	22-3800667
Foster Wheeler USA Corporation	Delaware	22-2023683
Foster Wheeler Virgin Islands, Inc.	Delaware	22-3235076
Foster Wheeler Zack, Inc.	Delaware	22-3388258
FW Hungary Licensing Limited Liability Company	Hungary	12562895-2-18
FW Mortshal, Inc.	Delaware	33-0383026
HFM International, Inc.	Delaware	22-2933225
PGI Holdings, Inc.	Delaware	32-0100496
Process Consultants, Inc.	Delaware	22-1830450
Pyropower Operating Services Company, Inc.	California	33-0249382
Perryville III Trust	New York	Not applicable

Subject to Completion, dated December 21, 2004

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

FOSTER WHEELER LTD.
18,381,413 Common Shares
183,769 Series B Convertible Preferred Shares
484,465 Class A Warrants to Purchase Common Shares
4,937,110 Class B Warrants to Purchase Common Shares

FOSTER WHEELER LLC
$76,637,500 in Principal Amount of 10.359% Senior Secured
Notes due 2011, Series A, Guaranteed by certain Guarantors

        This prospectus relates to the resale of the securities listed above. The common shares (other than the common shares issuable upon conversion of the preferred shares), preferred shares, Class A warrants and the notes were originally issued by Foster Wheeler Ltd. and Foster Wheeler LLC in connection with their equity-for-debt exchange offer, other than 246,741.65 common shares, which were held by the selling securityholders prior to the exchange offer. The Class B warrants were issued in a pro rata distribution to all of Foster Wheeler Ltd.'s shareholders before the closing of the equity-for-debt exchange offer.

        Each preferred share offered hereby is optionally convertible into 65 common shares and is entitled to dividends and distributions, in each case on an as converted basis except in certain circumstances described in this prospectus. The preferred shares are non-voting, except in the limited circumstances described in this prospectus.

        Each warrant entitles its owner to purchase a specified number of common shares, as described in this prospectus, for $9.378 per common share issuable thereunder.

        Our common shares are quoted on the Over-the-Counter Bulletin Board under the symbol "FWHLF.OB" and are subject to penny stock rules. These factors may make it more difficult to buy and sell our shares. On December 20, 2004, the last sale price for our common shares on the Over-the-Counter Bulletin Board was $14.80 per share. Our preferred shares are quoted on the Over-the-Counter Bulletin Board under the symbol "FWLBF.PK". On December 20, 2004, the last sale price for our preferred shares on the Over-the-Counter Bulletin Board was $962 per share. The warrants are not listed on any national securities exchange and, currently, there is no public market for the warrants, although we intend to apply for listing of the warrants.

The Notes

  •
  The notes mature on September 15, 2011. The notes bear interest at the stated rate of 10.359% per year. Foster Wheeler LLC will pay interest on the notes on March 15 and September 15 of each year, beginning March 15, 2005.

  •
  The notes are the senior secured obligations of Foster Wheeler LLC.

  •
  The notes are secured by a lien on substantially all of the tangible and intangible assets of Foster Wheeler LLC and each of the guarantors of the notes, excluding intercompany debt and receivables and capital stock held in subsidiaries, other than capital stock held in certain of Foster Wheeler LLC's and the guarantors' direct subsidiaries, and certain specified existing intercompany notes, as well as certain future intercompany notes. See "Description of the Notes—Security." Although the notes rank pari passu with our obligations under the senior secured credit agreement, the lenders providing letters of credit under our senior secured credit facility and the lenders providing letters of credit and revolving loans under a future senior secured credit facility, as described in this prospectus, will be entitled to receive proceeds from any realization of that collateral to repay those obligations in full before the holders of the notes.

  •
  The notes are fully and unconditionally guaranteed by Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and the subsidiary guarantors described in this prospectus.

  •
  The notes are redeemable at the redemption prices set forth in this prospectus.

  •
  The notes are not listed on any national securities exchange and, currently, there is no established public trading market for the notes.

        For a discussion of factors you should consider before you decide to purchase any securities, see "Risk Factors" beginning on page 11.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004

TABLE OF CONTENTS

Presentation of Information	i
Summary	1
Risk Factors	11
Forward Looking Statements	34
Unaudited Pro Forma Condensed Consolidated Financial Statements	35
Selected Financial Data	44
Ratio of Earnings to Fixed Charges	46
Use of Proceeds	48
Market Price Information	48
Description of Share Capital	50
Description of the Warrants	62
Description of the Notes	64
Selling Securityholders	116
U.S. Federal Income Tax Considerations	119
Plan of Distribution	124
Legal Matters	126
Experts	126
Where You Can Find More Information About Us	127
Enforcement of Civil Liabilities	128

PRESENTATION OF INFORMATION

        The notes were issued by Foster Wheeler LLC and guaranteed by Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and the subsidiary guarantors listed elsewhere in this prospectus. Foster Wheeler LLC, Foster Wheeler Holdings Ltd. and the subsidiary guarantors are directly or indirectly wholly-owned subsidiaries of Foster Wheeler Ltd. Foster Wheeler Ltd. has included or incorporated consolidating financial information relating to the guarantors of the notes on a combined basis in the notes to its consolidated financial statements incorporated by reference in this prospectus.

i

SUMMARY

        This summary represents a summary of all material terms of the offering and highlights selected information described in greater detail elsewhere or incorporated by reference in this prospectus. You should carefully read this entire prospectus, including the risk factors beginning on page 11, and the documents incorporated by reference in this prospectus to fully understand the offering and our business, results of operations and financial condition. Except as the context otherwise requires, the terms "we," "us," "our," and "Foster Wheeler," as used in this prospectus, refer to Foster Wheeler Ltd. and its direct and indirect subsidiaries on a consolidated basis.

Foster Wheeler Ltd.

        Foster Wheeler Ltd., a Bermuda company which was incorporated on December 20, 2000, is the indirect parent of Foster Wheeler LLC. Foster Wheeler Ltd. does not have any assets or conduct any business except through its ownership of its subsidiaries. Foster Wheeler Ltd. is the issuer of the common shares, the preferred shares, the Class A warrants and the Class B warrants, which we refer to together as the warrants, and is a guarantor of the notes. The executive offices of Foster Wheeler Ltd. are c/o Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

Foster Wheeler LLC

        Foster Wheeler LLC, which was formed on February 9, 2001, is a Delaware limited liability company that does not have any assets or conduct any business except through its ownership of its subsidiaries. Foster Wheeler LLC is an indirectly wholly owned subsidiary of Foster Wheeler Ltd. Foster Wheeler LLC is the issuer of the notes. The executive offices of Foster Wheeler LLC are c/o Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

Our Business

        Our business falls within two business groups, the Engineering and Construction Group and the Global Power Group, formerly known as the Energy Group. The Engineering and Construction Group designs, engineers and constructs upstream and downstream petroleum processing facilities, chemical, petrochemical, pharmaceutical and natural gas liquefaction (LNG) facilities, LNG receiving terminals and related infrastructure, including power generation and distribution facilities, production terminals, pollution control equipment and water treatment facilities. The Engineering and Construction Group provides direct technical and management services, and purchases equipment, materials and services from third party vendors and subcontractors. The group has industry leading technology in delayed coking, solvent de-asphalting and hydrogen production. The Engineering and Construction Group also provides ancillary environmental remediation services, together with related technical, design and regulatory services; however, a substantial portion of the domestic U.S. environmental remediation assets were sold in 2003.

        The Global Power Group designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial markets worldwide. Steam generating equipment includes a full range of fluidized bed and conventional boilers firing coal, oil, gas, biomass and municipal solid waste, waste wood and low-Btu gases. Auxiliary equipment includes feedwater heaters, steam condensers, heat-recovery equipment and low-NOx burners. Site services related to these products encompass full plant construction, maintenance engineering, plant upgrading and life extension and plant repowering. The Global Power Group also provides research analysis and experimental work in fluid dynamics, heat transfer, combustion and fuel technology, materials engineering and solids mechanics. In addition, the Global Power Group builds, owns and operates cogeneration, independent power production and resource recovery facilities, as well as facilities for the process and petrochemical industries. The Global Power Group generates revenues from construction and operating activities pursuant to long-term sale of project outputs, i.e., electricity contracts, operating and maintenance agreements and from related investment activities.

The Equity-for-Debt Exchange Offer

        On September 24, 2004, we successfully completed an equity-for-debt exchange offer. In that exchange offer, we exchanged: (1) Foster Wheeler's common shares, Series B convertible preferred shares, or the preferred shares, and warrants to purchase common shares for $134.9 million 9.00% Preferred Securities, Series I issued by FW Preferred Capital Trust I (liquidation amount $25 per trust security), or the trust securities, including accrued dividends; (2) Foster Wheeler's common shares and preferred shares for $206.9 million 6.50% Convertible Subordinated Notes due 2007 issued by Foster Wheeler Ltd., or the convertible notes; (3) Foster Wheeler's common shares and preferred shares for $93.7 million outstanding Series 1999 C Bonds and Series 1999 D Bonds (as defined in the Second Amended and Restated Mortgage, Security Agreement, and Indenture of Trust dated as of October 15, 1999 from Village of Robbins, Cook County, Illinois to SunTrust Bank, Central Florida, National Association, as Trustee), or the Robbins bonds; and (4) Foster Wheeler's common shares and preferred shares and $141.4 million of 10.359% senior secured notes due 2011, Series A of Foster Wheeler LLC for $188.6 million 6.75% Senior Notes due 2005 of Foster Wheeler LLC, or the 2005 notes. During our subsequent offering period we exchanged a further $2,900 of trust securities; $25,355 of Robbins bonds; and $45,000 of 2005 notes. We refer to the $141 million of Foster Wheeler LLC's 10.359% senior secured notes due 2011, Series A that were issued in the equity-for-debt exchange offer as the rollover notes in this prospectus. The equity-for-debt exchange offer reduced our existing debt by approximately $437 million, improved our consolidated net worth by approximately $448 million, is expected to reduce our interest expense by approximately $28 million per year, and, when combined with the sale of the upsize notes described below, the proceeds of which were used to repay amounts outstanding under our existing domestic credit agreement, eliminated substantially all of our material scheduled corporate debt maturities prior to 2011.

        Contemporaneously with the closing of the equity-for-debt exchange offer, we issued, in a separate private transaction, $120 million in aggregate principal amount of Foster Wheeler LLC's 10.359% senior secured notes due 2011, Series B, which we refer to as the upsize notes, and which have substantially identical terms to the rollover notes, other than with respect to transfer restrictions and certain registration rights. All of the upsize notes were exchanged for Foster Wheeler LLC's 10.359% senior secured notes due 2011, Series A in a registered exchange offer that was completed on December 6, 2004. We refer to these notes for which the upsize notes were exchanged as the exchange notes, and refer to the rollover notes and the exchange notes together as the notes.

Registration Rights

        In connection with the equity-for-debt exchange offer, we entered into a registration rights agreement with the selling securityholders, in which we agreed to file this registration statement to cover resales of our securities held by them immediately following the equity-for-debt exchange offer.

Recent Events—Share Capital Alterations

        On November 29, 2004, our shareholders approved several share capital alterations. As a consequence:

  •
  The par value of Foster Wheeler Ltd.'s authorized common shares and preferred shares was reduced from $1.00 to $0.01 per share.

  •
  The number of Foster Wheeler Ltd.'s authorized common shares was increased from 160,000,000 to 1,475,908,957. The increase in the number of authorized common shares enables us to issue all of the common shares issuable upon conversion of the preferred shares, and permits us to issue common shares rather than preferred shares upon the exercise of the warrants issued in the equity-for-debt exchange offer.

  •
  A consolidation, or reverse split, of the authorized common share capital was effected at a ratio of one-for-twenty. As a result of the reverse split, each holder of common shares holds one common share for every 20 common shares held before the reverse split. The conversion ratio for the preferred shares and the terms of our issued options and warrants to purchase common shares, were adjusted accordingly.

        These share capital alterations took effect immediately following their approval on November 29, 2004. Following the effectiveness of the reverse split, we had 73,795,447.85 common shares authorized, of which 6,452,997.75 common shares were issued and outstanding. As a result of the aforementioned alterations, all references to the number of shares, per share amounts, cash dividends, and any other references to shares in this prospectus, unless otherwise noted, have been adjusted to reflect such alterations on a retroactive basis.

Terms of the Preferred Shares

        Each preferred share is optionally convertible into 65 common shares, subject to adjustment for certain dilutive events. The preferred shares do not have voting rights, except in the limited circumstances described in this prospectus. The preferred shares have a $0.01 liquidation preference. The preferred shares have the right to receive dividends and other distributions, including liquidating distributions, on an as converted basis when, as and if declared by the board of directors of Foster Wheeler Ltd. and paid on the common shares.

Terms of the Warrants

        Each warrant, upon the circumstances described in this prospectus, entitles its owner to purchase, in the case of the Class A warrants, approximately 1.6841 common shares and, in the case of the Class B warrants, approximately 0.0723 common shares, for $9.378 per common share issuable thereunder, subject to certain conditions as described in this prospectus. The number of common shares issuable upon the exercise of Class A warrants, is approximately 6,994,059 and, upon the exercise of the Class B warrants, is approximately 2,947,233. Foster Wheeler Ltd. has a sufficient number of authorized common shares available to satisfy the exercise of the warrants, and will, for so long as the warrants are or may become exercisable for common shares, reserve a sufficient number of common shares to cover the exercise of all warrants issued in, and in connection with, the equity-for-debt exchange offer. Foster Wheeler has agreed to file a registration statement covering the issuance of the common shares issuable upon exercise of the warrants prior to the date on which the warrants become exercisable.

        The Class A warrants are exercisable only after September 24, 2005 and, subject to extension as described in this prospectus, on or before September 24, 2009. The Class B warrants are exercisable only after September 24, 2005 and, subject to extension as described in this prospectus, on or before September 24, 2007.

        You should read the information set forth under the caption "Description of the Warrants" for more information.

The Notes

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus contains a more detailed description of the terms and conditions of the notes. The term "notes" refers to the rollover notes and the exchange notes, issued in exchange for the upsize notes, in each case issued under the indenture.

Issuer	Foster Wheeler LLC
Securities
Up to $76,637,500 aggregate principal amount of 10.359% Senior Secured Notes due September 15, 2011, Series A. Approximately $262 million of notes have been issued under the indenture and are outstanding.
Maturity	September 15, 2011
Interest Rate	10.359% per annum
Interest Payment Dates	Semi-annually on March 15 and September 15 of each year, commencing March 15, 2005.
Guarantees
The notes are jointly and severally guaranteed by Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and the subsidiary guarantors listed in this prospectus and such other subsidiaries which may become additional guarantors pursuant to the indenture.
Security and Ranking
The notes are the senior secured obligations of Foster Wheeler LLC. The notes rank pari passu with Foster Wheeler's obligations under the senior secured credit agreement. The notes are secured by a lien on the following assets of each of Foster Wheeler LLC and each of the guarantors;
• substantially all of its tangible and intangible assets, excluding intercompany debt and receivables and capital stock held in subsidiaries, except as described in the two following bullet points;
• pledges of capital stock held in certain of Foster Wheeler LLC's and the guarantors' direct subsidiaries;
•
pledges of certain specified existing intercompany notes, as well as certain future intercompany notes (see "Description of the Notes—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock").
See "Description of the Notes—Security."

Although the notes rank pari passu with Foster Wheeler's obligations under the senior secured credit agreement, the proceeds held or received by the collateral agent in respect of any sale of collateral securing the notes will be applied first to all obligations in respect of any letters of credit under the senior secured credit agreement, which were collectively $81.4 million at September 24, 2004, and all obligations outstanding in respect of letters of credit or revolving loans under any other credit facility permitted under the indenture, and thereafter, on a pro rata basis, to all obligations in respect of the notes and term loans under any future credit facility, permitted under the indenture. Foster Wheeler applied the net proceeds from the upsize notes offering first to reduce amounts outstanding under term and revolving loans under the senior secured credit agreement in full.

Under the terms of the notes Foster Wheeler is permitted to incur up to $250 million, or subject to meeting certain financial ratios $325 million, in senior secured bank obligations, including obligations under the senior secured credit agreement, which amount shall increase to $370 million, or subject to meeting certain financial ratios, $445 million, after September 15, 2008. See "Description of the Notes—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock" for more information regarding this covenant. The indenture and collateral documents governing the notes permit Foster Wheeler to grant a lien on the collateral securing the notes to the lenders under any new credit facility permitted by the indenture as well as to the holders of the notes.
Optional Redemption	We may redeem some or all of the notes at any time at the redemption prices set forth in "Description of the Notes—Optional Redemption."
Mandatory Offer to Repurchase
Upon the occurrence of certain change of control events described under "Description of the Notes", you may require us to repurchase some or all of your notes at 101% of their principal amount plus accrued interest. The occurrence of those events may, however, be an event of default under our senior secured credit agreement or other debt agreements, and those agreements may prohibit the repurchase. Further, we may not have sufficient resources to satisfy our repurchase obligation. You should read carefully the sections called "Risk Factors—Risk Factors Relating to the Notes—We may be unable to repurchase the notes or 2005 notes which remain upon a change of control on in the event of certain asset sales as required by the indenture" and "Description of the Notes."
Certain Covenants	The indenture governing the notes contains covenants limiting our ability and our subsidiaries' ability to:
• incur additional debt or issue subsidiary preferred stock or stock with a mandatory redemption feature before the maturity of the notes;

	•	pay dividends on our capital stock;
	•	redeem or repurchase capital stock or prepay or repurchase subordinated debt;
	•	make some types of investments and sell assets;
	•	create liens or engage in sale and leaseback transactions;
	•	engage in transactions with affiliates, except on an arms-length basis; and
	•	consolidate or merge with, or sell substantially all our assets to, another person.
You should read "Description of the Notes—Certain Covenants" for a description of these covenants.
Risk Factors
Risk Factors	You should read "Risk Factors" for important information regarding the securities and Foster Wheeler.

Material Control Weaknesses

        On December 16, 2003, our external auditors notified the audit committee of our board of directors that they believed that insufficient staffing levels in our corporate accounting department represented a "material weakness" in the preparation of the subsidiary financial statements, but noted that this did not constitute a material weakness for our consolidated financial statements. The insufficient staffing levels in the corporate accounting department were specifically related to the preparation of the subsidiary financial statements required under Rule 3-16 and not related to the preparation of Foster Wheeler Ltd.'s consolidated financial statements. The additional year-end financial statements were erroneously omitted from our 2002 10-K filing as the result of an oversight. We had a process in place both internally and externally whereby this evaluation was made and an error occurred in the evaluation process. The preparation of these additional financial statements began near the end of the third quarter of 2003 in connection with the preparation of the amended 2002 10-K, which was filed on December 19, 2003. In addition, our accounting workload increased due to our operational restructuring and certain potential divestitures pursued in the second half of 2003, which were later discontinued. Early in the fourth quarter of 2003, a key financial officer responsible for the preparation of the nine sets of subsidiary financial statements resigned. The material weakness concerning inadequate staffing arose in the fourth quarter of 2003 as a result of all of these factors taken together. Foster Wheeler Ltd. has taken the actions it believes necessary to address this material weakness.

        On March 3, 2004, our external auditors notified the audit committee of our board of directors that they believed our lack of a formal process for senior financial management to review assumptions and check calculations on a timely basis relating to our asbestos liability and asset balances represented a "material weakness" in the internal controls for the preparation of our consolidated financial statements for 2003. In connection with the preparation of our 2003 consolidated financial statements, we submitted our calculations and assumptions relating to asbestos liability and related assets to the external auditors without them being reviewed by senior management. As a result, the external auditors noted a proposed change in an assumption used to calculate the liability that had not been approved by senior management and also noted a mechanical error in calculating the number of open claims. The material weakness related to our process for calculating asbestos liability arose in the first quarter of 2004 in connection with the preparation of the financial statements for the year ended December 26, 2003. In response, we corrected the mechanical error in our calculation and determined not to make the proposed change in the assumption. Foster Wheeler Ltd. has taken the actions it believes necessary to address this material weakness and both issues were resolved prior to Foster Wheeler Ltd. issuing its consolidated financial statements. Consequently, the external auditors rendered an unqualified audit opinion.

        Although the foregoing material weaknesses were identified, our management concluded that our disclosure controls and procedures were effective as of December 26, 2003, the evaluation date. Prior to reaching this conclusion, management, through its Disclosure Committee, undertook a review of its disclosure controls and procedures. The review identified what management believes to be evidence of a comprehensive disclosure control structure. Management also carefully evaluated the two material weaknesses as well as the error that caused the omission of the additional subsidiary financial statements in the initial filing of the 2002 10-K during the first quarter of 2003. Management concluded that our disclosure controls and procedures were effective on the evaluation dates at the end of each quarterly period during 2003 based on its belief that although an error had occurred which resulted in the additional subsidiary financial statements being omitted from the 2002 10-K, the design of our disclosure controls and procedures taken as a whole were effective. Management viewed the omission as an isolated error, not a systemic problem. With respect to the staffing issue, management noted that the issue was raised prior to the end of the fiscal 2003 and before the audit process for the year had begun, and that the process for preparing the additional sets of financial statements had been changed prior to year end. The revised process included a thorough review by our experienced accounting and tax personnel of the work prepared by temporary staff, prior to submission to our external auditors. Management concluded the necessary actions had been taken to eliminate the staffing material weakness, although more time is needed to train and integrate these new employees that were hired in the second quarter of 2004. With respect to the material weakness identified in our asbestos calculation process, management took note of the informal process followed in prior periods. Management noted that this process was used in prior periods and that our external auditors did not note it as a reportable condition or material weakness during those periods. Management noted that the fact that the process was not followed led to the material weakness. We agreed to formalize the process, in accordance with our external auditor's suggestion. However, management also believed that the process itself would have been sufficient had it been followed. Our management believes that a control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. With this in mind, and looking at the design and operation of our disclosure controls and procedures as a whole, management concluded, notwithstanding the material weaknesses described above and after taking into account the remedial measures taken as of the evaluation date, that they were effective as of December 26, 2003.

        See "Risk Factors—If we are unable to successfully address the material weaknesses in our internal controls, our ability to report our financial results on a timely and accurate basis may be adversely affected."

Subsidiary Bonding Covenants; Disclosure Control Weakness

        One of our foreign subsidiaries is a party to a project-specific, Euro-denominated performance bonding facility, which as of September 24, 2004 had the equivalent of approximately $40 million of performance bonds outstanding, none of which has been drawn. This bonding facility prohibits the subsidiary from making any dividends or other restricted payments unless it maintains a minimum equity ratio, which is calculated by dividing equity by total assets, each as defined in the facility. In addition, the facility requires the subsidiary to maintain a minimum equity ratio, compliance with which is tested quarterly. As a result of operating losses at the subsidiary during the second quarter of 2004, the subsidiary's equity ratio fell below the required minimum, breaching the equity ratio covenant under the facility. On August 6, 2004, we obtained a waiver from each of the institutions party to this facility that provides that the remedy for falling below the minimum equity ratio is the agreement on the subsidiary's part that, for so long as the facility is in place, it will not make any dividends or other restricted payments until the equity ratio has returned to the required minimum. The ability to make these payments was already restricted by an existing covenant in the facility, and is therefore already included in our liquidity analysis. We believe that this restriction on dividends and other restricted payments to us by this subsidiary will not have an adverse impact on our forecasted liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" contained in our quarterly report on Form 10-Q for the quarter ended September 24, 2004 for further discussion of our liquidity.

        In early August, in connection with our review of the performance bonding facility described above, we became aware for the first time that the same subsidiary was also in breach under a minimum equity ratio covenant contained in a separate performance bonding facility with one of the same financial institutions. This facility had the equivalent of approximately $13 million of performance bonds, none of which has been drawn, outstanding as of September 24, 2004, and is used for general purposes. The equity ratio covenant contained in this facility requires the subsidiary to maintain a minimum equity ratio, which is calculated by dividing equity by total assets, each as defined in the facility. As a result of operating losses at the subsidiary during the second quarter of 2004, the subsidiary's equity ratio fell below the required minimum, breaching the equity ratio covenant under the facility. On August 9, 2004, the subsidiary obtained a waiver of this covenant. The waiver for the general performance bond facility was initially effective through October 31, 2004 and has been subsequently extended through January 31, 2005. As a condition to the waiver extension, the Company was required to provide standby letters of credit for eight guarantees currently outstanding under the performance bond facility totaling approximately $7.3 million and to pay a nominal waiver fee. In the event that the Company is unable to obtain a further waiver or amendment, it will pursue a replacement for this bonding facility. In addition, the subsidiary has sufficient cash on hand to collateralize the obligations supported by the performance bonds in the event it is unable to obtain a waiver or an alternative bonding facility. Therefore, the Company believes this matter will not have an adverse impact on its forecasted liquidity. The foreign subsidiary's inability to pay dividends and restricted payments because of its failure to remain in compliance with the minimum equity ratio covenants is reflected in the Company's liquidity forecast. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" contained in our quarterly report on Form 10-Q for the quarter ended September 24, 2004 for further discussion of our liquidity.

        In response to our discovery of the breach under the second facility at such a late date, we undertook a review of our procedures relating to the monitoring of, and reporting of defaults under, our subsidiaries' financial covenants globally. Although the management of the subsidiary in question was aware of the covenant's existence, it did not fully understand its implications. As a consequence, they did not notify our corporate center on a timely basis of the breach of the covenant. Further, our corporate center did not independently detect the breach on a timely basis. Management concluded that the failure to detect the covenant breach on a timely basis was the result of a deficiency in our disclosure controls and procedures, which are intended to be designed to ensure that this type of breach is detected on a timely basis. After reviewing our controls and procedures relating to covenant monitoring and reporting as of the end of fiscal 2003 and each of the two fiscal quarters in 2004, management concluded that the deficiency arose in February of 2004. Prior to February 2004, our treasurer maintained an inventory of, and actively tested and analyzed, the financial covenants and the potential consequences to us and our subsidiaries of a failure to comply with such covenants. As of the end of fiscal 2003, this covenant inventory included the covenants in both of the performance bonding facilities discussed above. However, our treasurer left us at the end of January 2004. Following his departure, although we fully tested and analyzed our domestic financial covenants, the covenant inventory that included the foreign subsidiary's covenants was not fully tested and analyzed against the quarter's financial results by us at the corporate center level. Management believes that had the compensating control of the corporate center's covenant monitoring process been continued in the first two quarters of 2004, the breach would have been detected by us on a timely basis.

        As previously disclosed, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective at the end of the second quarter of 2004 due to the covenant breach discussed above. In addition, in light of the information that came to their attention as a result of the their review of our disclosure controls and procedures undertaken in connection with our second fiscal quarter, our principal executive officer and principal financial officer revised their previous conclusions and concluded that our disclosure controls and procedures as of the end of the first fiscal quarter in 2004 were not effective for the reasons described above. However, our principal executive officer and principal financial officer noted that this deficiency has been remedied during the third quarter of 2004 and did not note any other deficiencies in our disclosure controls and procedures during their evaluation.

        We have given this issue the highest priority and have updated our disclosure controls and procedures relating to covenant compliance. In order to address this issue during the third quarter of 2004 we:

  •
  comprehensively reviewed and updated our covenant inventory;

  •
  upgraded the reporting procedure at the subsidiary level on a global basis; and

  •
  set up procedures to ensure the quarterly global covenant monitoring process by our corporate center is properly implemented.

        Based on an evaluation under the supervision and with the participation of our management, our principal executive officer and principal financial officer have concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were effective as of September 24, 2004 to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms.

Registrar and Transfer Agent

        Mellon Investor Services LLC serves as registrar and transfer agent of Foster Wheeler Ltd. in the United States.

Warrant Agent

        Mellon Investor Services LLC has been appointed as the warrant agent under the warrant agreement governing the warrants.

Ratio of Earnings to Fixed Charges

        The following table shows the ratio of earnings to fixed charges for Foster Wheeler Ltd., including its subsidiaries on a consolidated basis.

						Nine Months Ended
	Fiscal Year
						September 24, 2004	September 26, 2003	Year ended December 26, 2003 on a pro forma basis for the exchange offer, the upsize notes offering and the share capital alterations (2)(3)(4)	Nine Months ended September 24, 2004 on a pro forma basis for the exchange offer, the upsize notes offering and the share capital alterations (3)(4)
	2003	2002	2001	2000	1999
Ratio of earnings to fixed charges (1)(2)	—	—	—	1.47	—	—	—	—	1.85

(1)
Includes in fiscal years 1999, 2000, 2001, 2002 and 2003 and in the nine month periods ended September 24, 2004 and September 26, 2003 dividends on preferred securities of a subsidiary trust of $15,181, $15,750, $15,750, $16,610, $18,130,

  $14,445, and $13,443, respectively. The pro forma results for the year ended December 26, 2003 include a $10,988 reduction in dividends on the trust securities, a $14,709 reduction in interest on the convertible notes, a $1,845 increase in interest on the 2005 notes, and a $6,660 reduction in interest on the Robbins bonds. The pro forma results for the nine months ended September 24, 2004 include a $8,744 reduction in dividends on the trust securities, a $10,826 reduction in interest on the convertible notes, a $1,541 increase in interest on the 2005 notes, and a $4,929 reduction in interest on the Robbins bonds. The pro forma results also include the issuance of $120,000 in aggregate principal amount of upsize notes, the proceeds of which were used to reduce amounts outstanding under our senior secured credit agreement.

(2)
Earnings are inadequate to cover fixed charges by $207,749, $216,122, $363,418, $116,803, $57,862 and $151,456 for fiscal years 1999, 2001, 2002 and 2003 and the nine month periods ended September 26, 2003 and September  24, 2004, respectively, and on a pro forma basis, the coverage deficiency is $94,322 for the year ended December 26, 2003.

(3)
Reflects that:

•
holders of 59.3% of the aggregate liquidation amount of trust securities tendered in the equity-for-debt exchange offer; and

•
holders of 98.5% of the aggregate principal amount of convertible notes tendered in the equity-for-debt exchange offer; and

•
holders of 99.2% of the aggregate principal amount, outstanding as of June 25, 2004, of 2009 Series C Robbins bonds tendered in the equity-for-debt exchange offer; and

•
holders of 99.1% of the accreted principal amount, outstanding as of June 25, 2004, of Series D Robbins bonds tendered in the equity-for-debt exchange offer; and

•
holders of 73.4% of aggregate principal amount, outstanding as of June 25, 2004, of 2024 Series C Robbins bonds tendered in the equity-for-debt exchange offer; and

•
holders of 94.3% of the aggregate principal amount of 2005 notes tendered in the equity-for-debt exchange offer.

        The numerator of the above ratio consists of the following:

  •
  net earnings (loss) prior to cumulative effect of change in accounting principle, plus

  •
  the provision (benefit) for income taxes, plus

  •
  fixed charges, minus

  •
  capitalized interest, plus

  •
  capitalized interest amortized, minus

  •
  equity earnings of non-consolidated subsidiaries accounted for by the equity method, net of dividends.

        Fixed charges include the sum of the following:

  •
  interest expensed and capitalized,

  •
  amortized premiums, discounts and capitalized expenses related to indebtedness,

  •
  imputed interest on non-capitalized lease payments, and

  •
  preference security dividend requirements of consolidated subsidiaries.

(4)
Reflects the award of 1,901,810 common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors, subject to certain restrictions, under a restricted stock plan which we adopted in conjunction with the closing of the equity-for-debt exchange offer. Grants under the restricted stock plan will be expensed over an approximate 27-month vesting period. Also, reflects the issuance of options to purchase 26,845 common shares to members of the board of directors under a stock option plan adopted in conjunction with the closing of the exchange offer. The options vest over a 13-month period.

RISK FACTORS

        Before deciding whether to invest in our securities you should carefully read the following risk factors and the other information included and incorporated in this prospectus.

Risk Factors Relating to Shares and Warrants

SEC rules relating to low priced or penny stock may make it more difficult for you to buy or sell our common shares and for us to enter into future equity financings or to effect an acquisition or merger with other businesses.

        Our common shares were traded on the NYSE until they were delisted on November 14, 2003. Now our common shares trade on the NASD's Over the Counter Bulletin Board under the symbol "FWHLF.OB" and trading in our shares may be adversely affected by an SEC rule that imposes additional sales practice requirements on broker dealers who sell such securities to persons other than established customers and accredited investors. Accredited investors are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. For transactions covered by these rules, a broker dealer must make a special suitability determination for each purchaser and receive the purchaser's written agreement to the transaction prior to the sale. These requirements may reduce the potential market for our common shares by reducing the number of potential investors. Additionally, these rules may affect the ability of broker dealers to sell our common shares and also may affect the ability of holders of our common shares to resell their common shares. In addition, the fact that our common shares remain delisted may make our shares less attractive to third parties, which could adversely affect our ability to enter into future equity financing transactions or to effect an acquisition or merger with other businesses.

On November 14, 2003, our common shares and trust securities were delisted from the NYSE. We intend to seek an alternate listing of the common shares, however we may not be able to successfully list our common shares. Our common shares are currently quoted on the Over-the-Counter Bulletin Board under the symbol "FWHLF.OB". Common shares quoted on the Over-the-Counter Bulletin Board may be less liquid and trade at a lower price than common shares listed on the NYSE.

        As a result of our delisting from the NYSE, the trading price of our common shares may decline substantially and shareholders may experience a significant decrease in the liquidity of the common shares. Securities that trade on the Over-the-Counter Bulletin Board, including our common shares, may also be subject to higher transaction costs for trades and have reduced liquidity compared to securities that trade on the NYSE and other organized markets and exchanges. We may not be able to successfully list our common shares.

We cannot predict the price at which our common shares will trade following the restructuring.

        As of December 3, 2004, we had preferred shares issued and outstanding that are convertible into approximately 22,895,210 common shares. We also had warrants to purchase up to 9,941,292 common shares outstanding as of December 3, 2004. In addition, we had outstanding options that are exercisable for up to approximately 3,271,223 common shares as of December 3, 2004. The issuance of common shares upon the conversion of preferred shares and exercise of the warrants and options could materially depress the price of our common shares if holders of a large number of common shares attempt to sell all or a substantial portion of their holdings. There are no agreements or other restrictions that prevent the sale of a large number of our preferred shares, common shares or warrants. The issuance of the warrants offered pursuant to the equity-for-debt exchange offer was registered with the SEC, and we intend to register the common shares for which the warrants will be exercisable before they become exercisable. As a consequence, we expect that all of our issued and outstanding common shares, including upon conversion of the preferred shares and exercise of the warrants, will, in general, be freely tradeable under U.S. securities laws.

Foster Wheeler Ltd. is a Bermuda company and it may be difficult for you to enforce judgments against it or its directors and executive officers.

        Foster Wheeler Ltd. is a Bermuda exempted company. As a result, the rights of shareholders are governed by Bermuda law and the memorandum of association and bye-laws of Foster Wheeler Ltd. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. A substantial portion of the assets of Foster Wheeler Ltd. are located outside the United States. It may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against Foster Wheeler Ltd. or its directors based on the civil liability provisions of the U.S. securities laws. Uncertainty exists as to whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States against us or our directors or officers, under the securities laws of those jurisdictions or entertain actions in Bermuda under the securities laws of other jurisdictions.

Foster Wheeler Ltd.'s bye-laws restrict shareholders from bringing legal action against its officers and directors.

        Foster Wheeler Ltd.'s bye-laws contain a broad waiver by its shareholders of any claim or right of action, both individually and on Foster Wheeler Ltd.'s behalf, against any of its officers or directors. The waiver applies to any action taken by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving any fraud or dishonesty on the part of the officer or director. This waiver limits the right of shareholders to assert claims against Foster Wheeler Ltd.'s officers and directors unless the act or failure to act involves fraud or dishonesty.

Neither our preferred shares nor the warrants are listed or quoted on any national securities exchange or other market. We intend to seek a listing for the warrants. However we may not be able to successfully list the warrants, which may cause the warrants to have reduced liquidity compared with securities listed on an organized market or exchange. We do not intend to seek to list our preferred shares.

        Neither our preferred shares nor the warrants are listed or quoted on any national securities exchange or other market. We have agreed to use our commercially reasonable best efforts to facilitate the quotation of the warrants on the Over-the-Counter Bulletin Board or, at such time as Foster Wheeler Ltd. meets the applicable criteria, to list the warrants on the NYSE or NASDAQ. We do not intend to seek to list our preferred shares, and as of December 3, 2004, there were 352,234 preferred shares issued and outstanding. The preferred shares, and if they are not listed, the warrants, may have reduced liquidity compared with securities listed on an organized market or exchange and may be subject to higher transaction costs for trades as a result. In addition, because the number of our preferred shares and warrants outstanding are less than the number of our common shares outstanding after the equity-for-debt exchange offer, the preferred shares and warrants may have reduced liquidity compared with our common shares.

An active trading market for the warrants may not develop, which could reduce their value.

        The warrants are a new issue of securities for which there is currently no public market. We cannot predict whether an active trading market for the warrants will develop, and any market that develops may not last.

In some circumstances the holders of common shares and the preferred shares are each entitled to a separate class vote in which the other class of shareholders will not vote. This could have the effect of providing each class of shareholders with a veto power over certain decisions of Foster Wheeler Ltd.

        Under Bermuda law and Foster Wheeler Ltd.'s bye-laws, any variation of the rights attached to either class of shares, whether by amendment, alteration or repeal of the terms of the memorandum of association or bye-laws of Foster Wheeler Ltd., resulting from any merger, amalgamation or similar business combination, or otherwise, would require the approval of at least three fourths of the issued and outstanding shares of such class, voting as a separate class. This approval can be evidenced either by a unanimous consent in writing or by a resolution passed at a meeting of the holders of such class of shares at which a quorum consisting of at least two persons holding or representing one-third of the issued and outstanding shares of such class is present. This could result in the holders of each class of shares having the ability in some circumstances, such as a merger, amalgamation or consolidation, to prevent action to be undertaken by or affecting Foster Wheeler Ltd. which the holders of the other class of shares might otherwise approve. For more information, you should read the section entitled "Description of Share Capital."

A future issuance of additional preferred shares of Foster Wheeler Ltd. may adversely affect the rights of Foster Wheeler Ltd.'s equity holders.

        The bye-laws of Foster Wheeler Ltd. authorize the issuance of up to 1,500,000 shares of "blank check" preferred shares, with such designations, rights, preferences, limitations and voting rights as may be determined upon issuance by Foster Wheeler Ltd.'s board of directors without further shareholder approval, provided that such provisions must, at a minimum, (1) entitle the holders of such shares, voting as a class, to elect at least two directors upon certain defaults with respect to payment of dividends, and (2) require the affirmative approval of holders of at least two thirds of the issued preferred shares for any amendments to the memorandum of association or bye-laws of Foster Wheeler Ltd. altering materially any provision of such shares. 400,000 preferred shares are designated in Foster Wheeler Ltd.'s bye-laws as Series A Junior Participating Preferred Shares, and, 1,014,785 were designated by authority of Foster Wheeler Ltd.'s board of directors as Series B Convertible Preferred Shares. As of December 3, 2004, there were 352,234 preferred shares issued and outstanding. Consequently, at December 3, 2004 Foster Wheeler Ltd. had an aggregate of 900,056.2848 authorized but unissued Series A and Series B and undesignated preferred shares that may be issued in the future and 85,215 shares which can, at the discretion of the board of directors of Foster Wheeler Ltd., be designated as other series of preferred shares with dividend and liquidation preferences that may be senior, and may not be available to, the holders of Foster Wheeler Ltd. common shares. In the event Foster Wheeler Ltd. issues additional preferred shares, the holders of such shares may be entitled to receive dividends and distributions prior to their receipt by the holders of Foster Wheeler Ltd. common shares. Thus, holders of common shares could realize less than the amount of dividends and/or distributions to which they would otherwise be entitled had the new preferred shares not been issued.

The warrants may have no value in a bankruptcy.

        In the event of a bankruptcy or reorganization or other insolvency proceeding by or against us, the unexercised warrants may be deemed to be executory contracts subject to rejection by us with approval of the bankruptcy court. As a result, even if sufficient funds are available, holders of the warrants may not be entitled to receive any consideration or may receive less than they would be entitled to if they had exercised their warrants prior to the commencement of such bankruptcy or reorganization.

We may be deprived of favorable opportunities to secure additional equity capital due to the warrant holders' ability to exercise their warrants.

        For the life of the warrants, the warrant holders are given the opportunity to profit from the rise in the market value of our common shares, if any, at the expense of the common shareholders and we might be deprived of favorable opportunities to secure additional equity capital, if it should then be needed, for the purpose of our business. A warrant holder may be expected to exercise the warrants at a time when we, in all likelihood, would be able to obtain equity capital, if we needed capital then, by a public sale of a new offering on terms more favorable then those provided in the warrants.

The warrants may expire without value.

        During the limited time in which the warrants can be exercised, the price of the common shares could be below $9.378, the exercise price of the warrants. The warrants issued in the equity-for-debt exchange offer will be exercisable beginning on the first anniversary after the completion of the equity-for-debt exchange offer, and will expire, in the case of the Class A warrants, on the fifth anniversary of the date of their issuance and, in the case of the Class B warrants, on the third anniversary of the date of their issuance, subject to extension in some circumstances as described in this prospectus. Any warrants not exercised before their expiration date will be void. If the price of the common shares remains below the exercise price for the warrants during the period in which the warrants are exercisable, the warrants will expire without value.

You may not be able to exercise your warrants if we do not maintain an effective registration statement.

        We have agreed to use our best efforts to file and maintain, at all times during which the warrants are exercisable, a "shelf" registration statement relating to the issuance of the common shares underlying the warrants, for the benefit of the warrant holders. See "Description of the Warrants."

Risk Factors Relating to the Notes

Our high levels of debt and significant interest payment obligations could limit the funds we have available to fulfill our obligations with respect to the notes.

        We have debt in the form of secured bank loans, other debt securities that have been sold to investors and the Robbins bonds. As of September 24, 2004, Foster Wheeler Ltd.'s total consolidated debt amounted to approximately $577 million, $127.9 million of which was comprised of limited recourse project debt of special purpose subsidiaries. This debt included $271.9 million of 2011 notes, $11.4 million of 2005 notes, $3.1 million of convertible notes, $71.3 million of trust securities and $20.8 million of Robbins bonds outstanding. We may not have sufficient funds available to pay all of this long-term debt upon maturity.

        The terms of the indenture relating to the notes allow us to incur additional indebtedness, subject to certain limitations. For example, under the terms of the indenture for the notes Foster Wheeler is permitted to incur up to $250 million, or subject to meeting certain financial ratios $325 million, in senior secured bank obligations including obligations under the senior secured credit agreement, which amount shall increase to $370 million, or subject to meeting certain financial ratios $445 million, after September 15, 2008. See "Description of the Notes—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock." Any such additional debt could increase the risks associated with our substantial leverage.

        For a discussion of the impact of our indebtedness on our business, see "Risk Factors Relating to our Business—Our high levels of debt and significant interest payment obligations could limit the funds we have available for working capital, capital expenditures, dividend payments, acquisitions and other business purposes which could adversely impact our business."

We may be unable to repurchase the notes or 2005 notes which remain upon a change of control or in the event of certain asset sales as required by the indenture.

        Upon the occurrence of certain specific change of control events, we must offer to repurchase all outstanding notes. In addition, under certain circumstances we may be required by the terms of the indenture to make an offer to repurchase notes with the proceeds from asset sales. In such circumstances, we may not have sufficient funds available to repay all of our senior indebtedness and any other indebtedness that would become payable upon a change of control and to repurchase all of the notes at the required prices. Our failure to purchase the notes would be a default under the indenture governing the notes.

        The existing senior secured credit agreement provides that the occurrence of certain change of control events with respect to Foster Wheeler LLC would constitute a default thereunder. In the event a change of control occurs, Foster Wheeler LLC could seek the consent of the senior secured credit agreement lenders to the purchase of notes or could attempt to refinance the senior secured credit agreement. If Foster Wheeler LLC were not able to obtain that consent or to refinance, it would continue to be prohibited from purchasing notes. In that case, Foster Wheeler LLC's failure to purchase tendered notes would constitute an event of default under the indenture, which would in turn constitute a default under the senior secured credit agreement.

The indenture relating to the notes and our various debt agreements impose on us significant operating and financial restrictions, which may prevent us from fulfilling our obligations with respect to the notes.

        The indenture relating to the notes and our various debt agreements impose significant operating and financial restrictions on us. These restrictions limit our ability to incur indebtedness, pay dividends or make other distributions, make investments and sell assets. Failure to comply with these covenants may allow lenders under the senior secured credit agreement and noteholders under the indentures governing the notes to elect to accelerate the repayment dates with respect to such debt. It is unlikely that we would be able to repay amounts borrowed or cash collateralize standby letters of credit issued under our senior secured credit agreement if the banks and noteholders were to elect their right to accelerate the payment dates. Our failure to repay such amounts under our senior secured credit agreement or the indenture governing the notes would have a material adverse effect on our financial condition and operations and result in defaults under the terms of the notes and our other indebtedness, including the senior secured credit agreement. In addition to not being able to fulfill our obligations under the notes, we would not be able to repay such other indebtedness, if accelerated, and as a consequence may be unable to continue operating as a going concern.

        For a discussion of the impact of our various debt agreements on our business, see "Risk Factors Relating to our Business—Our various debt agreements impose significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some corporate actions which could materially adversely affect our business."

Our U.S. operations are cash-flow negative and our ability to repatriate funds from our non-U.S. subsidiaries is restricted by a number of factors. Accordingly, we are limited in our ability to use these funds to fulfill our obligations with respect to the notes.

        Our U.S. operations are cash-flow negative and are expected to continue to generate negative cash flow due to a number of factors. These factors include costs related to the litigation and settlement of asbestos related claims, interest on our indebtedness, obligations to fund U.S. pension obligations and other expenses related to corporate overhead. As of September 24, 2004, Foster Wheeler Ltd. and Foster Wheeler LLC had aggregate indebtedness of approximately $577 million, all of which must be funded from distributions from subsidiaries of Foster Wheeler LLC. As of September 24, 2004, we had cash, cash equivalents, short-term investments and restricted cash of approximately $371.9 million, of which approximately $311.9 million was held by our non-U.S. subsidiaries. We will require cash distributions from our non-U.S. subsidiaries to meet an anticipated $79 million of our U.S. operations' minimum working capital needs in 2004. There are significant legal and contractual restrictions on our ability to repatriate funds from our non-U.S. subsidiaries. These subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities and for other general corporate purposes. In addition, certain of our non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory minimum capitalization provisions in their jurisdiction of organization that restrict the amount of funds that the subsidiary may distribute. Distributions in excess of these specified amounts would cause us to violate the terms of the agreements or applicable law, which could result in civil or criminal penalties. The repatriation of funds may also subject those funds to taxation. As a result of these factors, we may not be able to utilize funds held by our non-U.S. subsidiaries or future earnings of those subsidiaries to fulfill our obligations with respect to the notes.

        For a discussion of the impact of cash flows on our business, see "Risk Factors Relating to Our Business—Our U.S. operations, which include Foster Wheeler's corporate center, are cash-flow negative and our ability to repatriate funds from our non-U.S. subsidiaries is restricted by a number of factors. Accordingly, we are limited in our ability to use these funds for working capital purposes, to repay debt or to satisfy other obligations, which could limit our ability to continue as a going concern."

Fraudulent conveyance laws may permit courts to void guarantees of Foster Wheeler Ltd., Foster Wheeler Holdings Ltd., or the subsidiary guarantors of the notes, which would interfere with the payment on the guarantees.

        U.S. federal bankruptcy law and comparable state statutes and Bermuda law may allow courts, upon the bankruptcy or financial difficulty of Foster Wheeler Ltd., Foster Wheeler Holdings Ltd., or a subsidiary guarantor to void the guarantees of that guarantor. If a court voids a guarantee or holds it unenforceable, you will cease to be a creditor of, and you may be required to return payments received from, the issuer or the relevant guarantor. In the alternative, the court could subordinate the notes or the relevant guarantee (including all payments thereunder) to all other debt of the issuer or the relevant guarantor. The court could take these actions if, among other things, the issuer or the relevant guarantor, at the time they incurred the debt evidenced by the notes or its guarantee:

  •
  incurred the debt with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than reasonably equivalent value or fair consideration for incurring the debt; and, at the time it issued the guarantee: was insolvent or was rendered insolvent by reason of the incurrence; or was engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on such business; or intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts matured; or was a defendant in an action for money damages, or had a judgment for money damages entered against it, if, in either case, after final judgment the judgment was unsatisfied.

        The tests for fraudulent conveyance, including the criteria for insolvency, will vary depending upon the law of the jurisdiction that is being applied. Generally, however, a debtor would be considered insolvent if, at the time the debtor incurred the debt, either:

  •
  the sum of the debtor's debts and liabilities, including contingent liabilities, was greater than the debtor's assets at fair valuation;

  •
  the present fair saleable value of the debtor's assets was less than the amount required to pay the probable liability on the debtor's total existing debts and liabilities, including contingent liabilities, as they became absolute and matured; or

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  the debtor could not pay its debts as they become due.

If there is a default in respect of our obligations under the notes, the value of the collateral securing the notes may not be sufficient to repay both the lenders under our senior secured credit agreement and/or any new senior secured credit facility permitted by the indenture and the holders of the notes.

        The rights of the holders of the notes with respect to the collateral securing the notes will be limited pursuant to the terms of the security agreement. The senior secured credit agreement and/or any new senior secured credit facility permitted by the indenture will be secured by the same collateral that secures the notes. Although the lenders under our senior secured credit agreement (and/or any new senior secured credit facility permitted by the indenture) and the holders of the notes will share in the proceeds of this collateral, the lenders providing letters of credit under our senior secured credit agreement (and all obligations in respect of letters of credit and revolving loans, under any new senior secured credit facility) will be entitled to receive proceeds from any realization of such collateral to repay the letter of credit obligations (and any outstanding obligation in respect of letters of credit and revolving loans, under any new senior secured credit facility) in full before the holders of the notes. After payment in full of the obligations under the letters of credit (and, in respect of letters of credit and revolving loans, under any new senior secured credit facility), any remaining proceeds from the collateral will be used to repay, on a ratable basis, obligations under the notes and obligations in respect of term loans under any new senior secured credit facility.

        The value of the collateral securing the senior secured credit agreement (and any new senior secured credit facility) and the notes may not be sufficient to repay in full all indebtedness outstanding under the senior secured credit agreement, any new senior secured credit facility and the notes. After the payment in full of amounts due under the letters of credit issued pursuant to the senior secured credit agreement (and, in respect of letters of credit and revolving loans, under any new senior secured credit facility), and after pro rata allocations of proceeds between the notes and obligations in respect of term loans under any new senior secured credit facility, any claim for the shortfall between the amount realized by the holders of the notes from the sales of such collateral securing the notes and our obligations under the notes will be an unsecured claim against our remaining assets.

        The value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. The proceeds from any sale of the collateral may be insufficient to satisfy in full the amounts outstanding under the notes after payment in full of all obligations under the letters of credit issued pursuant to our senior secured credit agreement (and in respect of letters of credit and revolving loans, under any new senior secured credit facility) and after pro rata allocations of proceeds among the notes and obligations of letters of credit and revolving loans. If such proceeds are not sufficient to repay amounts outstanding under the notes, then holders of the notes, to the extent not repaid from the proceeds of the sale of the collateral, would have only an unsecured claim against our remaining assets. Proceeds from the offering of upsize notes were used to reduce amounts outstanding under the term and revolving portion of the senior secured credit agreement. As a result of the equity-for-debt exchange offer, as of September 24, 2004, we had no funded debt outstanding under the senior secured credit agreement and $81.4 million in outstanding letters of credit.

        The lenders party to our senior secured credit agreement, the collateral agent as defined therein, holders of the notes and the trustee on behalf of the noteholders, have agreed to the terms of an intercreditor agreement. The intercreditor agreement provides, among other things, that

  •
  the lenders under our senior secured credit agreement have a first priority lien on all of the assets of Foster Wheeler LLC and the assets of certain subsidiaries that are co-borrowers or guarantors under the senior secured credit agreement;

  •
  no guarantee of the notes will be structurally senior to the guarantee of the obligations under and as defined in the senior secured credit agreement; and

  •
  the notes shall have second priority perfected security interests in certain of the tangible and intangible property and assets of the guarantors, including, without limitation, the outstanding capital stock of certain subsidiaries, cash, accounts receivables, deposit accounts, instruments, inventory, fixtures, machinery, equipment, intellectual property, real estate and proceeds.

The intercreditor agreement further provides the lenders under the senior secured credit agreement with an absolute block on the ability of the noteholders to exercise lien-related remedies until 90 days after the occurrence of an event of default under the indenture, and subsequent to an insolvency proceeding, the noteholders shall not take any action contesting the extent, validity or priority of the lenders claims, obligations or liens, that any adequate protection payments shall be held in escrow for the benefit of the lenders, and any replacement liens shall be junior to all liens or claims of the lenders. Proceeds of collateral will be used as follows:

  •
  to pay fees and expenses of collateral agent and administrative agent under the senior secured credit agreement;

  •
  to reimburse obligations and fees due under the letters of credit outstanding under the senior secured credit agreement;

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  to provide cash collateralization of undrawn letters of credit under the senior secured credit agreement;

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  to pay other lender obligations;

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  to pay principal, interest or fees due under any new revolving credit debt permitted under the indenture; and

  •
  to pay principal, interest or fees to the noteholders.

Claims of creditors of our subsidiaries that do not guarantee the notes will have priority with respect to the assets and earnings of such subsidiaries over holders of the notes.

        Not all of our subsidiaries are currently guarantors of the notes, although it is possible that we may in the future become obligated under the indenture to cause one or more of these subsidiaries to guarantee the notes. Claims of creditors of those of our subsidiaries that do not guarantee the notes, including trade creditors, generally will have priority with respect to the assets and earnings of such subsidiaries over our claims or those of our creditors, including holders of the notes. As of September 24, 2004, those of our subsidiaries that do not guarantee the notes had a combined $1,421 million of indebtedness (excluding $66 million of intercompany indebtedness) and other liabilities, including trade payables, outstanding.

Bankruptcy laws may limit your ability to realize value from the collateral securing the notes.

        The right of the collateral agent to repossess and dispose of the collateral upon the occurrence of an event of default under the indenture governing the notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the collateral agent repossessed and disposed of the collateral. Upon the commencement of a case for relief under Title 11 of the United States Code, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of collateral repossessed from such debtor, without bankruptcy court approval. Moreover, the bankruptcy code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines that the value of the secured creditor's interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

        In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict:

  •
  how long payments under the notes could be delayed following commencement of a bankruptcy case;

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  whether or when the collateral agent could repossess or dispose of the collateral;

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  the value of the collateral at the time of the bankruptcy petition; or

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  whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

        Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court. Furthermore, in the event a bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would hold secured claims to the extent of the value of the collateral to which the holders of the notes are entitled, and unsecured claims with respect to such shortfall. The bankruptcy code only permits the payment and accrual of post-petition interest, costs and attorney's fees to a secured creditor during a debtor's bankruptcy case to the extent the value of its collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral.

Foster Wheeler Ltd. and certain other guarantors of the notes are holding companies with no significant independent operations and no significant assets except capital stock of their respective subsidiaries. As a result, these guarantors of the notes would be unable to meet their obligations if Foster Wheeler LLC fails to make payment of interest or principal on the notes.

        Foster Wheeler Ltd. and certain other guarantors of the notes are holding companies with no independent operations and no significant assets other than the capital stock of their respective subsidiaries. They are therefore dependent upon the receipt of dividends or other distributions from their subsidiaries to fund any obligations that they incur, including obligations under their guarantee of the notes. Accordingly, if Foster Wheeler LLC should at any time be unable to pay interest on or principal of the notes, it is highly unlikely that Foster Wheeler Ltd. or other holding company guarantors will be able to meet their obligations under their guarantees.

An active trading market for the notes may not develop, which could make it difficult to resell your notes at their fair market value or at all.

        The notes are an issue of securities for which there is currently no public market. We do not intend to list the notes on any national securities exchange or automated quotation system. Accordingly, no market for the notes may develop, and any market that develops may not last. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, you may not be able to resell your notes at their fair market value or at all.

Risk Factors Relating to Our Business

Foster Wheeler Ltd.'s financial statements are prepared on a going concern basis, but we may not be able to continue as a going concern.

        The consolidated financial statements of Foster Wheeler Ltd., incorporated by reference into this prospectus for the fiscal year ended December 26, 2003 and the quarter ended September 24, 2004, are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We may not, however, be able to continue as a going concern. Realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, our ability to operate profitably, to generate cash flows from operations, asset sales and collections of receivables to fund our obligations, including those resulting from asbestos related liabilities, as well as our ability to maintain credit facilities and bonding capacity adequate to conduct our business. We incurred significant losses in each of the years in the three-year period ended December 26, 2003 and the nine month period ended September 24, 2004, and have a shareholders' deficit of approximately $441 million at September 24, 2004. We have substantial debt obligations and during 2002 were unable to comply with certain debt covenants under our previous revolving credit agreement. Accordingly, we received waivers of covenant violations and ultimately negotiated new credit facilities in August 2002. In November 2002, we amended the new agreement to provide for the exclusion of up to $180 million of gross pre-tax charges recorded in the third quarter of 2002 and up to an additional $63 million in pre-tax charges related to specific contingencies through December 31, 2003, if incurred, for covenant calculation purposes. In March 2003, we again amended the agreement to provide further covenant relief by modifying certain definitions of financial measures utilized in the calculation of the financial covenants and the minimum EBITDA and senior debt ratio. We may not be able to comply with the terms of our senior secured credit agreement, as amended, and other debt agreements during 2004 or thereafter. These matters raise substantial doubt about our ability to continue as a going concern.

We might not be able to restructure our indebtedness in a manner that would allow us to remain a going concern.

        Our planned restructuring contemplates the equity-for-debt exchange offer, which has occurred, as well as replacing our current senior secured credit agreement. We completed the equity-for-debt exchange offer, and are in the process of negotiating a new credit facility. However, we may not be able to obtain a new credit facility on acceptable terms or at all.

        Even following the implementation of our restructuring plan, we may be left with too much debt and too few assets to survive. If we are successful in our restructuring plan, we will have to continue to improve our business operations, including our contracting and execution process, to achieve our forecast and continue as a going concern, and may not be able to continue as a going concern.

Our U.S. operations, which include Foster Wheeler's corporate center, are cash-flow negative and our ability to repatriate funds from our non-U.S. subsidiaries is restricted by a number of factors. Accordingly, we are limited in our ability to use these funds for working capital purposes, to repay debt or to satisfy other obligations, which could limit our ability to continue as a going concern.

        Our U.S. operations, which include Foster Wheeler's corporate center, are cash-flow negative and are expected to continue to incur negative cash flow due to a number of factors. These factors include costs related to the litigation and settlement of asbestos related claims, interest on our indebtedness, obligations to fund U.S. pension plans and other expenses related to corporate overhead. As of September 24, 2004, Foster Wheeler Ltd. and Foster Wheeler LLC had aggregate indebtedness of approximately $577 million, all of which must be funded from distributions from subsidiaries of Foster Wheeler LLC. In addition, as of September 24, 2004, Foster Wheeler Ltd. had $517 million of undrawn letters of credit, bank guarantees and surety bonds issued and outstanding, $57 million of which were cash collateralized. As of September 24, 2004, we had cash, cash equivalents, short-term investments and restricted cash of approximately $371.9 million, of which approximately $311.9 million was held by our non-U.S. subsidiaries. We will require cash distributions from our non-U.S. subsidiaries to meet an anticipated $79 million of our U.S. operations' minimum working capital needs in 2004. There are significant legal and contractual restrictions on our ability to repatriate funds from our non-U.S. subsidiaries. These subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities and for other general corporate purposes. In addition, certain of our non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory requirements in their jurisdictions of organization that restrict the amount of funds that the subsidiary may distribute. Distributions in excess of these specified amounts would cause us to violate the terms of the agreements or applicable law which could result in civil or criminal penalties. The repatriation of funds may also subject those funds to taxation. As a result of these factors, we may not be able to utilize funds held by our non-U.S. subsidiaries or future earnings of those subsidiaries to fund our working capital requirements, to repay debt or to satisfy other obligations of our U.S. operations, which could limit our ability to continue as a going concern. We may not be able to continue as a going concern even if we successfully complete the restructuring plan.

If we are unable to successfully address the material weaknesses in our internal controls, our ability to report our financial results on a timely and accurate basis may be adversely affected.

        Our financial reporting requirements increased significantly as a result of the SEC requirements relating to the security interest granted to the holders of the 2005 notes in August 2002, and from the financial reporting requirements relating to the equity-for-debt exchange offer and restructuring process. Nine additional sets of audited financial statements for subsidiary companies, including three year comparable results, were required for fiscal 2002 and the first nine months of fiscal 2003. The additional year end financial statements were erroneously omitted from our 2002 annual report on Form 10-K filing as the result of an oversight. We had a process in place both internally and externally whereby this evaluation was made and an error occurred in the evaluation process. The preparation of these additional financial statements began near the end of the third quarter of fiscal 2003 in connection with the preparation of the amended 2002 annual report on Form 10-K, which was filed on December 19, 2003. In addition, our accounting workload increased due to our operational restructuring and certain potential divestitures pursued in the second half of fiscal 2003, which were later discontinued. Early in the fourth quarter of fiscal 2003, a key financial officer responsible for the preparation of the nine sets of subsidiary financial statements resigned. As a result of all of these factors taken together, during the fourth quarter of fiscal 2003, our remaining permanent corporate accounting staff was not structured to address this increased workload under the deadlines required so we hired temporary professional personnel to assist with the process. Because the temporary personnel were unfamiliar with our operations, this resulted in inefficiencies in the financial reporting process. The external auditors notified the audit committee of our board of directors on December 16, 2003 that they believed the insufficient staffing levels in the corporate accounting department represented a "material weakness" in the preparation of the subsidiary financial statements, but noted that this did not constitute a material weakness for our consolidated financial statements. A material weakness is defined as "a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions." We have assigned the highest priority to the assessment of this material weakness and are working together with the audit committee to resolve the issue. The insufficient staffing levels in the corporate accounting department were specifically related to the preparation of the subsidiary financial statements required under Rule 3-16 under Regulation S-X and not related to the preparation of Foster Wheeler Ltd.'s consolidated financial statements. In the second quarter of fiscal 2004, we augmented our initial hires with three permanent senior financial personnel. Directors of Corporate Accounting and SEC Reporting, and a Manager of Financial Planning & Analysis were hired. The two directors each have significant public accounting experience and previously worked at public companies. Both hold active CPA (certified public accountant) licenses. The manager is assisting in the financial planning and analysis area. Additionally, we are seeking to hire two additional permanent accounting staff level personnel to replace two of the consultants hired in fiscal 2003. The consultancy personnel hired for the initial preparation of the subsidiary financial statements remain with us. The initiatives associated with implementation of the Sarbanes-Oxley legislation require us to increase the quantity and quality of our financial professionals throughout the world. This is a management objective for fiscal 2004. If these actions are not successful in addressing this material weakness, our ability to report our financial results on a timely and accurate basis may be adversely affected.

        On March 3, 2004, our external auditors notified the audit committee of our board of directors that they believed our lack of a formal process for senior financial management to review assumptions and check calculations on a timely basis relating to our asbestos liability and asset balances represented a "material weakness" in the internal controls for the preparation of our consolidated financial statements for fiscal 2003. In connection with the preparation of our fiscal 2003 consolidated financial statements, we submitted our calculations and assumptions relating to asbestos liability and related assets to the external auditors without them being reviewed by senior management. As a result, the external auditors noted a proposed change in an assumption used to calculate the liability that had not been approved by senior management and also noted a mechanical error in calculating the number of open claims. In response, we corrected the mechanical error in our calculation and determined not to make the proposed change in the assumption. Estimating our obligations arising from asbestos litigation, and the amounts of related insurance recoveries is a complex process involving many different assumptions about future events extending well into the future. These assumptions are developed by management together with its internal and external asbestos litigation team based on historical data regarding asbestos claims made against us, recoveries sought and settlement and trial resolution data. As these factors vary over any given period, the assumptions about future periods used to calculate our asbestos liabilities are adjusted correspondingly. In their March 3, 2004 letter, the external auditors recommended that the assumptions and calculations prepared by members of our asbestos litigation team be reviewed carefully by our chief accounting officer and that all significant assumptions and estimates, including changes thereof, be approved by our chief financial and chief executive officers prior to the asbestos calculations being submitted to the external auditor for review. We agreed with these suggestions and have adopted them both in connection with the fiscal 2003 audit and going forward. If these actions are not successful in addressing these material weaknesses, our ability to report our financial results on a timely and accurate basis may be adversely affected.

        Although the foregoing material weaknesses were identified, our management concluded that our disclosure controls and procedures were effective as of December 26, 2003, the evaluation date. Prior to reaching this conclusion, management, through its Disclosure Committee, undertook a review of its disclosure controls and procedures. The review identified what management believes to be evidence of a comprehensive disclosure control structure. Management also carefully evaluated the two material weaknesses as well as the error that caused the omission of the additional subsidiary financial statements in the initial filing of the 2002 annual report on Form 10-K during the first quarter of fiscal 2003. Management concluded that our disclosure controls and procedures were effective on the evaluation dates at the end of each quarterly period during fiscal 2003 based on its belief that although an error had occurred which resulted in the additional subsidiary financial statements being omitted from the 2002 annual report on Form 10-K, the design of our disclosure controls and procedures taken as a whole were effective. Management viewed the omission as an isolated error not a systemic problem. With respect to the staffing issue, management noted that the issue was raised prior to the end of the fiscal 2003 and before the audit process for the year had begun, and that the process for preparing the additional sets of financial statements had been changed prior to year end. The revised process included a thorough review by our experienced accounting and tax personnel of the work prepared by temporary staff, prior to submission to our external auditors. Management concluded the necessary actions had been taken to eliminate the staffing material weakness, although more time is needed to train and integrate these new employees. With respect to the material weakness identified in our asbestos calculation process, management took note of the informal process followed in prior periods. Management noted that this process was used in prior periods and that our external auditors did not note it as a reportable condition or material weakness during those periods. Management noted that the fact that the process was not followed led to the material weakness. We agreed to formalize the process, in accordance with our external auditor's suggestion. However, management also believed that the process itself would have been sufficient had it been followed. Our management believes that a control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. With this in mind, and looking at the design and operation of our disclosure controls and procedures as a whole, management concluded, notwithstanding the material weaknesses described above and after taking into account the remedial measures taken as of the evaluation date, that they were effective as of December 26, 2003 and the end of the first fiscal quarter of 2004.

        We have taken the actions described above, which we believe address the material weaknesses described above. If we are unable to successfully address the identified material weaknesses in our internal controls, our ability to report our financial results on a timely and accurate basis may be adversely affected.

If we are unable to effectively and efficiently implement our plan to improve our disclosure controls and procedures, it could adversely affect our ability to provide the public with timely and accurate material information about our company, and could hurt our reputation and the prices of our debt and equity securities.

        One of our foreign subsidiaries is a party to a project specific, Euro-denominated performance bonding facility, which as of September 24, 2004 had the equivalent of approximately $40 million of performance bonds, none of which has been drawn, outstanding. This bonding facility required compliance by the subsidiary with a minimum equity ratio. During the second quarter of fiscal 2004, due to operating issues of this subsidiary, it fell below these minimum equity ratios, breaching the covenants.

        In early August, in connection with our review of the performance bonding facility described above, we became aware for the first time that the same subsidiary was also in breach under a minimum equity ratio covenant contained in a separate performance bonding facility with one of the same financial institutions. This facility had the equivalent of approximately $13 million of performance bonds, none of which has been drawn, outstanding as of September 24, 2004, and is used for general purposes. The equity ratio covenant contained in this facility requires the subsidiary to maintain a minimum equity ratio, which is calculated by dividing equity by total assets, each as defined in the facility. As a result of operating losses at the subsidiary during the second quarter of 2004, the subsidiary's equity ratio fell below the required minimum, breaching the equity ratio covenant under the facility. On August 9, 2004, the subsidiary obtained a waiver of this covenant. The waiver for the general performance bond facility was initially effective through October 31, 2004 and was subsequently extended through January 31, 2005.

        In response to the discovery of this breach under the facility at such a late date, we undertook a review of our procedures relating to the monitoring of, and reporting of defaults under, our subsidiaries' financial covenants globally. Although the management of the subsidiary in question was aware of the covenant's existence, they did not fully understand its implications. As a consequence, they did not notify our corporate center on a timely basis of the breach of the covenant. Further, our corporate center did not independently detect the breach on a timely basis. Management concluded that the failure to detect the covenant breach on a timely basis was the result of a deficiency in our disclosure controls and procedures, which are intended to be designed to ensure that this type of breach is detected on a timely basis. After reviewing our controls and procedures relating to covenant monitoring and reporting as of the end of fiscal 2003 and each of the two fiscal quarters in fiscal 2004, management concluded that the deficiency arose in February 2004.

        We have given this issue the highest priority and have updated our disclosure controls and procedures relating to covenant compliance. In order to address this issue, during the third quarter of 2004 we:

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  comprehensively reviewed and updated our covenant inventory;

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  upgraded the reporting procedure at the subsidiary level on a global basis; and

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  set up procedures to ensure the quarterly global covenant monitoring process by our corporate center is properly implemented.

        In order for investors and the equity analyst community to make informed investment decisions and recommendations about our securities, it is important that we provide them with accurate and timely information in accordance with the Exchange Act and the rules promulgated thereunder.

        If we are unable to implement these changes effectively or efficiently, it could adversely affect our ability to provide the public with timely and accurate material information about our company, and could hurt our reputation and the prices of our debt and equity securities

Our international operations involve risks that may limit or disrupt operations, limit repatriation of earnings, increase foreign taxation or otherwise have a material adverse effect on our business and results of operations.

        We have substantial international operations that are conducted through foreign and domestic subsidiaries, as well as through agreements with foreign joint venture partners. Our international operations accounted for approximately 76% of our fiscal year 2003 operating revenues and substantially all of our operating cash flow. We have international operations throughout the world, including operations in Europe, the Middle East, Asia and South America. Our foreign operations are subject to risks that could materially adversely affect our business and results of operations, including:

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  uncertain political, legal and economic environments;

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  potential incompatibility with foreign joint venture partners;

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  foreign currency controls and fluctuations;

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  energy prices;

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  terrorist attacks against facilities owned or operated by U.S. companies;

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  war and civil disturbances; and

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  labor problems.

        Because of these risks, our international operations may be limited, or disrupted, we may be restricted in moving funds, we may lose contract rights, our foreign taxation may be increased or we may be limited in repatriating earnings. In addition, in some cases, applicable law and joint venture or other agreements may provide that each joint venture partner is jointly and severally liable for all liabilities of the venture. These events and liabilities could have a material adverse effect on our business and results of operations.

Our high levels of debt and significant interest payment obligations could limit the funds we have available for working capital, capital expenditures, dividend payments, acquisitions and other business purposes which could adversely impact our business.

        We have debt in the form of secured bank loans, other debt securities that have been sold to investors and the Robbins bonds. As of September 24, 2004, Foster Wheeler Ltd.'s total consolidated debt amounted to approximately $577 million, $127.9 million of which was comprised of limited recourse project debt of special purpose subsidiaries. This debt includes $271.9 million of 2011 notes, $11.4 million of 2005 notes, $3.1 million of convertible notes, $71.3 million of trust securities and $20.8 million of Robbins bonds outstanding. We may not have sufficient funds available to pay all of this long-term debt upon maturity.

        Over the last five years, we have been required to allocate a significant portion of our earnings to pay interest on our debt. After paying interest on our debt, we have fewer funds available for working capital, capital expenditures, acquisitions and other business purposes. This could limit our ability to respond to changing market conditions, limit our ability to expand through acquisitions, increase our vulnerability to adverse economic and industry conditions and place us at a competitive disadvantage compared to our competitors that have less indebtedness.

Our various debt agreements impose significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some corporate actions which could materially adversely affect our business.

        Our various debt agreements impose significant operating and financial restrictions on us. These restrictions limit our ability to incur indebtedness, pay dividends or make other distributions, make investments and sell assets. Failure to comply with these covenants may allow lenders to elect to accelerate the repayment dates with respect to such debt. We would not be able to repay such indebtedness, if accelerated, and as a consequence may be unable to continue operating as a going concern. Our failure to repay such amounts under our senior secured credit agreement and indentures would have a material adverse effect on our financial condition and operations and result in defaults under the terms of our other indebtedness.

We face severe restrictions on our ability to obtain new letters of credit, bank guarantees and performance bonds from our banks and surety on the same terms as we have historically. If we are unable to obtain letters of credit, bank guarantees or performance bonds on reasonable terms, our business would be materially adversely affected.

        It is customary in the industries in which we operate to provide letters of credit, bank guarantees or performance bonds in favor of clients to secure obligations under contracts. We have traditionally obtained letters of credit or bank guarantees from our banks, or performance bonds from a surety on an unsecured basis. Due to our financial condition and current credit ratings, as well as changes in the bank and surety markets, we are now required in certain circumstances to provide collateral to banks and the surety to obtain new letters of credit, bank guarantees and performance bonds. If we are unable to provide sufficient collateral to secure the letters of credit, bank guarantees and performance bonds, our ability to enter into new contracts could be materially limited.

        Providing security to obtain letters of credit, bank guarantees and performance bonds increases our working capital needs and limits our ability to provide bonds, guarantees, and letters of credit, and to repatriate funds or pay dividends. We may not be able to continue obtaining new letters of credit, bank guarantees, and performance bonds on either a secured or an unsecured basis in sufficient quantities to match our business requirements. If our financial condition further deteriorates, we may also be required to provide cash collateral or other security to maintain existing letters of credit, bank guarantees and performance bonds. If this occurs, our ability to perform under our existing contracts may be adversely affected.

        The Company currently maintains a $125 million letter of credit facility as part of its senior secured credit agreement, which matures in April 2005. The Company is currently seeking a new multi-year revolving credit agreement and letter of credit facility. As of September 24, 2004, the Company had letters of credit outstanding under the senior secured credit agreement of $81.4 million. Letters of credit outstanding upon maturity of the senior secured credit agreement will either need to be replaced by a new facility or funded with cash. There can be no assurance that the Company will be able to obtain a new revolving credit and letter of credit facility on acceptable terms or at all. Additionally, in consideration for certain amendments and waivers obtained in association with the senior secured credit agreement, the Company paid, on November 30, 2004, a fee equal to 1.25% of the lenders' outstanding letter of credit exposure, or $1.6 million and is obligated to pay a further fee equal to 0.75% of the lenders' outstanding letter of credit exposure for each additional month thereafter through the expiration date of the senior secured credit agreement. Such fees are due and payable only to the extent that any commitment remains outstanding under the senior secured credit agreement at the end of each month.

Our current and future lump-sum, or fixed price, contracts and other shared risk contracts may result in significant losses if costs are greater than anticipated.

        Many of our contracts are lump-sum contracts and other shared risk contracts that are inherently risky because we agree to the selling price of the project at the time we enter the contracts. The selling price is based on our estimates of the ultimate cost of the contract and we assume substantially all of the risks associated with completing the project as well as the post-completion warranty obligations. In the third quarter of fiscal 2004 and during fiscal 2003 and 2002, we took charges of approximately $12.3 million, $30.8 million and $216.7 million, respectively, relating to underestimated costs and post-completion warranty obligations primarily on lump-sum contracts.

        We also assume the project's technical risk, meaning that we must tailor our products and systems to satisfy the technical requirements of a project even though, at the time the project is awarded, we may not have previously produced such a product or system. The revenue, cost and gross profit realized on such contracts can vary, sometimes substantially, from the original projections due to changes in a variety of factors, including but not limited to:

  •
  unanticipated technical problems with the equipment being supplied or developed by us, which may require that we spend our own money to remedy the problem;

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  changes in the costs of components, materials or labor;

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  difficulties in obtaining required governmental permits or approvals;

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  changes in local laws and regulations;

  •
  changes in local labor conditions;

  •
  project modifications creating unanticipated costs;

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  delays caused by local weather conditions; and

  •
  our suppliers' or subcontractors' failure to perform.

        These risks are exacerbated if the duration of the project is long-term because there is an increased risk that the circumstances upon which we based our original bid will change in a manner that increases its costs. In addition, we sometimes bear the risk of delays caused by unexpected conditions or events. Our long-term, fixed price projects often make us subject to penalties if portions of the project are not completed in accordance with agreed-upon time limits. Therefore, significant losses can result from performing large, long-term projects on a lump-sum basis. These losses may be material and could negatively impact our business, financial condition and results of operations.

We may be unable to successfully implement our performance improvement plan which could negatively impact our results of operations.

        In order to mitigate future charges due to underestimated costs on lump-sum contracts and to otherwise reduce operating costs, in March 2002 we undertook and are continuing to implement a series of management performance enhancements. This plan may not be successful, we may record significant charges and our operating costs may increase in the future.

We plan to expand the operations of our engineering and construction group which could negatively impact the group's performance and bonding capacity.

        We plan to expand the operations of our engineering and construction group to increase the size and number of lump-sum turnkey contracts, sometimes in countries where we have limited previous experience. We may bid for and enter into such contracts through partnerships or joint ventures with third parties that have greater bonding capacity than we do. This would increase our ability to bid for the contracts. Entering into these partnerships or joint ventures will expose us to credit and performance risks of those third party partners which could have a negative impact on our business and results of operations if these parties fail to perform under the arrangements.

We have high working capital requirements and will be required to repay or refinance some of our indebtedness in the near term. We may have difficulty obtaining financing which would have a negative impact on our financial condition.

        Our business requires a significant amount of working capital and our U.S. operations, including our corporate center, are, and are expected to continue to be, cash-flow negative in the near future. In many cases, significant amounts of our working capital are required to finance the purchase of materials and performance of engineering, construction and other work on projects before payment is received from customers. In some cases, we are contractually obligated to our customers to fund working capital on our projects. Moreover, we may need to incur additional indebtedness in the future to satisfy our working capital needs. In addition, our senior secured credit agreement and the 2005 notes that were not exchanged and which remain outstanding after the equity-for-debt exchange offer mature in April 2005 and November 2005, respectively, and will need to be repaid or refinanced at or prior to such dates. In addition, the notes mature in 2011 and will need to be repaid or refinanced at or prior to such date. As a result, we are subject to risks associated with debt financing, including increased interest expense, insufficient cash flow to meet required payments on our debt, inability to meet credit facility covenants and inability to refinance or repay debt as it becomes due.

        Our working capital requirements may increase if we are required to give our customers more favorable payment terms under contracts to compete successfully for certain projects. These terms may include reduced advance payments, and payment schedules that are less favorable to us. In addition, our working capital requirements have increased in recent years because we have had to advance funds to complete projects under lump-sum contracts and have been involved in lengthy arbitration or litigation proceedings to recover these amounts. All of these factors may result, or have resulted, in increases in the amount of contracts in process and receivables and short-term borrowings. Continued increases in working capital requirements would have a material adverse effect on our financial condition and results of operations.

Projects included in our backlog may be delayed or cancelled which could materially harm our cash flow position, revenues and earnings.

        The dollar amount of backlog does not necessarily indicate future earnings related to the performance of that work. Backlog refers to expected future revenues under signed contracts, contracts awarded but not finalized and letters of intent which we have determined are likely to be performed. Backlog projects represent only business that is considered firm, although cancellations or scope adjustments may occur. Due to changes in project scope and schedule, we cannot predict with certainty when or if backlog will be performed. In addition, even where a project proceeds as scheduled, it is possible that contracted parties may default and fail to pay amounts owed. Any delay, cancellation or payment default could materially harm our cash flow position, revenues and/or earnings.

        Backlog at the end of fiscal 2003 declined 58% as compared to fiscal 2002. This decline is primarily attributable to the sale of assets of Foster Wheeler Environmental Corporation and our completion of several large projects that were booked into backlog in fiscal 2002 and executed in fiscal 2003. Backlog as of September 24, 2004 declined 21% as compared to the end of fiscal 2003. The decline in backlog is attributable to the level of operating revenues exceeding new orders during the first nine months of 2004.

The cost of our current and future asbestos claims could be substantially higher than we have estimated which could materially adversely affect our financial condition.

        Some of our subsidiaries are named as defendants in numerous lawsuits and out-of-court administrative claims pending in the United States in which the plaintiffs claim damages for bodily injury or death arising from exposure to asbestos in connection with work performed and heat exchange devices assembled, installed and/or sold by those subsidiaries. We expect these subsidiaries to be named as defendants in similar suits and claims brought in the future. For purposes of our financial statements, we have estimated the indemnity payments and defense costs to be incurred in resolving pending and forecasted claims through fiscal year end 2018. Although we believe our estimates are reasonable, the actual number of future claims brought against us and the cost of resolving these claims could be substantially higher than our estimates. Some of the factors that may result in the costs of these claims being higher than our current estimates include:

  •
  the rate at which new claims are filed;

  •
  the number of new claimants;

  •
  changes in the mix of diseases alleged to be suffered by the claimants, such as type of cancer, asbestosis or other illness;

  •
  increases in legal fees or other defense costs associated with these claims;

  •
  increases in indemnity payments as a result of more expensive medical treatments for asbestos related diseases;

  •
  bankruptcies of other asbestos defendants, causing a reduction in the number of available solvent defendants and thereby increasing the number of claims and the size of demands against our subsidiaries;

  •
  adverse jury verdicts requiring us to pay damages in amounts greater than we expect to pay in settlement;

  •
  changes in legislative or judicial standards which make successful defense of claims against our subsidiaries more difficult; or

  •
  enactment of legislation requiring us to contribute amounts to a national settlement trust in excess of our expected net liability, after insurance, in the tort system.

        The total liability recorded on our balance sheet is based on estimated indemnity payments and defense costs expected to be incurred through fiscal year end 2018. We believe that it is likely that there will be new claims filed after fiscal 2018, but in light of uncertainties inherent in long-term forecasts, we do not believe that we can reasonably estimate the indemnity payments and defense costs which might be incurred after fiscal 2018. Our forecast contemplates that new claims requiring indemnity will decline from year to year. Failure of future claims to decline as we expect will result in our aggregate liability for asbestos claims being higher than estimated.

        Our forecast is based on a curvilinear regression model, which employs the statistical analysis of our historical claims data to generate a trend line for future claims. Although, we believe this forecast method is reasonable, other forecast methods that attempt to estimate the population of living persons who could claim they were exposed to asbestos at worksites where our subsidiaries performed work or sold equipment could also be used and might project higher numbers of future claims than our forecast.

        All of these factors could cause our actual claims, indemnity payments and defense costs to exceed our estimates. We periodically update our forecasts to take into consideration recent claims experience and other developments, such as legislation, that may affect our estimates of future asbestos related costs. The announcement of increases to our asbestos reserves as a result of revised forecasts, adverse jury verdicts or other negative developments involving our asbestos litigation may cause the value or trading prices of our securities to decrease significantly. These negative developments could cause us to default under covenants in our indebtedness relating to judgments against us and material adverse changes, cause our credit ratings to be downgraded, restrict our access to the capital markets and otherwise have a material adverse effect on our financial condition, results of operations, cash flows and liquidity.

The amount and timing of insurance recoveries of our asbestos related costs is uncertain. Failure to obtain insurance recoveries would cause a material adverse effect on our financial condition.

        We believe that substantially all of our liability and defense costs for asbestos claims will be covered by insurance. Our balance sheet as of September 24, 2004 includes as an asset an aggregate of approximately $494 million in probable insurance recoveries relating to liability for pending and expected future asbestos claims through fiscal year end 2018. Under an interim funding agreement in place with a number of our insurers from 1993 through June 12, 2001, these insurers paid a substantial portion of our costs incurred prior to fiscal 2002, and a portion of the costs incurred in connection with resolving asbestos claims during fiscal 2002 and 2003. The interim funding agreement was terminated in fiscal 2003. On February 13, 2001, litigation was commenced against us by certain insurers that were parties to the interim funding agreement seeking to recover from other insurers amounts previously paid by them under the interim funding agreement and to adjudicate their rights and responsibilities under our subsidiaries' insurance policies.

        As a result of the termination of the interim funding agreement, we have had to cover a substantial portion of our settlement payments and defense costs out of working capital. However, we recently entered into several settlement agreements calling for insurers to make lump sum payments, as well as payments over time, for use by us to fund asbestos related indemnity and defense costs. Some of those settlements also reimbursed us for portions of our out of pocket costs. We are in the process of negotiating additional settlements in order to minimize the amount of future costs we will be required to fund out of working capital. If we cannot achieve settlements in amounts necessary to cover our future costs we will continue to fund a portion of future costs out of pocket, which will reduce our cash flow and our working capital and will adversely affect our liquidity.

        Although we continue to believe that our insurers eventually will reimburse us for substantially all of our prior asbestos related costs, and to pay substantially all such future costs, our ability ultimately to recover a substantial portion of future asbestos related costs from insurance is dependent on successful resolution of outstanding coverage issues related to our insurance policies. These issues include:

  •
  disputes regarding allocations of liabilities among us and the insurers;

  •
  the effect of deductibles and policy limits on available insurance coverage; and

  •
  the characterization of asbestos claims brought against us as product related or non-product related.

An adverse outcome in the insurance litigation on these coverage issues could materially limit our insurance recoveries.

        In addition, even if these coverage issues are resolved in a manner favorable to us, we may not be able to collect all of the amounts due under our insurance policies. Our recoveries will be limited by insolvencies among our insurers. We are aware of at least two of our significant insurers which are currently insolvent, and other insurers may become insolvent in the future. Our insurers may also fail to reimburse amounts owed to us on a timely basis. If we do not receive timely payment from our insurers, we may be unable to make required payments under settlement agreements with asbestos plaintiffs or to fund amounts required to be posted with the court in order to appeal trial judgments. If we are unable to file such appeals, we may be ordered to pay large damage awards arising from adverse jury verdicts, and such awards may exceed our available cash. Any failure to realize our expected insurance recoveries, and any delays in receiving from our insurers amounts owed to us, will reduce our cash flow and adversely affect our liquidity and could have a material adverse effect on our financial condition.

Claims made by us against project owners for payment have increased over the last few years and failure by us to recover adequately on future claims could have a material adverse effect upon our financial condition, results of operations and cash flows.

        Project claims increased as a result of the increase in lump-sum contracts between fiscal 1992 and 2000. Project claims are claims brought by us against project owners for additional costs exceeding the contract price or amounts not included in the original contract price. These claims typically arise from changes in the initial scope of work or from owner caused delays. These claims are often subject to lengthy arbitration or litigation proceedings. The costs associated with these changes or owner caused delays include additional direct costs, such as labor and material costs associated with the performance of the additional work, as well as indirect costs that may arise due to delays in the completion of the project, such as increased labor costs resulting from changes in labor markets. We have used significant additional working capital in projects with cost overruns pending the resolution of the relevant project claims. Project claims may continue in the future.

        In fiscal 2002, we reduced our estimates of claim recoveries to reflect recent adverse experience due to our desire to monetize claims and poor economic conditions. As of September 24, 2004, we had recorded a commercial claims receivable of $2.3 million and requests for equitable adjustment of $12.0 million. In fiscal 2002, we recorded approximately $136.2 million in pre-tax contract related charges as a result of claims reassessment. We continue to pursue claims, but may not recover the full amount of these claims, and any future recoveries of these claims, if any, will be reflected as gains in our consolidated statement of operations. In fiscal 2003, Foster Wheeler Ltd. recorded a net gain related to contract claims of $1.5 million.

        We also face a number of counterclaims brought against us by certain project owners in connection with several of the project claims described above. If we are found liable for any of these counterclaims, we would have to incur write downs and charges against our earnings to the extent a reserve is not established. Failure to recover amounts under these claims and charges related to counterclaims could have a material adverse impact on our liquidity and financial condition.

Because our operations are concentrated in four particular industries, we may be adversely impacted by economic or other developments in these industries.

        We derive a significant amount of our revenues from services provided to corporations that are concentrated in four industries: power, oil and gas, pharmaceuticals and chemical/petrochemical. Unfavorable economic or other developments in one or more of these industries could adversely affect our customers and could have a material adverse effect on our financial condition and results of operations.

Our failure to successfully manage our geographically diverse operations could impair our ability to react quickly to changing business and market conditions and comply with industry standards and procedures.

        We operate in more than 55 countries around the world, with approximately 5,400, or 81%, of our employees located outside of the United States. In order to manage our day-to-day operations, we must overcome cultural and language barriers and assimilate different business practices. In addition, we are required to create compensation programs, employment policies and other administrative programs that comply with the laws of multiple countries. Our failure to successfully manage our geographically diverse operations could impair our ability to react quickly to changing business and market conditions and comply with industry standards and procedures.

We may lose business to our competitors who have greater financial resources.

        We are engaged in highly competitive businesses in which customer contracts are often awarded through bidding processes based on price and the acceptance of certain risks. We compete with other general and specialty contractors, both foreign and domestic, including large international contractors and small local contractors. Some competitors have greater financial and other resources than we have and may have significantly more favorable leverage ratios. Because financial strength is a factor in deciding whether to grant a contract in our business, our competitors' more favorable leverage ratios give them a competitive advantage and could prevent us from obtaining contracts for which we bid.

A failure by us to attract and retain qualified personnel, joint venture partners, advisors and subcontractors could have an adverse effect on us.

        Our ability to attract and retain qualified engineers and other professional personnel, as well as joint venture partners, advisors and subcontractors, will be an important factor in determining our future success. The market for these professionals, joint venture partners, advisors and subcontractors is competitive, and we may not be successful in our efforts to attract and retain these professionals, joint venture partners, advisors and subcontractors. In addition, our success depends in part on our ability to attract and retain skilled laborers. Our failure to attract or retain these workers could have a material adverse effect on our business and results of operations.

We are subject to various environmental laws and regulations in the countries in which we operate. If we fail to comply with these laws and regulations, we may have to incur significant costs and penalties that could adversely affect our liquidity or financial condition.

        Our operations are subject to U.S., European and other laws and regulations governing the generation, management, and use of regulated materials, the discharge of materials into the environment, the remediation of environmental contamination, or otherwise relating to environmental protection. These laws include U.S. Federal statutes, such as the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, the Clean Water Act, the Clean Air Act and similar state and local laws, and European laws and regulations including those promulgated under the Integrated Pollution Prevention and Control Directive issued by the European Union in 1996 and the 1991 directive dealing with waste and hazardous waste and laws and regulations similar to those in other countries in which we operate. Both our E&C Group and Global Power Group make use of and produce as wastes or byproducts substances that are considered to be hazardous under the laws and regulations referred to above. We may be subject to liabilities for environmental contamination as an owner or operator of a facility or as a generator of hazardous substances without regard to negligence or fault, and we are subject to additional liabilities if we do not comply with applicable laws regulating such hazardous substances, and, in either case, such liabilities can be substantial.

        We may be subject to significant costs, fines and penalties and/or compliance orders if we do not comply with environmental laws and regulations including those referred to above. Some environmental laws, including CERCLA, provide for joint and several strict liability for remediation of releases of hazardous substances, which could result in a liability for environmental damage without regard to negligence or fault. These laws and regulations and common laws principles could expose us to liability arising out of the conduct of our current and past operations or conditions, including those associated with formerly owned or operated properties caused by us or others, or for acts by us or others which were in compliance with all applicable laws at the time the acts were performed. In some cases, we have assumed contractual indemnification obligations for environmental liabilities associated with some formerly owned properties. Additionally, we may be subject to claims alleging personal injury, property damage or natural resource damages as a result of alleged exposure to or contamination by hazardous substances. The ongoing costs of complying with existing environmental laws and regulations can be substantial. Changes in the environmental laws and regulations, remediation obligations, enforcement actions or claims for damages to persons, property, natural resources or the environment, could result in material costs and liabilities.

Foster Wheeler Ltd. has anti-takeover provisions in its bye-laws that may discourage a change of control.

        Foster Wheeler Ltd.'s bye-laws contain provisions that could make it more difficult for a third party to acquire it without the consent of its board of directors. These provisions provide for:

  •
  The board of directors to be divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause, by the affirmative vote of the holders of two-thirds of the issued shares generally entitled to vote. The board of directors does not have the power to remove directors. Vacancies on the board of directors may only be filled by the remaining directors. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

  •
  Any amendment to the bye-law limiting the removal of directors to be approved by the board of directors and the affirmative vote of the holders of three-quarters of the issued shares entitled to vote at general meetings.

  •
  The board of directors to consist of not less than three nor more than twenty persons, the exact number to be set from time to time by a majority of the whole board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees until a general meeting at which directors are to be appointed.

  •
  Restrictions on the time period in which directors may be nominated. A shareholder notice to nominate an individual for election as a director must be received not less than 120 calendar days in advance of Foster Wheeler Ltd.'s proxy statement released to shareholders in connection with the previous year's annual meeting.

  •
  Restrictions on the time period in which shareholder proposals may be submitted. To be timely for inclusion in Foster Wheeler Ltd.'s proxy statement, a shareholder's notice for a shareholder proposal must be received not less than 120 days prior to the first anniversary of the date on which Foster Wheeler Ltd. first mailed its proxy materials for the preceding year's annual general meeting. To be timely for consideration at the annual meeting of shareholders, a shareholder's notice must be received no less than 45 days prior to the first anniversary of the date on which Foster Wheeler Ltd. first mailed its proxy materials for the preceding year's annual meeting.

  •
  The board of directors to determine the powers, preferences and rights of preference shares and to issue the preference shares without shareholder approval. The board of directors could authorize the issuance of preference shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

  •
  A general prohibition on "business combinations" between Foster Wheeler Ltd. and an "interested member." Specifically, "business combinations" between an interested member and Foster Wheeler Ltd. are prohibited for a period of five years after the time the interested member acquires 20% or more of the outstanding voting shares, unless the business combination or the transaction resulting in the person becoming an interested member is approved by the board of directors prior to the date the interested member acquires 20% or more of the outstanding voting shares.

      "Business combinations" is defined broadly to include amalgamations or consolidations with Foster Wheeler Ltd. or its subsidiaries, sales or other dispositions of assets having an aggregate value of 10% or more of the aggregate market value of the consolidated assets, aggregate market value of all outstanding shares, consolidated earning power or consolidated net income of Foster Wheeler Ltd., adoption of a plan or proposal for liquidation and most transactions that would increase the interested member's proportionate share ownership in Foster Wheeler Ltd.

      "Interested member" is defined as a person who, together with any affiliates and/or associates of that person, beneficially owns, directly or indirectly, 20% or more of the issued voting shares of Foster Wheeler Ltd.

  •
  Any matter submitted to the shareholders at a meeting called on the requisition of shareholders holding not less than one-tenth of the paid-up voting shares of Foster Wheeler Ltd. to be approved by the affirmative vote of all of the shares eligible to vote at such meeting.

These provisions could make it more difficult for a third party to acquire Foster Wheeler Ltd., even if the third party's offer may be considered beneficial by many shareholders. As a result, shareholders may be limited in their ability to obtain a premium for their shares.

FORWARD LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward looking statements that are based on management's assumptions, expectations and projections about us and the various industries within which we operate. These include statements regarding our expectations regarding revenues (including as expressed by our backlog), liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward looking statements by their nature involve a degree of risk and uncertainty. We caution you that a variety of factors, including but not limited to the factors described above under the heading "Risk Factors" and the following, could cause our business conditions and results to differ materially from what is contained in forward looking statements:

  •
  changes in the rate of economic growth in the United States and other major international economies;

  •
  changes in investment by the power, oil & gas, pharmaceutical, chemical/petrochemical and environmental industries;

  •
  changes in the financial condition of our customers;

  •
  changes in regulatory environment;

  •
  changes in project design or schedules;

  •
  contract cancellations;

  •
  changes in estimates made by us of costs to complete projects;

  •
  changes in trade, monetary and fiscal policies worldwide;

  •
  currency fluctuations;

  •
  war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided;

  •
  outcomes of pending and future litigation, including litigation regarding our liability for damages and insurance coverage for asbestos exposure;

  •
  protection and validity of patents and other intellectual property rights;

  •
  increasing competition by foreign and domestic companies;

  •
  compliance with debt covenants;

  •
  monetization of certain power systems facilities;

  •
  implementation of our restructuring plan;

  •
  recoverability of claims against customers and others; and

  •
  changes in estimates used in its critical accounting policies.

        Other factors and assumptions not identified above were also involved in the formation of these forward looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described above in connection with any forward looking statements that may be made by us.

        We undertake no obligation to publicly update any forward looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures Foster Wheeler Ltd. makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the SEC.

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The unaudited pro forma condensed consolidated income statements for the nine months ended September 24, 2004 and the year ended December 26, 2003 give effect to the events discussed below as if each had occurred on December 28, 2002, the first day of our 2003 fiscal year. The effect of the equity-for-debt exchange offer includes the impact of the subsequent offering period, which expired on October 20, 2004. In each case we reflect that:

  •
  holders of 59.3% of the aggregate liquidation amount of trust securities tendered in the equity-for-debt exchange offer; and

  •
  holders of 98.5% of the aggregate principal amount of convertible notes tendered in the equity-for-debt exchange offer; and

  •
  holders of 99.2% of the aggregate principal amount, outstanding as of June 25, 2004, of 2009 Series C Robbins bonds tendered in the equity-for-debt exchange offer; and

  •
  holders of 99.1% of the accreted principal amount, outstanding as of June 25, 2004, of Series D Robbins bonds tendered in the equity-for-debt exchange offer; and

  •
  holders of 73.4% of the aggregate principal amount, outstanding as of June 25, 2004, of 2024 Series C Robbins bonds tendered in the equity-for-debt exchange offer; and

  •
  holders of 94.3% of the aggregate principal amount of 2005 notes tendered in the equity-for-debt exchange offer; and

  •
  members of Foster Wheeler's senior management and board of directors were issued 38,036,196 common shares and share units (the equivalent of 1,901,810 common shares and share units after giving effect to the capital alterations) of Foster Wheeler Ltd., subject to certain restrictions under a restricted stock plan; and

  •
  members of Foster Wheeler's senior management and board of directors were awarded options to purchase 43,516.76 preferred shares of Foster Wheeler Ltd. On November 29, 2004, these options converted into common share options.

        The unaudited pro forma condensed consolidated balance sheet as of September 24, 2004 gives effect to the restricted common shares and options issued to Foster Wheeler's senior management and directors, the change in par value of shares and the change in issued and outstanding common shares as if each had occurred on September 24, 2004. The condensed consolidated balance sheet as of September 24, 2004, as reported in the Company's quarterly report on Form 10-Q, already reflects the results of the equity-for-debt exchange offer and the upsize notes offering as consummated on September 24, 2004. The results of the subsequent offering period, which expired on October 20, 2004, did not have a material pro forma impact on the September 24, 2004 condensed consolidated balance sheet and are not reflected in the unaudited pro forma condensed consolidated balance sheet as of September 24, 2004.

        The following discusses the accounting treatment for the exchange of the trust securities, the convertible notes, the Robbins bonds and the 2005 notes.

Trust securities

        The exchange of trust securities for common shares, preferred shares and warrants to purchase preferred shares was accounted for as a debt extinguishment. The trust securities exchanged for common shares, preferred shares and warrants to purchase preferred shares in the equity-for-debt exchange offer were removed from our consolidated balance sheet. We recorded a gain on the exchange of these trust securities equal to the difference between the carrying value of the trust securities exchanged, including any accrued and unpaid dividends forgiven, and the fair market value when issued of the common shares, preferred shares and warrants to purchase preferred shares issued in the exchange, net of unamortized underlying debt securities issuance costs and direct costs associated with the exchange of the trust securities.

Convertible notes

        The exchange of the convertible notes for common shares and preferred shares was accounted for in accordance with SFAS No. 84, "Induced Conversions of Convertible Debt, an Amendment of Accounting Principles Board Opinion No. 26," under which we recognized an expense equal to the fair market value of the common shares and preferred shares issued in the equity-for-debt exchange offer less the fair market value of common shares issuable pursuant to the original conversion terms of the convertible notes. We charged the unamortized debt issuance costs to paid-in capital and expensed the direct costs associated with the exchange of the convertible notes.

Robbins bonds

        The exchange of the Robbins bonds for common shares and preferred shares was accounted for as a debt extinguishment. The Robbins bonds exchanged in the equity-for-debt exchange offer were removed from our consolidated balance sheet. We recorded a loss on the exchange of the Robbins bonds equal to the difference between the carrying value of the Robbins bonds exchanged and the fair market value when issued of the common shares and preferred shares, net of direct costs associated with the exchange of the Robbins bonds.

2005 Notes

        The exchange of the 2005 notes for rollover notes, common shares and preferred shares was accounted for as an extinguishment of debt in accordance with Emerging Issues Task Force Issue No. 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments."

        The difference between the carrying value of the 2005 notes and the aggregate market value of the rollover notes, the common shares and the preferred shares issued in the equity-for-debt exchange offer was accounted for as a loss. All fees and expenses paid or payable to our outside counsel and financial advisors in connection with the equity-for-debt exchange offer were capitalized and will be amortized over the life of the rollover notes using the interest method.

Impact of Issuing Preferred Shares on Earnings/(Loss) per Share

        Because the holders of the preferred shares are entitled to receive dividends together with the holders of common shares, the preferred shares will be treated as a separate class of shares for accounting purposes. The impact on earnings per share as a result of having two distinct classes of shares, common and preferred, is dictated by Emerging Issues Task Force Issue No. 03-6 "Participating Securities and the Two-Class Method under FAS 128". If Foster Wheeler Ltd. is in a loss position, the entire loss is allocated to the holders of the common shares since the preferred shares are not required to fund losses. If Foster Wheeler Ltd. records earnings, basic and diluted earnings per common share would be calculated using the two-class method, which applies an earnings allocation formula that determines earnings per share for each class of shares. A proportionate amount of the earnings otherwise available to common shares would be allocable to the weighted average number of preferred shares outstanding.

Impact of Issuing Warrants on Earnings/(Loss) per Share

        Warrants to purchase preferred shares were issued both to holders of the trust securities who tendered their shares in connection with the equity-for-debt exchange offer and to currently existing shareholders. On November 29, 2004, these warrants converted into common share warrants and are now accounted for using the treasury stock method.

Impact of Issuing Warrants to Existing Shareholders

        The fair value of the warrants issued to existing shareholders represents a dividend for accounting purposes, however, since Foster Wheeler Ltd. has an accumulated deficit, the fair value of the dividend decreases paid-in capital related to common shares and increases paid-in capital related to the warrants. These amounts are grouped into one account for financial statement purposes. The issuance of the warrants does not constitute a dividend, nor does it constitute a reduction of share capital, for the purposes of Bermuda law. Under the terms of the warrant agreement, the warrant exercise price and the number of shares for which each warrant can be exercised are adjusted should a non-cash dividend be distributed. This may represent a beneficial conversion feature which would be measured at the time should a non-cash dividend be declared. If it does exist, the amount of the beneficial conversion feature would negatively impact earnings per share available to common shareholders.

        The unaudited pro forma condensed consolidated financial statements are based on assumptions that we believe are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of our future results of operations or results of operations that would have actually occurred had the events described above taken place as of the dates or for the periods presented.

        You should read this information together with the consolidated financial statements, including the notes contained in the consolidated financial statements, for us and our subsidiaries, which are incorporated by reference in this prospectus.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
(In thousands)

	September 24, 2004	Restricted Stock Plan and Options (1) (2)	Capital Alterations (3)	Pro Forma September 24, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$286,375	$—	$—	$286,375
Short-term investments	21,246	—	—	21,246
Accounts and notes receivable, net	493,567	—	—	493,567
Contracts in process and inventories	215,138	—	—	215,138
Prepaid, deferred and refundable income taxes	22,483	—	—	22,483
Prepaid expenses	28,476	—	—	28,476

Total current assets	1,067,285	—	—	1,067,285

Land, buildings and equipment	603,477	—	—	603,477
Less accumulated depreciation	324,301	—	—	324,301

Net book value	279,176	—	—	279,176

Restricted cash	64,259	—	—	64,259
Notes and accounts receivable—long-term	11,272	—	—	11,272
Investments and advances	101,547	—	—	101,547
Goodwill, net	51,060	—	—	51,060
Other intangible assets, net	68,673	—	—	68,673
Prepaid pension cost and related benefit assets	6,695	—	—	6,695
Asbestos-related insurance recovery receivable	398,992	—	—	398,992
Other assets	156,166	—	—	156,166
Deferred income taxes	63,219	—	—	63,219

TOTAL ASSETS	$2,268,344	$—	$—	$2,268,344

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Current installments on long-term debt	$23,918	$—	$—	$23,918
Accounts payable	234,212	—	—	234,212
Accrued expenses	352,276	—	—	352,276
Estimated costs to complete long-term contracts	477,899	—	—	477,899
Advance payments by customers	119,582	—	—	119,582
Income taxes	71,467	—	—	71,467

Total current liabilities	1,279,354	—	—	1,279,354

Corporate and other debt less current installments	285,124	—	—	285,124
Special-purpose project debt less current installments	109,026	—	—	109,026
Capital lease obligations	63,789	—	—	63,789
Deferred income taxes	8,735	—	—	8,735
Pension, postretirement and other employee benefits	287,424	—	—	287,424
Asbestos-related liability	436,490	—	—	436,490
Other long-term liabilities and minority interest	123,132	—	—	123,132
Subordinated Robbins exit funding obligations less current installment	20,827	—	—	20,827
Convertible subordinated notes	3,070	—	—	3,070
Subordinated deferrable interest debentures	71,250	—	—	71,250
Deferred accrued interest on subordinated deferrable interest debentures	21,361	—	—	21,361
Commitments and contingencies

TOTAL LIABILITIES	2,709,582	—	—	2,709,582

	September 24, 2004	Restricted Stock Plan and Options (1)(2)	Capital Alterations (3)	Pro Forma September 24, 2004
Shareholders' Deficit:
Preferred shares (3)	600	—	(594)	6
Common shares (3)	102,015	27,037	(128,987)	65
Paid-in capital	763,101	(9,267)	129,581	883,415
Unearned compensation (1)(2)	—	(17,770)	—	(17,770)
Accumulated deficit	(1,000,987)	—	—	(1,000,987)
Accumulated other comprehensive loss	(305,967)	—	—	(305,967)

TOTAL SHAREHOLDERS' DEFICIT	(441,238)	—	—	(441,238)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$2,268,344	$—	$—	$2,268,344

Notes to unaudited pro forma condensed consolidated balance sheet (in thousands, except share data and per share amounts):

(1)
Reflects the award of 38,036,196 common shares to management and members of the board of directors, subject to certain restrictions, of which 27,036,920 were in the form of restricted shares and 10,999,276 were in the form of restricted share units. The awards to management, which were made on October 6, 2004, and the awards to the directors, which were approved by shareholders on November 29, 2004, have been reflected in the unaudited pro forma condensed consolidated balance sheet as if the awards were made on September 24, 2004. Grants under the restricted stock plan will be expensed over an approximate 27-month period.

(2)
Reflects the award of options to purchase 43,516.76 preferred shares to management and members of the board of directors. The awards to management, which were made on October 6, 2004 vest over an approximate 27-month period. The awards to the directors, which were approved by shareholders on November 29, 2004, vest over a 13-month period. On November 29, 2004, the options granted to members of management and the board of directors converted into common share options. The unaudited pro forma condensed consolidated balance sheet gives effect to the issuance of the options to the directors since the exercise price of the options was below the market price of the Company's common shares on the date of shareholder approval. Conversely, the issuance of the options to management did not impact the unaudited pro forma condensed consolidated balance sheet since the exercise price of the options was greater than the market price of the Company's preferred shares on the date of grant.

(3)
As of September 24, 2004, the par value of the preferred shares and the common shares was $1.00 per share. As of September 24, 2004, there were 1,500,000 preferred shares authorized and 599,850 preferred shares issued and outstanding, and 160,000,000 common shares authorized and 102,014,706 common shares issued and outstanding. On November 29, 2004, the shareholders approved certain capital alterations including a reduction in the par value of both the preferred shares and the common shares from $1.00 to $0.01 per share and a one-for-twenty reverse common share split, followed by a reduction in the par value of the common shares from $0.20 to $0.01 per share. The reverse common share split followed an increase in authorized common shares. As a result of these capital alterations, preferred share capital and common share capital decreased by $594 and $128,987, respectively, and paid-in capital increased by $129,581. Additionally, the capital share alterations resulted in authorized common shares of 73,795,448 and issued common shares of 6,452,998. There was no alteration to the authorized and issued number of preferred shares; however, each preferred share is convertible into 65 common shares following the capital alterations from the previous 1,300.

Unaudited Pro Forma Condensed Consolidated Income Statement(1)
(In thousands, except per share amounts)

	For the Year Ended December 26, 2003	Pro Forma Adjustment for the Senior Secured Credit Agreement, Restricted Stock Plan and Options Granted to Management(3)	Pro Forma Adjustment for 2005 Notes(4)	Pro Forma Adjustment for Robbins Bonds(5)	Pro Forma Adjustment for Convertible Notes(6)	Pro Forma Adjustment for Trust Securities(7)	Pro Forma for the Year Ended December 26, 2003
Operating revenues	$3,723,815	$—	$—	$—	$—	$—	$3,723,815
Other income	77,493	—	—	—	—	—	77,493

Total revenues and other income	3,801,308	—	—	—	—	—	3,801,308

Cost of operating revenues	3,441,342	—	—	—	—	—	3,441,342
Selling, general and administrative expenses	199,949	8,504 (8)	—	—	—	—	208,453
Other deductions	168,455	—	—	—	—	—	168,455
Interest expense	77,354	(473)	1,845	(6,660)	(14,709)	(232)	57,125
Dividends on preferred securities of subsidiary trust	18,130	—	—	—	—	(10,756)	7,374
Minority interest in net earnings of consolidated affiliates	5,715	—	—	—	—	—	5,715

Total costs and expenses	3,910,945	8,031	1,845	(6,660)	(14,709)	(10,988)	3,888,464

Income (loss) before taxes	(109,637)	(8,031)	(1,845)	6,660	14,709	10,988	(87,156)
Provision for income taxes	47,426	—	—	—	—	—	47,426

Net (loss) income	$(157,063)	$(8,031)	$(1,845)	$6,660	$14,709	$10,988	$(134,582)

Basic and diluted loss per common share(2)	$(76.53)						$(26.25)
Weighted average number of common shares outstanding (in thousands)(2)	2,052						5,127

Notes to unaudited pro forma condensed consolidated income statement (in thousands, except per share data):

(1)
The unaudited pro forma condensed consolidated income statement has been prepared to reflect the exchange on September 24, 2004 (along with the subsequent offering period) of 98.5% of the convertible notes for common shares and preferred shares, the exchange of 99.2% of the 2009 Series C Robbins bonds for common shares and preferred shares, the exchange of 99.1% of the Series D Robbins bonds for common shares and preferred shares, the exchange of 73.4% of the 2024 Series C Robbins bonds for common shares and preferred shares, the exchange of 59.3% of the trust securities for common shares, preferred shares and warrants, the exchange of 94.3% of the 2005 notes for rollover notes, common shares and preferred shares, and the issuance of $120,000 in aggregate principal amount of upsize notes, the proceeds of which were used to repay amounts outstanding under the senior secured credit agreement and the subsequent exchange of all of the upsize notes for registered notes, as if such exchange and issuance had occurred on December 28, 2002. A price of $9.40 per common share, $615.00 per preferred share and $4.00 per warrant is used. The pro forma income statement does not reflect (a) the non-recurring loss of $(4,800) on the issuance of the upsize notes, (b) the non-recurring loss of $(20,960) on exchange of common shares and preferred shares for the 2005 notes and Robbins bonds, (c) the non-recurring gain of $74,076 on exchange of common shares, preferred shares and warrants for the trust securities, (d) the non-recurring loss of $(202,616) on the conversion of the convertible notes or (e) the write-off of issuance and offering costs of $(20,754).

(2)
In accordance with Emerging Issues Task Force Issue No. 03-6, "Participating Securities and the Two-Class Method under FAS 128," losses are not allocated to holders of the preferred shares for purposes of calculating earnings per share.

(3)
Assumes that $120,000 of debt outstanding under our senior secured credit agreement is repaid using the proceeds of the issuance of the upsize notes and corresponding interest and issuance cost amortizations are eliminated, and additional interest and premium amortization are incurred on the upsize notes:

Interest on senior secured credit agreement	$(7,290)
Net impact of amortization of issuance expenses	(1,816)
Interest and premium amortization on upsize notes	12,430
Amortization of bank fee	(3,797)

Net impact on interest expense	$(473)

Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, and collateral, the interest rate will increase by one percentage point per annum. Foster Wheeler intends to add the additional guarantors and collateral.

(4)
Includes the exchange of 94.3% of the aggregate principal amount of the 2005 notes for rollover notes, the corresponding interest and original issuance costs amortizations are eliminated, additional interest and premium amortization is incurred on the rollover notes, and the unamortized original issuance costs of the 2005 notes are amortized over the term of the rollover notes:

Interest on the 2005 notes	$(12,732)
Net impact of amortization of issuance expenses	(78)
Interest and premium amortization on rollover notes	14,655

Net impact on interest expense	$1,845

Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, and collateral, the interest rate will increase by one percentage point per annum. Foster Wheeler intends to add the additional guarantors and collateral.

(5)
Includes the exchange of 99.2% of the aggregate principal amount of 2009 Series C Robbins bonds, 99.1% of the aggregate accreted principal amount of Series D Robbins bonds, and 73.4% of the aggregate principal amount of 2024 Series C Robbins bonds for common shares and preferred shares and elimination of the corresponding percentage of interest expense.

(6)
Includes the exchange of 98.5% of the aggregate principal amount of the convertible notes for common shares and preferred shares, and the elimination of the corresponding percentage of interest expense and issuance costs amortization.

(7)
Includes the exchange of 59.3% of the aggregate liquidation amount of the trust securities for common shares, preferred shares and warrants, and the elimination of the corresponding percentage of interest expense and issuance costs amortization.

(8)
Reflects the award of 1,901,810 common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors, subject to certain restrictions, under a restricted stock plan which we adopted in conjunction with the closing of the equity-for-debt exchange offer. Grants under the restricted stock plan will be expensed over an approximate 27-month vesting period. Also, reflects the issuance of options to purchase 26,845 common shares to members of the board of directors under a stock option plan adopted in conjunction with the closing of the exchange offer. The options vest over a 13-month period.

Unaudited Pro Forma Condensed Consolidated Income Statement(1)
(In thousands, except per share amounts)

	For the Nine Months Ended September 24, 2004	Pro Forma Adjustment for the Senior Secured Credit Agreement, Restricted Stock Plan and Options Granted to Management(3)	Pro Forma Adjustment for 2005 Notes(4)	Pro Forma Adjustment for Robbins Bonds(5)	Pro Forma Adjustment for Convertible Notes(6)	Pro Forma Adjustment for Trust Securities (7)	Pro Forma for the Nine Months Ended September 24, 2004
Operating revenues	$2,021,932	$—	$—	$—	$—	$—	$2,021,932
Other income	82,613	—	—	—	—	—	82,613

Total revenues and other income	2,104,545	—	—	—	—	—	2,104,545

Cost of operating revenues	1,793,628	—	—	—	—	—	1,793,628
Selling, general and administrative expenses	168,502	6,107 (8)	—	—	—	—	174,609
Other deductions	32,255	—	—	—	—	—	32,255
Loss on equity-for-debt exchange	174,941	(10,661)	(15,313)	(10,032)	(205,292)	66,357	—
Interest expense	63,109	(6,057)	1,541	(4,929)	(10,826)	(174)	42,664
Dividends on preferred securities of subsidiary trust	14,445	—	—	—	—	(8,570)	5,875
Minority interest in net earnings of consolidated affiliates	4,912	—	—	—	—	—	4,912

Total costs and expenses	2,251,792	(10,611)	(13,772)	(14,961)	(216,118)	57,613	2,053,943

Income (loss) before taxes	(147,247)	10,611	13,772	14,961	216,118	(57,613)	50,602
Provision for income taxes	42,686	—	—	—	—	—	42,686

Net income (loss)(8)	$(189,933)	$10,611	$13,772	$14,961	$216,118	$(57,613)	$7,916

Net income allocated to preferred shareholders(2)	—						6,915

Net income available to common shareholders(2)	$(189,933)						$1,001

Earnings (loss) per share:
Basic earnings (loss) per common share	$(92.01)						$0.18
Weighted average number of common shares outstanding(in thousands)-basic	2,064						5,648
Diluted earnings (loss) per common share	$(92.01)						$0.18	(9)
Weighted average number of common shares outstanding(in thousands)-diluted	2,064						6,218

Notes to unaudited pro forma condensed consolidated income statement (in thousands, except per share data):

(1)
The unaudited pro forma condensed consolidated income statement has been prepared to reflect the exchange on September 24, 2004 (along with the subsequent offering period) of 98.5% of the convertible notes for common shares and preferred shares, the exchange of 99.2% of the 2009 Series C Robbins bonds for common shares and preferred shares, the exchange of 99.1% of the Series D Robbins bonds for common shares and preferred shares, the exchange of 73.4% of the 2024 Series C Robbins bonds for common shares and preferred shares, the exchange of 59.3% of the trust securities for common shares, preferred shares and warrants, the exchange of 94.3% of the 2005 notes for rollover notes, common shares and preferred shares, and the issuance of $120,000 in aggregate principal amount of upsize notes, the proceeds of which were used to repay amounts outstanding under the senior secured credit agreement and the subsequent exchange of all of the upsize notes for registered notes, as if such exchange and issuance had occurred on December 28, 2002. A price of $9.40 per common share, $615.00 per preferred share and $4.00 per warrant is used. The pro forma income statement does not reflect (a) the non-recurring loss of $(4,800) on the issuance of the upsize notes, (b) the non-recurring loss of $(20,960) on exchange of common shares and preferred shares for the 2005 notes and Robbins bonds, (c) the non-recurring gain of $74,076 on exchange of common shares, preferred shares and warrants for the trust securities, (d) the non-recurring loss of $(202,616) on the conversion of the convertible notes or (e) the write-off of issuance and offering costs of $(20,754).

(2)
In accordance with Emerging Issues Task Force Issue No. 03-6, "Participating Securities and the Two-Class Method under FAS 128," net income was allocated to preferred shareholders based on the number of common shares they would hold on an as converted basis.

(3)
Assumes that $120,000 of debt outstanding under our senior secured credit agreement is repaid using the proceeds of the issuance of the upsize notes and corresponding interest and issuance cost amortizations are eliminated, and additional interest and premium amortization are incurred on the upsize notes:

Interest on senior secured credit agreement	$(7,345)
Net impact of amortization of issuance expenses	(2,448)
Interest and premium amortization on upsize notes	9,289
Amortization of bank fee	(5,553)

Net impact on interest expense	$(6,057)

Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, and collateral, the interest rate will increase by one percentage point per annum. Foster Wheeler intends to add the additional guarantors and collateral.

(4)
Includes the exchange of 94.3% of the aggregate principal amount of the 2005 notes for rollover notes, the corresponding interest and original issuance costs amortizations are eliminated, additional interest and premium amortization is incurred on the rollover notes, and the unamortized original issuance costs of the 2005 notes are amortized over the term of the rollover notes:

Interest on the 2005 notes	$(9,351)
Net impact of amortization of issuance expenses	(59)
Interest and premium amortization on rollover notes	10,951

Net impact on interest expense	$1,541

Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, and collateral, the interest rate will increase by one percentage point per annum. Foster Wheeler intends to add the additional guarantors and collateral.

(5)
Includes the exchange of 99.2% of the aggregate principal amount of 2009 Series C Robbins bonds, 99.1% of the aggregate accreted principal amount of Series D Robbins bonds, and 73.4% of the aggregate principal amount of 2024 Series C Robbins bonds for common shares and preferred shares and elimination of the corresponding percentage of interest expense.

(6)
Includes the exchange of 98.5% of the aggregate principal amount of the convertible notes for common shares and preferred shares, and the elimination of the corresponding percentage of interest expense and issuance costs amortization.

(7)
Includes the exchange of 59.3% of the aggregate liquidation amount of the trust securities for common shares, preferred shares and warrants, and the elimination of the corresponding percentage of interest expense and issuance costs amortization.

(8)
Reflects the award of 1,901,810 common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors, subject to certain restrictions, under a restricted stock plan which we adopted in conjunction with the closing of the equity-for-debt exchange offer. Grants under the restricted stock plan will be expensed over an approximate 27-month vesting period. Also, reflects the issuance of options to purchase 26,845 common shares to members of the board of directors under a stock option plan adopted in conjunction with the closing of the exchange offer. The options vest over a 13-month period.

(9)
For purposes of calculating diluted earnings per share, the net income allocated to preferred shareholders has decreased to $6,827 and the net income available to common shareholders has increased to $1,089 to reflect (a) the unvested portion of the common shares issued under the restricted stock plan, (b) the warrants to purchase common shares issued to existing common shareholders, (c) the warrants to purchase common shares issued to holders of the trust securities and (d) the options to purchase common shares issued to members of Foster Wheeler Ltd.'s senior management and board of directors. The weighted average number of shares outstanding is increased based on these securities as well.

SELECTED FINANCIAL DATA

        The following selected balance sheet data as of December 26, 2003 and December 27, 2002 and selected statement of operations data for each of our three fiscal years in the period ended December 26, 2003 have been derived from our audited consolidated financial statements included in our 2003 annual report on Form 10-K/A and except as described in the following paragraph, which has been incorporated by reference in this prospectus. The selected balance sheet data as of September 24, 2004 and the selected statement of operations data for the nine months ended September 24, 2004 and September 26, 2003 have been derived from our unaudited condensed consolidated financial statements included in our quarterly report on Form 10-Q for the quarter ended September 24, 2004 which has been incorporated by reference in this prospectus. In our opinion, the selected balance sheet data as of September 24, 2004 and the selected statement of operations data for the nine months ended September 24, 2004 and September 26, 2003 reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the data for those periods. Our results of operations for the nine months ended September 24, 2004 may not be indicative of results that may be expected for the full year. The selected balance sheet data for 2001, 2000 and 1999, and the selected statement of operations data for the years ended 2000 and 1999, have been derived from Item 6 of our annual report on Form 10-K/A for the year ended December 26, 2003 which has been incorporated by reference in this prospectus. The selected balance sheet data as of September 26, 2003 has been derived from our unaudited condensed consolidated financial statements included in our quarterly report on Form 10-Q/A-1 for the quarter ended September 26, 2003, not incorporated by reference in this prospectus. Our operating data for each period displayed is derived from our books and records. You should read this information together with the consolidated financial statements, including the notes contained in the consolidated financial statements, of us and our subsidiaries, which are incorporated by reference in this prospectus.

        All references to the number of shares and per share amounts have been adjusted to reflect the one-for-twenty reverse split of the common shares of Foster Wheeler Ltd. that was effective November 29, 2004.

	Fiscal year ended
						Nine months ended September 24, 2004**	Nine months ended September 26, 2003**
	2003**	2002**	2001**	2000**	1999**
	(in thousands, except per share amounts)
Statement of Operations Data:
Revenues	$3,801,308	$3,574,537	$3,392,474	$3,969,355	$3,944,074	$2,104,545	$2,642,872
(Loss)/earnings before income taxes	(109,637) (1)	(360,062) (2)	(212,965) (4)	52,166	(194,288) (6)	(147,247) (7)	(56,376) (8)
Provision/(benefit) for income taxes	47,426	14,657	123,395 (5)	15,179	(48,208)	42,686	19,679
(Loss)/earnings prior to cumulative effect of a change in accounting principle	(157,063)	(374,719)	(336,360)	36,987	(146,080)	(189,933)	(76,055)
Cumulative effect of a change in accounting principle for goodwill, net of $0 tax	—	(150,500) (3)	—	—	—	—	—
Net (loss)/earnings	$(157,063)	$(525,219)	$(336,360)	$36,987	$(146,080)	$(189,933)	$(76,055)
(Loss)/earnings per share—basic and diluted:
Net (loss)/earnings prior to cumulative effect of a change in accounting principle	$(76.53)	$(182.98)	$(164.58)	$18.13	$(71.71)	$(92.01)	$(37.06)
Cumulative effect on prior years (to December 31, 2001) of a change in accounting principle	—	(73.49)	—	—	—	—	—
Net (loss)/earnings per share—basic and diluted	$(76.53)	$(256.47)	$(164.58)	$18.13	$(71.71)	$(92.01)	$(37.06)
Shares outstanding:

Weighted-average number of basic shares outstanding	2,052	2,048	2,044	2,040	2,037	2,064	2,052
Effect of stock options	*	*	*	0	*	*	*

Total weighted-average number of diluted shares	2,052	2,048	2,044	2,040	2,037	2,064	2,052

Balance Sheet Data:
Current assets	$1,174,376	$1,329,847	$1,754,376	$1,622,976	$1,615,096	$1,067,285	$1,191,800
Current liabilities	1,373,760	1,449,795	2,388,620	1,454,603	1,471,552	1,279,354	1,337,599
Working capital	(199,384)	(119,948)	(634,244)	168,373	143,544	(212,069)	(145,799)
Land, buildings and equipment (net)	309,615	407,819	399,198	495,034	648,199	279,176	341,396
Total assets	2,506,530	2,842,277	3,325,837	3,507,581	3,467,085	2,268,344	2,596,917
Long-term borrowings (including current installments)	1,033,072	1,124,262	1,042,050	972,898	1,073,800	577,004	1,088,024
Cash dividends per common share	—	—	2.40	4.80	10.80	—	—
Other Data:
Unfilled orders, end of period	$2,285,318	$5,445,934	$6,004,420	$6,142,347	$6,050,525	$1,807,601	$2,998,691
New orders booked	2,163,499	3,052,410	4,109,321	4,480,000	3,623,202	1,617,555	1,705,819

1)
Includes in fiscal year 2003, a $(15,100) impairment loss on the anticipated sale of a domestic corporate office building; a $16,700 gain on the sale of certain assets of Foster Wheeler Environmental Corporation ("Environmental") and a gain of $4,300 on the sale of a waste-to-energy plant; revisions to project claim estimates and related cost of $1,500; revisions to project estimates and related receivable allowances of $(32,300); provision for asbestos claims of $(68,100); performance intervention and restructuring charges of $(43,600); charges for severance cost of $(15,900); and legal and other gains of of $800.

2)
Includes in fiscal year 2002, losses recognized in anticipation of sales of $(54,500); revisions to project claim estimates and related costs of $(136,200); revisions to project cost estimates and related receivable allowances of $(80,500); provision for asbestos claims of $(26,200); provision for domestic plant impairment of $(18,700); performance intervention and restructuring charges of $(37,100); increased pension and postretirement medical costs of $(10,600); and severance, increased legal and other provisions of $(31,600).

3)
In fiscal year 2002, the Company recognized $(150,500) of impairment losses upon adoption of SFAS No. 142, "Goodwill and Other Intangible Assets."

4)
Includes in fiscal year 2001, losses recognized in anticipation of sales of $(40,300); revisions to project claim estimates and related costs of $(37,000); revisions to project cost estimates and related receivable allowances of $(123,600); provision for domestic plant impairment of $(6,100); increased pension and postretirement medical costs of $(9,100); and severance, increased legal and other provisions of $(38,200).

5)
Includes in fiscal year 2001, a valuation allowance for domestic deferred tax assets of $(194,600).

6)
Includes in fiscal year 1999, a provision for cost realignment of $(37,600) and a charge totaling $(244,600) of which $(214,000) relates to the Robbins Facility write-down and $(30,600) relates to the current year operations of the Robbins Facility.

7)
Includes in the nine months ended September 24, 2004, a gain of $13,400 on the settlement of asbestos litigation; a gain of $19,200 on the sale of development rights to certain power projects in Europe; a gain associated with the re-evaluation of contract cost estimates of $10,900, a $(174,900) charge associated with the consummation of the equity-for-debt exchange; a charge of $(15,200) for restructuring and credit agreement costs; and an aggregate gain of $200 for severance costs and legal settlements.

8)
Includes in the nine months ended September 26, 2003, charges associated with the re-evaluation of project claim estimates and contract cost estimates of $(32,200); a net gain of $15,300 resulting from the sale of Environmental; a $(15,100) impairment loss on the anticipated sale of a domestic corporate office building; and an aggregate charge of $(54,900) for restructuring and credit agreement costs, severance costs, pension curtailment and legal settlements and other provisions.

*
The effect of stock options was not included in the calculation of diluted earnings per share due to either their antidilutive effect or because the options' exercise price was greater than the average market price for such period. The effect of the convertible notes was not included in the calculation of diluted earnings per share due to their antidilutive effect.

**
The selected financial data has been revised to reflect the one-for-twenty reverse split of the common shares of Foster Wheeler Ltd. that was effective November 29, 2004. As a result of the reverse split, each holder of common shares of Foster Wheeler Ltd. holds one common share for every 20 such common shares held before the reverse stock split. The conversion ratio for the preferred shares and the terms of issued options and warrants to purchase common shares were adjusted accordingly. All references to the number of shares and per share amounts have been adjusted to reflect the reverse split of the common shares of Foster Wheeler Ltd. on a retroactive basis.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows the ratio of earnings to fixed charges for Foster Wheeler Ltd., including its subsidiaries on a consolidated basis.

	Fiscal Year					Nine Months Ended		Year ended December 26, 2003 on a pro forma basis for the exchange offer, the issuance of the upsize notes and the share capital alterations (2)(3)(4)	Nine Months ended September 24, 2004 on a pro forma basis for the exchange offer, the issuance of the upsize notes and the share capital alterations (3)(4)
						September 24, 2004	September 26, 2003
	2003	2002	2001	2000	1999
Ratio of earnings to fixed charges (1)(2)	—	—	—	1.47	—	—	—	—	1.85

(1)
Includes in fiscal years 1999, 2000, 2001, 2002 and 2003 and in the nine month periods ended September 24, 2004 and September 26, 2003 dividends on preferred securities of a subsidiary trust of $15,181, $15,750, $15,750, $16,610, $18,130, $14,445, and $13,443, respectively. The pro forma results for the year ended December 26, 2003 include a $10,988 reduction in dividends on the trust securities, a $14,709 reduction in interest on the convertible notes, a $1,845 increase in interest on the 2005 notes, and a $6,660 reduction in interest on the Robbins bonds. The pro forma results for the nine months ended September 24, 2004 include a $8,744 reduction in dividends on the trust securities, a $10,826 reduction in interest on the convertible notes, a $1,541 increase in interest on the 2005 notes, and a $4,929 reduction in interest on the Robbins bonds. The pro forma results also include the issuance of $120,000 in aggregate principal amount of upsize notes, the proceeds of which were used to reduce amounts outstanding under our senior secured credit agreement.

(2)
Earnings are inadequate to cover fixed charges by $207,749, $216,122, $363,418, $116,803, $57,862 and $151,456 for fiscal years 1999, 2001, 2002 and 2003 and the nine month periods ended September 26, 2003 and September 24, 2004, respectively on a pro forma basis, the coverage deficiency is $94,322 for the year ended December 26, 2003.

(3)
Reflects that:

•
holders of 59.3% of the aggregate liquidation amount of trust securities tendered in the equity-for-debt exchange offer; and

•
holders of 98.5% of the aggregate principal amount of convertible notes tendered in the equity-for-debt exchange offer; and

•
holders of 99.2% of the aggregate principal amount, outstanding as of June 25, 2004, of 2009 Series C Robbins bonds tendered in the equity-for-debt exchange offer; and

•
holders of 99.1% of the accreted principal amount, outstanding as of June 25, 2004, of Series D Robbins bonds tendered in the equity-for-debt exchange offer; and

•
holders of 73.4% of aggregate principal amount, outstanding as of June 25, 2004, of 2024 Series C Robbins bonds tendered; and

•
holders of 94.3% of the aggregate principal amount of 2005 notes tendered in the equity-for-debt exchange offer.

The numerator of the above ratio consists of the following:

  •
  net earnings (loss) prior to cumulative effect of change in accounting principle, plus

  •
  the provision (benefit) for income taxes, plus

  •
  fixed charges, minus

  •
  capitalized interest, plus

  •
  capitalized interest amortized, minus

  •
  equity earnings of non-consolidated subsidiaries accounted for by the equity method, net of dividends.

        Fixed charges include the sum of the following:

  •
  interest expensed and capitalized;

  •
  amortized premiums, discounts and capitalized expenses related to indebtedness;

  •
  imputed interest on non-capitalized lease payments; and

  •
  preference security dividend requirements of consolidated subsidiaries.

(4)
Reflects the award of 1,901,810 common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors, subject to certain restrictions, under a restricted stock plan which we adopted in conjunction with the closing of the equity-for-debt exchange offer. Grants under the restricted stock plan will be expensed over an approximate 27-month vesting period. Also, reflects the issuance of options to purchase 26,845 common shares to members of the board of directors under a stock option plan adopted in conjunction with the closing of the exchange offer. The options vest over a 13-month period.

USE OF PROCEEDS

        The selling securityholders will receive all of the proceeds from the sale of securities offered pursuant to this prospectus. We will not receive any proceeds from the sale of securities being offered hereby.

MARKET PRICE INFORMATION

Market Prices for the Common Shares and Preferred Shares

        The common shares were traded on the NYSE under the symbol "FWC" until November 14, 2003 and since then, the common shares have been quoted on the OTC Bulletin Board under the symbol "FWHLF.OB". The preferred shares have been quoted on the OTC Bulletin Board under the symbol "FWLBF.PK".

        The table below sets forth, for the periods indicated, the high and low market prices for the common shares as reported on the NYSE and the high and low bid prices on the OTC Bulletin Board. The OTC Bulletin Board prices reflect inter dealer prices, without retail mark-up, mark-down, or commission and may not represent actual transactions. The common share prices have been adjusted for the one-for-twenty reverse stock split that was effective on November 29, 2004.

	Common Shares		Preferred Shares
	High	Low	High	Low
	(in $)
2001
First Quarter	374.80	106.20	—	—
Second Quarter	355.00	144.00	—	—
Third Quarter	190.00	86.00	—	—
Fourth Quarter	116.60	78.60	—	—
2002
First Quarter	107.80	32.00	—	—
Second Quarter	75.00	26.00	—	—
Third Quarter	47.00	27.00	—	—
Fourth Quarter	38.00	20.00	—	—
2003
First Quarter	37.40	17.00	—	—
Second Quarter	60.00	24.00	—	—
Third Quarter	44.80	21.40	—	—
Fourth Quarter	27.60	15.00	—	—
2004
First Quarter	38.40	19.60	—	—
Second Quarter	36.60	21.60	—	—
Third Quarter	29.20	8.80	—	—
Fourth Quarter (through December 20, 2004)	17.00	8.40	962	558

        On December 20, 2004, the closing price of the common shares on the OTC Bulletin Board was $14.80. As of December 3, 2004, there were approximately 22,554,148 million common shares outstanding. As of December 20, 2004, the last sale price of the preferred shares on the OTC Bulletin Board was $962. As of December 3, 2004, there were approximately 352,234 preferred shares outstanding.

        Foster Wheeler Ltd. has not paid dividends on its common shares since July, 2001 and does not anticipate paying any dividends on its common shares or preferred shares in the foreseeable future.

Under Bermuda law, Foster Wheeler Ltd. can only pay dividends if there are no reasonable grounds for believing that Foster Wheeler Ltd. is, or after the payment of such dividends would be, unable to pay its liabilities as they become due or that the realizable value of Foster Wheeler Ltd.'s assets would thereby be less than the aggregate of its liabilities, its issued share capital and its share premium accounts. In addition, under the terms of the senior secured credit agreement and the indentures governing the notes, Foster Wheeler Ltd.'s subsidiaries face restrictions on their ability to pay dividends to Foster Wheeler Ltd. In addition, certain of Foster Wheeler Ltd.'s non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory minimum capitalization requirements in their jurisdictions of organization that restrict the amount of funds that such subsidiaries may distribute. Distributions in excess of these specified amounts would violate the terms of the agreements or applicable law which could result in civil or criminal penalties.

Market Prices for the Warrants and Notes

        There is no established trading market for the warrants or the notes.

DESCRIPTION OF SHARE CAPITAL

        The following description of Foster Wheeler Ltd.'s share capital summarizes certain provisions of Foster Wheeler Ltd.'s memorandum of association and bye-laws and a certificate of designation in respect of the preferred shares and of applicable Bermuda law. Such summaries are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of Foster Wheeler Ltd.'s memorandum of association and bye-laws, and the certificate of designation in respect of the preferred shares, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors are urged to read those exhibits carefully.

General

        Foster Wheeler Ltd. is an exempted company incorporated under the Companies Act 1981 of Bermuda on 20 December 2000 and registered with the Registrar of Companies in Bermuda under registration number 29761. Foster Wheeler Ltd.'s registered office is located at 2 Church Street, Hamilton, HM 11, Bermuda. Our agent for service of process in the United States in connection with this offering is Foster Wheeler LLC, Perryville Office Park, Clinton, NJ 08809-4000, USA.

Share Capital

        As of December 3, 2004, the authorized share capital of Foster Wheeler Ltd. consisted of 74,043,157.5652 common shares, par value US$0.01 per share and 1,252,290.2848 preferred shares par value US$0.01 per share. 400,000 preferred shares are designated in Foster Wheeler Ltd.'s bye-laws as Series A Junior Participating Preferred Shares and 1,014,785 were designated by authority of Foster Wheeler Ltd.'s board of directors as Series B Convertible Preferred Shares (liquidation preference $0.01 per preferred share). As of December 3, 2004, there were 22,554,148 common shares issued and outstanding, excluding 13,212,514 common shares issuable upon exercise of options and warrants granted and available for grant as of December 3, 2004, excluding 606,788 common shares issuable under the Foster Wheeler Ltd. management restricted stock plan, and excluding the common shares issuable upon conversion of the convertible notes, and approximately 352,234 Series B Convertible Preferred Shares issued and outstanding. All of the issued and outstanding common shares and preferred shares are fully paid.

        Subject to any resolution of the shareholders to the contrary, the board of directors of Foster Wheeler Ltd. is authorized to issue any authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote shares of Foster Wheeler Ltd.

Common Shares

        Generally.    Foster Wheeler Ltd.'s common shares, into which the Series B Convertible Preferred Shares are convertible, are quoted on the Over-the-Counter Bulletin Board under the symbol "FWLRF.OB". Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights.

        Liquidation Rights.    In the event of the liquidation, dissolution or winding up of Foster Wheeler Ltd., the holders of common shares are entitled to share equally and ratably (with the holders of other shares of Foster Wheeler Ltd., entitling the holders to liquidation rights pro rata with the common shares, including holders of preferred shares) in the assets, if any, remaining after the payment of all of Foster Wheeler Ltd.'s debts and liabilities, subject to any liquidation preference on any outstanding preferred shares.

        Voting Rights.    Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by Foster Wheeler Ltd.'s bye-laws, resolutions to be approved by holders of common shares require approval by an affirmative majority of the votes cast at a meeting at which a quorum is present. The common shares and, prior to their becoming convertible, the preferred shares will vote together as a single class except in the case of circumstances which constitute a variation of the rights of the common shares or the preferred shares, as described below or as required by applicable law, when holders of common shares and preferred shares will each vote as a separate class.

        The bye-laws of Foster Wheeler Ltd. provide that any variation of the rights attached to the common shares, whether by the amendment, alteration or repeal of the terms of the memorandum of association and bye-laws of Foster Wheeler Ltd. relating to the common shares or resulting from any merger, amalgamation or similar business combination, or otherwise would require the approval of holders of at least three fourths of the issued and outstanding common shares, voting as a separate class. This approval can be evidenced either by a unanimous consent in writing or by a resolution passed by the requisite majority at a meeting of the holders of the common shares at which a quorum consisting of at least two persons holding or representing one-third of the issued and outstanding common shares is present.

        Dividend Rights.    Foster Wheeler Ltd.'s board of directors may declare and pay dividends on the common shares or the preferred shares or make distributions out of contributed surplus from time to time unless there are reasonable grounds for believing Foster Wheeler Ltd. is or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. There are no restrictions on Foster Wheeler Ltd.'s ability to transfer funds, other than funds denominated by Bermuda dollars, in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares or preferred shares. The board of directors may declare that any dividend be paid wholly or partly by the distribution of shares of Foster Wheeler Ltd. and/or specific assets.

Preferred Shares

Generally

        Foster Wheeler Ltd.'s board of directors may establish one or more series of preferred shares without any further shareholder approval. The board may fix the number, designations, rights, preferences, limitations and voting rights of such series, provided that such provisions must, at a minimum, (1) entitle the holders of such shares, voting as a class, to elect at least two directors upon certain defaults with respect to the payment of dividends; and (2) require the affirmative approval of holders of at least two-thirds of the issued preferred shares for any amendments to the memorandum of association or bye-laws of Foster Wheeler Ltd. altering materially any provision of such shares. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of Foster Wheeler Ltd.

Terms of the Series B Convertible Preferred Shares

        1,014,785 preferred shares were designated the "Series B Convertible Preferred Shares" pursuant to a certificate of designation adopted by resolution of the board of directors of Foster Wheeler Ltd. on September 24, 2004 and as of December 3, 2004, 352,234 such shares are issued and outstanding. In this section, and in this prospectus generally, we refer to the Series B Convertible Preferred Shares as the preferred shares. The material terms of the preferred shares are described below. The description contained in this section is qualified in its entirety by the certificate of designation relating to the preferred shares which has been filed as an exhibit to the registration statement of which this prospectus is a part. Holders of preferred shares have no pre-emptive, redemption, or sinking fund rights.

        Conversion Rights.    The certificate of designation provides that each preferred share is convertible at the holder's option into 65 common shares.

        In order to effect a conversion of preferred shares, a holder must deliver a notice of conversion to Foster Wheeler Ltd. Upon receipt by Foster Wheeler Ltd. of the notice of conversion, the holder's preferred shares will immediately cease to have the rights and restrictions of a preferred share, and the holder will simultaneously receive common shares in accordance with the terms outlined above. We delivered a copy of the form of notice of conversion to each holder of preferred shares on November 15, 2004. We will also deliver a copy of such notice at any time at the request of a holder of preferred shares. Upon such a conversion of the preferred shares, the number of authorized preferred shares will decrease and the number of authorized, issued and outstanding common shares will increase by a proportionate amount.

        Voting Rights.    The preferred shares have no voting rights except in limited circumstances described below, or as required under Bermuda law and Foster Wheeler Ltd.'s bye-laws.

        The terms of the preferred shares provide that any amendment, alteration or repeal of the terms of the memorandum of association and bye-laws or the certificate of designation relating to the preferred shares which would affect the powers, preferences or rights of the preferred shares, including but not limited to variations resulting from or in connection with any merger, amalgamation or asset sale, will require the approval of holders of at least three fourths of the issued and outstanding preferred shares, voting as a separate class. This approval can be evidenced either by a unanimous consent in writing or by a resolution passed by the requisite majority at a meeting of the holders of the preferred shares at which a quorum consisting of at least two persons holding or representing one third of the issued and outstanding preferred shares is present.

        Foster Wheeler Ltd. will cause a notice of any meeting at which holders of the preferred shares are entitled to vote to be given to each registered holder of preferred shares in accordance with its bye-laws.

        Dividend Rights.    The preferred shares have the right to receive dividends, when, as and if declared by the board of directors of Foster Wheeler Ltd., and paid on the common shares on a pro rata basis, as though the preferred shares had been converted immediately prior to the declaration of such dividend. Foster Wheeler Ltd.'s board of directors may declare and pay dividends on the common shares and preferred shares or make distributions to shareholders out of contributed surplus from time to time unless there are reasonable grounds for believing that Foster Wheeler Ltd. is or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. There are no restrictions on Foster Wheeler Ltd.'s ability to transfer funds, other than funds denominated by Bermuda dollars, in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares or preferred shares. The board of directors may declare that any dividend be paid wholly or partly by the distribution of shares of Foster Wheeler Ltd. and/or specific assets. In addition, the holders of preferred shares will be entitled to dividends as set forth below, in each case subject to Bermuda law.

        Under a lockup agreement that we entered into in connection with the equity-for-debt exchange offer, we have agreed, and the certificate of designation provides:

          (1)   that, within five business days following the issue date of the preferred shares (i) we shall have increased the number of directors of Foster Wheeler Ltd. from seven to eight and, until the actions described in clause (iii) of this paragraph (1) have been taken, we shall not increase the number of directors to more than eight; (ii) three of the six incumbent independent directors of Foster Wheeler Ltd. shall have resigned; and (iii) the continuing members of the board of directors of Foster Wheeler Ltd. shall have nominated and appointed four directors proposed by the holders who are party to the lockup agreement that qualify as independent directors and are reasonably acceptable to the continuing members of the board of directors. Subject to local law (and without limiting and in addition to the holders' right to specific performance under the lockup agreement), if we have failed to take any of the actions described in, or take any action prohibited under, the first sentence of this paragraph, then on the sixth business day following the issue date that occurs before the preferred shares become optionally convertible, we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $2,500,000, in preference to and to the exclusion of the holders of the common shares. Thereafter on each quarterly anniversary of the sixth business day following the issue date, if we have not taken any of the actions described in, or takes any action prohibited under, clauses (i), (ii) and (iii) of the first sentence of this paragraph, then we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $2,500,000, in preference to and to the exclusion of the holders of the common shares. Notwithstanding the foregoing, we shall not be required to declare or pay any dividend under this paragraph unless the holders who were party to the lockup agreement have delivered to us the names and resumes of no less than seven potential nominees that are in each case independent of management and are reasonably expected to be reasonably acceptable to the continuing members of the board on or before the date that is two weeks prior to the date such dividends would have otherwise been required to be declared and paid. As of October 1, 2004, we had satisfied each clause of this provision.

          (2)   as soon as practicable following the first issue date of the preferred shares, and in any event no later than thirty calendar days thereafter, to file a preliminary proxy statement with the Commission regarding meetings of the shareholders of Foster Wheeler Ltd. in order to recommend adoption and approval of the following actions: (A) to authorize a reverse split (i.e., consolidation) of its issued and outstanding common shares on a one-to-twenty basis; provided that such reverse split shall be effective subject to and following the shareholder votes on the matters set forth in clauses (B) and (C) hereof, (B) to approve the Par Value Reduction, (as defined in the certificate of designation) and (C) to increase its authorized capital sufficient to allow conversion of the preferred shares (taking into account any outstanding warrants, options and similar rights for which common shares have been or may be separately reserved). The reverse stock split must be approved by a majority of votes cast by the shareholders as a whole and by holders of three fourths of the issued and outstanding common shares voting as a separate class. Subject to local law (and without limiting and in addition to the holders' right to specific performance under the lockup agreement), if we have failed to file such proxy statement, then on the 31st day following the issue date, we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000, in preference to and to the exclusion of the holders of the common shares. Thereafter on each quarterly anniversary of the 31st day following the issue date, if we have not filed such proxy statement, then we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000, in preference to and to the exclusion of the holders of the common shares. As of October 15, 2004, we had satisfied each clause of this provision.

          (3)   that we will mail the proxy statement described above within five business days following the date that the Commission clears such proxy to be mailed. Subject to local law (and without limiting and in addition to the holders' right to specific performance under the lockup agreement), if we have failed to take the action described in the first sentence of this paragraph, then on the sixth day following such clearance date, we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000, in preference to and to the exclusion of the holders of the common shares. Thereafter on each quarterly anniversary of the sixth day following such clearance date, if we have not mailed such proxy, then we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000, in preference to and to the exclusion of the holders of the common shares. As of October 29, 2004, we had satisfied this provision.

          (4)   that we will convene meetings of the shareholders of Foster Wheeler Ltd. to approve the actions described in clauses (A), (B) and (C) of paragraph (2) above on or prior to November 30, 2004. Subject to local law (and without limiting and in addition to the holders' right to specific performance under the lockup agreement), if we have failed to take the action described in the first sentence of this paragraph, then on December 1, 2004, we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $2,500,000, in preference to and to the exclusion of the holders of the common shares. Thereafter on each quarterly anniversary of December 1, if we have not taken the action described in the first sentence of this paragraph, then we shall declare and pay a dividend on the issued and outstanding preferred shares in the amount of $2,500,000, in preference to and to the exclusion of the holders of the common shares. As of November 29, 2004, we had satisfied this provision.

          (5)   that we will use our commercially reasonable best efforts to (i) list the common shares on the New York Stock Exchange or the NASDAQ Stock Market as promptly as practicable; provided that we shall not be obliged to apply for such listing until such time as we reasonably believe we meet the applicable listing criteria, (ii) to cooperate to the extent allowed by applicable laws or rules in facilitating the quotation of the preferred shares on the OTC Bulletin Board or, at such time as we meet the applicable listing criteria, to list the preferred shares on the New York Stock Exchange or the NASDAQ Stock Market; provided that we shall not be obligated to apply for such listing until such time as we reasonably believe we meet the applicable listing criteria and (iii) to cooperate to the extent allowed by applicable laws or rules in facilitating the quotation of the warrants on the OTC Bulletin Board or, at such time as we meet the applicable listing criteria, to list the warrants on the New York Stock Exchange or the NASDAQ Stock Market; provided that we shall not be obligated to apply for such listing until such time as we reasonably believe we meet the applicable listing criteria, in each case as promptly as practicable if the preferred shares have not become convertible as described above on or prior to November 30, 2004, provided that, after the preferred shares have become convertible, we have agreed not to apply to list, and if listed, to use our reasonable best efforts (which in any event shall include any action within our control) to promptly delist, the preferred shares. Subject to local law (and without limiting and in addition to the holders' right to specific performance under the lockup agreement), if we have failed to use our commercially reasonable best efforts to take such actions as may be required under clause (i) of the first sentence of this paragraph, to cooperate under clauses (ii) or (iii) of the first sentence of this paragraph as it relates to listing but not delisting of the preferred shares then on the 30th business day following the receipt of notice of such failure from the holders of 25% of the preferred shares outstanding, if such failure shall not have been cured prior to such date, we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000, in preference to and to the exclusion of the holders of the common shares. Thereafter on each quarterly anniversary of the first such payment date, if we have not used our commercially reasonable best efforts to take such actions as may be required under clause (i) of the first sentence of this paragraph, or to cooperate under clauses (ii) or (iii) of the first sentence of this paragraph, then we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000, in preference to and to the exclusion of the holders of the common shares.

          (6)   that we will take all steps necessary to adopt the appropriate amendments to the organizational documents of Foster Wheeler Ltd. to effect the actions described in the first sentence of paragraph (2) above, including (A) adopting board resolutions recommending such actions, (B) distributing timely notice of such meetings to its shareholders, (C) complying with applicable proxy solicitation requirements as soon as practicable, (D) if a quorum is not present on a scheduled date of any such meeting, postponing and reconvening such meeting at least twice and (E) with respect to the action described in clause (B) of paragraph (2) above, duly conveying and holding a separate general meeting of the holders of the common shares. Subject to local law (and without limiting and in addition to the holders' right to specific performance under the lockup agreement), if we fail to take such actions as may be required under the first sentence of this paragraph, then on the 30th business day following receipt of notice of such failure from the holders of 25% of the preferred shares outstanding, if such failure shall not have been cured prior to such date, we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000, in preference to and to the exclusion of the holders of the common shares. Thereafter, on each quarterly anniversary of the first such payment date, if we have failed to take such action as may be required under the first sentence of this paragraph, then we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000, in preference to and to the exclusion of the holders of the common shares. As of November 29, 2004, we had satisfied each clause of this provision.

          (7)   that (i) we will adopt the board resolution necessary to issue the common shares issuable upon conversion of the preferred shares on the date that the certificate of designation is approved in final form, with effect on the date on which the preferred shares are issued and (ii) following its adoption, we are required (x) to refrain from taking any action to impair, rescind or alter such resolution following its adoption, to at all times after our authorized capital has been increased as described in paragraph (2) above, reserve that number of common shares (taking into account any outstanding warrants, options and similar rights for which the common shares have been or may be separately reserved) sufficient to allow, and maintain sufficient share premium to effect, the conversion of the preferred shares and issuance of related common shares. Subject to local law (and without limiting and in addition to the holders' right to specific performance under the lockup agreement), if we have failed to take the action described in clause (i), or if we have failed to take or to refrain from taking, as the case may be, the actions described in clause (ii) of the first sentence of this paragraph, then on the sixth day following its failure, we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $2,500,000, in preference to and to the exclusion of the holders of the common shares. Thereafter on each quarterly anniversary of the first such payment date, if we have not taken the action described in clause (i) (or refrain from taking the action described in clause (ii)) of the first sentence of this paragraph, then we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregated amount of $2,500,000, in preference to and to the exclusion of the holders of the common shares. As of November 29, 2004, we had satisfied clause (i) of this provision.

          (8)   all dividends payable on the preferred shares shall be cumulative. Without limiting any other rights of the holders under the certificate of designation (including, without limitation, the rights to receive dividends payable under the certificate of designation and the right under the lockup agreement to be paid an amount equal to any dividends not paid as required under the Certificate of Designation) or under the lockup agreement (including the holders' right to specific performance thereunder), upon the default of the equivalent of six quarterly dividends on the preferred shares, the holders may, voting as a class, elect at least two members of our board of directors at each annual general meeting of Foster Wheeler Ltd., such right to continue until all dividends payable hereunder have been paid in full.

        Capital Distribution.    The preferred shares will have the right to receive a pro rata share of any return or distribution by Foster Wheeler Ltd. of its share capital to holders of common shares, whether by way of a repurchase of common shares, a reduction of issued share capital, a bonus issue of shares (except any bonus issue made in accordance with and to effect the conversion rights described above) or otherwise as though the preferred shares had been converted into common shares prior to the return or distribution, whether or not the share capital has been increased and the shares have in fact become convertible.

        Liquidation Rights.    The preferred shares have a liquidation preference of $0.01.

        There are currently no issued and outstanding shares of Foster Wheeler Ltd. that rank senior in right of payment to the preferred shares upon liquidation, dissolution or winding up. The preferred shares rank equally with the issued and outstanding common shares of Foster Wheeler Ltd. upon liquidation, dissolution or winding up as though the preferred shares had been converted immediately prior to such liquidation, dissolution or winding up, whether or not the share capital has been increased and the shares have in fact become convertible, and, as such, will share equally and ratably in the assets, if any, remaining after the payment of all of Foster Wheeler Ltd.'s debts and liabilities and the liquidation preference. For a discussion of risks relating to future issuances of additional preferred shares, see "Risk Factors—Risk Factors Relating to the Shares and Warrants—A future issuance of additional preferred shares of Foster Wheeler Ltd. may adversely affect the rights of Foster Wheeler Ltd.'s equity holders."

        Liability for Further Calls or Assessments.    The preferred shares are duly and validly issued and are not subject to further calls or assessments.

        Listing.    The preferred shares are not listed on an exchange or quoted on any national securities association.

        Fractional Shares.    The preferred shares may be issued as fractional shares and Bermuda law and our bye-laws allow the transfer and sale of fractional shares.

Variation of Rights

        The rights attaching to any class of shares, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of all of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority in number equal to three fourths of the issued shares at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Any action which may be construed to constitute a variation of the rights of a class of shares including but not limited to variations resulting from or in connection with mergers, amalgamations, and asset sales, may give the holders of the affected class of shares the right to vote in respect of the variation as a separate class. The creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares. Under Bermuda law, the holders of a class of shares may also be entitled to vote separately as a class in certain other circumstances including, but not limited to, a scheme of arrangement under the Companies Act as described below. See "Compulsory Acquisition of Shares Held by Minority Holders."

Repurchase

        Under Foster Wheeler Ltd.'s bye-laws and subject to the solvency and minimum capital requirements of the Companies Act, Foster Wheeler Ltd. may purchase any issued common shares or preferred shares in the circumstances and on the terms as are agreed by Foster Wheeler Ltd. and the holders of common shares or preferred shares, as applicable, from time to time. No repurchase may be effected if there are reasonable grounds for believing that Foster Wheeler Ltd. is, or after effecting the repurchase would be, unable to pay its liabilities as they become due. A repurchase of more than 10% of the shares from a shareholder for more than market value requires the prior approval of the board of directors and the holders of a majority of all voting shares.

Transfer of Shares

        Foster Wheeler Ltd.'s fully paid shares are transferable by a transfer form signed by the transferor and delivered to Foster Wheeler Ltd. or its transfer agent together with the certificate, if any, for such shares. Foster Wheeler Ltd.'s board of directors may refuse to register, or otherwise restrict, the transfer of any share if the board believes that the transfer would cause Foster Wheeler Ltd. to violate any applicable law or if the transfer is not in accordance with the bye-laws.

Meetings of Shareholders

        Foster Wheeler Ltd. must convene at least one general meeting of shareholders each calendar year. A general meeting of shareholders may be called by Foster Wheeler Ltd.'s board of directors and a special meeting of shareholders must be called upon the request of not less than 10% of Foster

Wheeler Ltd.'s voting shares. Foster Wheeler's bye-laws require not more than 60 and at least 10 days' notice of an annual general meeting must be given to each shareholder entitled to vote at such meeting, and not less than 30 nor more than 60 days' notice of a special general meeting must be given. The quorum required for a general meeting of shareholders is one or more persons present in person and representing in person or by proxy in excess of 50% of Foster Wheeler Ltd.'s issued voting shares.

Access to Books and Records and Dissemination of Information

        Members of the general public have the right to inspect the public documents of Foster Wheeler Ltd. at the office of the Registrar of Companies in Bermuda. These documents include the memorandum of association, including its objects and powers, and certain alterations to its memorandum of association. Shareholders may inspect Foster Wheeler Ltd.'s bye-laws, minutes of general meetings and the audited financial statements, which must be presented at the annual general meeting. The register of members is also open to inspection by shareholders without charge and by members of the general public on the payment of a fee. The register of members must be open for inspection for not less than two hours in any business day (but may be closed for not more than thirty days in a year). Foster Wheeler Ltd.'s register of directors and officers is maintained at its registered office in Bermuda and is open for inspection for not less than two hours in any business day by members of the public without charge.

Election and Removal of Directors

        Foster Wheeler Ltd.'s board of directors may consist of between three and twenty directors. The number of directors within such range is fixed from time to time by the board. Foster Wheeler Ltd.'s board of directors resolved that, as of October 1, 2004, the board of directors would be comprised of eight directors and as of October 1, 2004, there were eight directors. The board is divided into three classes that are, as nearly as possible, of equal number. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting.

        Any shareholder wishing to nominate for election as a director someone who is not nominated by Foster Wheeler Ltd.'s board of directors must give notice of the intention to nominate the person for election. Such notice must be given not less than one-hundred and twenty days before release of Foster Wheeler Ltd.'s proxy statement in connection with the previous year's annual general meeting.

        A director may be removed, with cause, by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote for the election of directors, provided notice is given to the director of the shareholders meeting convened to remove the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal. Under Foster Wheeler Ltd.'s bye-laws, the board of directors is responsible to fill vacancies on the board and any newly created directorships.

Amendment of Memorandum of Association and Bye-laws

        Foster Wheeler Ltd.'s memorandum of association may be amended by a resolution passed at a duly called general meeting of shareholders. Upon compliance with applicable Bermuda law, amendments to the memorandum of association may be subjected to review by a Bermuda court by dissenting shareholders holding not less than 20% of the par value of Foster Wheeler Ltd.'s issued capital or any class thereof.

        Foster Wheeler Ltd.'s bye-laws may be amended by resolutions of the board of directors and shareholders, or by the unanimous vote of the shareholders without prior approval of the board. Any proposed amendment to the bye-law relating to removal of directors, however, must be approved by the board and the affirmative vote of at least 75% of the shareholders. Any amendment to vary the rights attached to a class of shares must comply with the bye-law relating to a variation of class rights.

        Any amendment, alteration or repeal of the terms of the memorandum of association and bye-laws which would affect the powers, preferences or special rights of the preferred shares or vary the rights of the common shares will require the approval of holders of at least three fourths of the outstanding affected class of shares, voting as a separate class. This approval can be evidenced either by a unanimous consent in writing or by a resolution passed at a meeting of the holders of the affected class of shares at which a quorum consisting of at least two persons holding or representing one third of the issued and outstanding affected class of shares is present.

Amalgamations and Business Combinations

        Foster Wheeler Ltd.'s bye-laws provide that a merger or an amalgamation must be approved by 66 2/3% of the votes cast at a general meeting of the shareholders at which the quorum shall be one or more persons representing more than 50% of the issued voting shares.

        Certain business combinations (which include an amalgamation) entered into with a shareholder that beneficially owns, directly or indirectly, 20% or more of the voting shares of Foster Wheeler Ltd. that have not been approved by the board of directors prior to the acquisition date of such holding must be approved by the holders of a majority of the voting shares that are not held by such shareholder, its affiliates or associates, at a meeting held no earlier than five years following such acquisition date.

Appraisal Rights and Shareholder Suits

        A shareholder who is not satisfied that fair value has been offered for such shareholder's shares on an amalgamation may apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

        Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company if the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of the company's memorandum of association or bye-laws. A Bermuda court would also be expected to review acts that are alleged to constitute a fraud against the minority shareholders or any act which requires the approval of a greater percentage of the shareholders than that which actually approved it.

        When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Capitalization of Profits and Reserves

        Pursuant to Foster Wheeler Ltd.'s bye-laws, the board of directors may capitalize any part of the amount of its share premium or other reserve accounts or any amount credited to its profit and loss account or otherwise available for distribution by applying such sum in paying up (1) unissued shares to be allotted as fully paid bonus shares pro-rata to the shareholders or any class thereof; or (2) in full or partly paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Registrar and Transfer Agent

        Mellon Investor Services LLC serves as registrar and transfer agent of Foster Wheeler Ltd. in the United States.

Untraced Shareholders

        Foster Wheeler Ltd.'s bye-laws provide that the board of directors may forfeit any dividend or bonuses which remain unclaimed for six years from the date of declaration.

Compulsory Acquisition of Shares Held by Minority Holders

        The shares of minority holders may be acquired by certain statutory procedures under the Companies Act including upon the approval of an arrangement with shareholders in a court supervised process and upon the acquisition of 90% or more of the issued shares or class of shares. Such procedures include:

  •
  A scheme of arrangement under the Companies Act. Such a scheme could be effected upon the agreement of Foster Wheeler Ltd. and of holders of common shares or preferred shares, representing in the aggregate a majority in number and at least 75% in value of the common or preferred shareholders present and voting at a court ordered meeting held to consider the scheme. The scheme must then be sanctioned by the Bermuda Supreme Court. If such a scheme receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares or preferred shares could be compelled to sell their shares under the terms of the scheme.

  •
  If an acquiring party is a company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Bermuda Supreme Court (on application made within a one-month period from the date of the offeror's notice of its intention to acquire such shares) orders otherwise.

  •
  Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Bermuda Supreme Court for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Anti-Takeover Provisions

        Foster Wheeler Ltd.'s bye-laws have provisions that could have an anti-takeover effect. These provisions of the bye-laws are summarized below.

        Foster Wheeler Ltd.'s board of directors is divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause, by the affirmative vote of the holders of two-thirds of the issued shares generally entitled to vote. The board of directors does not have the power to remove directors. Vacancies on the board of directors may only be filled by the remaining directors and not by the shareholders. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

        Foster Wheeler Ltd.'s board of directors consists of not less than three nor more than twenty persons, the exact number to be set from time to time by a majority of the whole board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees until a general meeting at which directors are to be elected.

        At any annual general meeting of shareholders, the only business that may be conducted is as shall have been brought before the meeting by or at the direction of the board or by any shareholder who complies with certain notice procedures. To be timely for inclusion in Foster Wheeler Ltd.'s proxy statement, a shareholder's notice of a shareholder proposal must be received not less than 120 days prior to the first anniversary of the date on which Foster Wheeler Ltd. first mailed its proxy materials for the preceding year's annual general meeting. To be timely for consideration at the annual meeting of shareholders, a shareholder's notice must be received no less than 45 days prior to the first anniversary of the date on which Foster Wheeler Ltd. first mailed its proxy materials for the preceding year's annual meeting. Under Bermuda law, not less than one hundred shareholders, or shareholders holding at least 5% of the voting power of Foster Wheeler Ltd., may require Foster Wheeler Ltd. give notice of a resolution that may properly be moved at an annual general meeting, or to circulate to shareholders entitled to notice of any meeting a statement with respect to any proposed resolution or business to be dealt with at that meeting.

        Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Foster Wheeler Ltd.'s common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of voting shares. Under the bye-laws, special general meetings may only be called by a majority of the entire board of directors. Under Bermuda law, a special general meeting must also be called upon the request of shareholders holding at least 10% of the paid up capital of a company carrying the right to vote. The bye-laws of Foster Wheeler Ltd. provide that any action to be taken at such a shareholder meeting would require the approval of 100% of the shares eligible to vote at such meeting.

        Foster Wheeler Ltd.'s board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any other classes or series of shares with the designations, rights, preferences, limitations and voting rights, if any, as they consider fit. The board of directors could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the voting shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

        Certain business combinations between Foster Wheeler Ltd. and an interested members are prohibited. Specifically, business combinations between an interested member and Foster Wheeler Ltd. are prohibited for a period of five years after the time the interested member acquires 20% or more of the outstanding voting shares, unless the business combination or the transaction resulting in the person becoming an interested member is approved by the board of directors prior to the date the interested member acquires 20% or more of the outstanding voting shares.

        "Business combinations" is defined broadly to include amalgamations or consolidations with Foster Wheeler Ltd. or its subsidiaries, sales or other dispositions of assets having an aggregate value of 10% or more of the aggregate market value of the consolidated assets, aggregate market value of all outstanding shares, consolidated earning power or consolidated net income of Foster Wheeler Ltd., adoption of a plan or proposal for liquidation and most transactions that would increase the interested member's proportionate share ownership in Foster Wheeler Ltd.

        "Interested member" is defined as a person who, together with any affiliates and/or associates of that person, beneficially owns, directly or indirectly, 20% or more of the issued voting shares of Foster Wheeler Ltd.

Certain Provisions of Bermuda Law

        Foster Wheeler Ltd. has been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows Foster Wheeler Ltd. to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on its ability to transfer funds, other than funds denominated in Bermuda dollars, in and out of Bermuda or to pay dividends to United States residents who are holders of Foster Wheeler Ltd.'s shares.

        The Bermuda Monetary Authority has given its consent for the issue and free transferability of all the shares of Foster Wheeler Ltd. to and between non-residents of Bermuda for exchange control purposes, provided a class of shares of Foster Wheeler Ltd. are: (1) listed on an appointed stock exchange, which includes the New York Stock Exchange; (2) quoted in the "Pink Sheets"; or (3) quoted on the OTC Bulletin Board. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to performance or creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of Foster Wheeler Ltd.'s business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

        In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity, for example as a trustee, certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, Foster Wheeler Ltd. is not bound to investigate or see to the execution of any such trust. Foster Wheeler Ltd. will take no notice of any trust applicable to any of its shares, whether or not it has been notified of such trust.

DESCRIPTION OF THE WARRANTS

        The Class A warrants and the Class B warrants have the same terms except where specifically noted. Unless specifically noted, we refer to them together as the warrants. Each warrant, upon the circumstances described in this prospectus, entitles its owner to purchase a specified number of common shares, as described in this section, for $9.378 per common share issuable thereunder. The warrants will become exercisable one year after their issue date.

Exercise of Warrants

        A warrant may be exercised by completing and signing the appropriate form on the warrant and mailing or delivering the warrant to Mellon Investor Services LLC, the warrant agent, in time to reach the warrant agent by the expiration date of the warrants, accompanied by payment of the full purchase price. Payment of the purchase price must be made in United States funds (by check, cash or bank draft) payable to the order of Foster Wheeler Ltd. Common shares will be issued as soon as practicable after exercise and payment of the purchase price.

        The warrants are exercisable, subject to the satisfaction of the conditions described above, only after September 24, 2005 and, in the case of the Class A warrants, on or before September 24, 2009 and, in the case of the Class B warrants, on or before September 24, 2007, subject to extension as described below under "—Shelf Registration."

Common Shares Issuable under the Warrants

        We have reserved a sufficient number of common shares for issuance upon exercise of the warrants, and such common shares, when issued in accordance with the terms of the warrants, will be fully paid and non assessable.

        Each Class A warrant is exercisable for approximately 1.6841 common shares and each Class B warrant is exercisable for approximately 0.0723 common shares, in each case, subject to adjustment. See "—Dilution".

Dilution

        As long as any warrants remain outstanding, common shares to be issued upon the exercise of warrants will be adjusted in the event of one or more splits, consolidations, amalgamation, subdivisions, readjustments or reclassifications. In the event of any of the foregoing, the remaining number of common shares still subject to the warrants shall be increased or decreased to reflect proportionately the increase or decrease in the number of common shares outstanding and the purchase price per share shall be decreased or increased as the case may be in the same proportion. The warrants contain provisions protecting against dilution resulting from the sale of additional common shares at a price less than the exercise price of the warrants.

Voting and Dividends

        The holders of the warrants as such are not entitled to vote, to receive dividends or to exercise any of the rights of holders of shares of common shares for any purpose until such warrants shall have been duly exercised and payment of the purchase price shall have been made. There is no market for the warrants and there is no assurance that any such market will ever develop.

Shelf Registration

        We have agreed to use our best efforts to file and maintain, at all times during which the warrants are exercisable, a "shelf" registration statement relating to the offer and sale of common shares underlying the warrants for the benefit of the warrant holders. In certain circumstances, the exercisability of the warrants may be suspended. The expiration date of the warrants will be extended for a period equal to the aggregate time during which a registration statement is not available to the holders of the warrants once they become exercisable. In addition, if the registration statement is unavailable at any time during the 30 business days preceding the expiration date, then the expiration date will be extended so that the registration statement is available during the 30 consecutive business days preceding the expiration date as so extended. We will promptly notify the holders of the warrants of any extensions.

Global Form

        The Class A warrants were issued initially in book entry form under a global warrant certificate issued to the Depositary Trust Company ("DTC") pursuant to a warrant agreement between us and Mellon Investor Services LLC, as the warrant agent. Beneficial interests in the global warrant certificate may be exchanged for warrant certificates in definitive form by the holder of such interest upon receipt by the warrant agent of written instructions or other form of instructions as is customary for the DTC. We initially appointed the principal office of the warrant agent as the location at which warrants may be surrendered for exercise, transfer or exchange.

        The Class B warrants were issued under the warrant agent's direct registration system.

DESCRIPTION OF THE NOTES

        In this Description of the Notes, the term "Foster Wheeler LLC" refers only to Foster Wheeler LLC, and any successor obligor on the notes, and not to any of its subsidiaries. The term "notes" refers to the 10.359% Senior Secured Notes due 2011, Series A issued by Foster Wheeler LLC as rollover notes and exchange notes, in each case issued under the indenture. You can find the definitions of certain terms used in this description under "—Certain Definitions."

        Foster Wheeler LLC has issued the notes under an indenture between Foster Wheeler LLC, the guarantors named therein and Wells Fargo Bank, National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, which we refer to as the Trust Indenture Act. The indenture has been qualified as an indenture under the Trust Indenture Act.

        The following is a summary of the material provisions of the indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the indenture in its entirety. Copies of the indenture are available as described under "Where You Can Find More Information About Us."

Basic Terms of Notes

        The notes

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  are senior indebtedness of Foster Wheeler LLC, ranking pari passu with respect to payments (subject to the exceptions described below) with any existing and future senior indebtedness of Foster Wheeler LLC, including the Credit Agreement, any other Credit Facility;

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  are guaranteed as described below under "—Guarantees";

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  are secured as described below under "—Security";

  •
  are senior in right of payment to any existing and future subordinated indebtedness of Foster Wheeler LLC and the Guarantors;

  •
  were issued in an aggregate principal amount of approximately $262,000,000;

  •
  mature on September 15, 2011; and

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  bear interest commencing on the date of issue at a rate of 10.359% per annum payable semi-annually in arrears on each March 15 and September 15, commencing March 15, 2005, subject to adjustment as provided under the covenant described under the caption "—Certain Covenants—Additional Note Guarantees and Collateral After the Issue Date", to holders of record on the February 28 or August 31 immediately preceding the interest payment date.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date with respect to which it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Guarantees

        The obligations of Foster Wheeler LLC pursuant to the notes, including, without limitation, any repurchase obligation resulting from a Change of Control or an Asset Sale, are unconditionally guaranteed, jointly and severally, by Foster Wheeler Ltd. and Foster Wheeler Holdings Ltd. (our

Bermuda based indirect and direct parent companies, respectively), and by the following Restricted Subsidiaries:

  •
  Domestic Subsidiaries: Energy Holdings, Inc., Equipment Consultants, Inc., Foster Wheeler Asia Limited, Foster Wheeler Capital & Finance Corporation, Foster Wheeler Constructors, Inc., Foster Wheeler Development Corporation, Foster Wheeler Energy Corporation, Foster Wheeler Energy Manufacturing, Inc., Foster Wheeler Energy Services, Inc., Foster Wheeler Enviresponse, Inc., Foster Wheeler Environmental Corporation, Foster Wheeler Facilities Management, Inc., Foster Wheeler Inc., Foster Wheeler Intercontinental Corporation, Foster Wheeler International Corporation, Foster Wheeler International Holdings, Inc., Foster Wheeler Middle East Corporation, Foster Wheeler North America Corp., Foster Wheeler Power Corporation, Foster Wheeler Power Systems, Inc., Foster Wheeler Pyropower, Inc., Foster Wheeler Real Estate Development Corporation, Foster Wheeler Realty Services, Inc., Foster Wheeler USA Corporation, Foster Wheeler Virgin Islands, Inc., Foster Wheeler Zack, Inc., FW Mortshal, Inc., HFM International, Inc., PGI Holdings, Inc., Process Consultants, Inc., Pyropower Operating Services Company, Inc. and Perryville III Trust;

  •
  Foreign Subsidiaries: Continental Finance Company Ltd., Financial Services S.à r.l., Foster Wheeler Europe Limited, FW Energie B.V. and FW Hungary Licensing Limited Liability Company,

and, from time to time, other Subsidiaries that we designate as Guarantors at our option or otherwise in accordance with the covenant described below under the caption "—Certain Covenants—Additional Note Guarantees and Collateral After the Issue Date". For the nine months ended September 24, 2004, the Guarantors generated combined revenues of $379 million, or 18% of our consolidated revenues for that period. See "Risk Factors—Risk Factors Relating to the Notes—Claims of creditors of our subsidiaries that do not guarantee the notes will have priority with respect to the assets and earnings of such subsidiaries over holders of the notes."

        Not all of our Restricted Subsidiaries will guarantee the notes. The Restricted Subsidiaries that are not Guarantors will have no obligations to make payments in respect of the notes. In the event of a bankruptcy, liquidation or reorganization of any Restricted Subsidiary that is not a Guarantor the creditors of such subsidiary (including trade creditors) will generally be entitled to payment of their claims from the assets of such subsidiary before any assets are made available for distribution to us as a stockholder. After paying its own creditors, a Restricted Subsidiary that is not a Guarantor may not have any remaining assets available for payment to you as a holder of the notes. As a result, the notes are effectively junior in right of payment to the obligations of Restricted Subsidiaries that are not Guarantors. You should read the financial information relating to the Guarantors incorporated by reference in this prospectus.

        The Note Guarantees (including the payment of principal of, premium, if any, and interest on the notes) are senior obligations of the Guarantors and rank pari passu in right of payment with their existing, and any future, senior obligations, and will rank senior to all subordinated obligations of such guarantors. The Guarantees are secured to the extent described below under "—Security."

        Each Note Guarantee is limited to the maximum amount that would not render the Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of applicable law. By virtue of this limitation, a Guarantor's obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See "Risk Factors—Risk Factors Relating to the Notes—Fraudulent conveyance laws may permit courts to void guarantees of Foster Wheeler Ltd., Foster Wheeler Holdings Ltd, or the subsidiary guarantors of the notes, which would interfere with the payment on the guarantees."

        The Note Guarantee of a Guarantor will terminate upon:

        (1)   a sale or other disposition (including by way of consolidation, amalgamation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor otherwise permitted by the indenture unless the continuing or surviving entity in any such consolidation, amalgamation or merger, or the entity that acquires such assets, is Foster Wheeler LLC or a Restricted Subsidiary and the conditions set forth under the caption "—Certain Covenants—Additional Note Guarantees and Collateral After the Issue Date" apply to such continuing or surviving entity;

        (2)   the designation in accordance with the indenture of the Guarantor as an Unrestricted Subsidiary;

        (3)   defeasance or discharge of the notes, as provided in the provisions described under the caption "—Defeasance and Discharge"; or

        (4)   the dissolution of such Guarantor.

Security

        The notes and the Note Guarantees are secured by a lien equally and ratably (subject to the payment priorities described below) with all senior indebtedness owing under (1) the Credit Agreement and (2) from time to time, any future Credit Facility permitted under the indenture, pursuant to a security agreement and an intercreditor agreement, each as amended from time to time, between Foster Wheeler LLC, the Guarantors and Bank of America, N.A. or its successor, as collateral agent (the "Collateral Documents").

        The liens granted under the Collateral Documents constitute first priority liens, subject to the payment priorities, customary exceptions (including for certain liens permitted by the indenture) and the Collateral Documents as described below, on the following assets of each of Foster Wheeler LLC and the Guarantors:

        (1)   substantially all of its tangible and intangible assets, excluding intercompany Debt and receivables and capital stock held in Subsidiaries, except as described in clauses (3) and (4) below;

        (2)   the following capital stock held in Subsidiaries:

Subsidiary	Percentage of Stock Pledged
Barsotti's Inc.	100%
Chirllu, Inc.	100%
Continental Finance Company Ltd.	66%
Equipment Consultants, Inc.	100%
Financial Services S.à r.l.	100%
Foster Wheeler America Latina, Ltda.	100%
Foster Wheeler Andina S.A.	100% of 83.66% ownership interest
Foster Wheeler Arabia Company, Ltd.	98%
Foster Wheeler Asia Limited	100%
Foster Wheeler Australia Proprietary Limited	100%
Foster Wheeler Bimas Birlesik Insaat ve Muhendislik A.S.	100% of 3.06% ownership interest
Foster Wheeler Canadian Resources, Ltd.	100%
Foster Wheeler Capital & Finance Corporation	100%
Foster Wheeler Caribe Corporation, C.A.	100%
Foster Wheeler China, Inc.	100%
Foster Wheeler Constructors de Mexico S. de R.I. de C.V.	100%
Foster Wheeler Constructors, Inc.	51%
Foster Wheeler Continental B.V.	100%
Foster Wheeler Development Corporation	100%

Foster Wheeler Energy China, Inc.	100%
Foster Wheeler Energy Corporation	100%
Foster Wheeler Energy India, Inc.	100%
Foster Wheeler Energy Manufacturing, Inc.	66%
Foster Wheeler Energy Services, Inc.	100%
Foster Wheeler Enviresponse, Inc.	100%
Foster Wheeler Environmental Services, Inc.	100%
Foster Wheeler Europe B.V.	100% of 9.09% ownership interest
Foster Wheeler Europe Limited	66%
Foster Wheeler Facilities Management, Inc.	100%
Foster Wheeler Global Pharmaceuticals, LLC	100%
Foster Wheeler Holdings Ltd.	100%
Foster Wheeler Inc.	51%
Foster Wheeler Ingenieros Y Constructores, S.A. de C.V.	100%
Foster Wheeler Intercontinental Corporation	100%
Foster Wheeler International Corporation	100%
Foster Wheeler International Holdings, Inc.	100%
Foster Wheeler Limited (Canada)	66%
Foster Wheeler LLC	100%
Foster Wheeler (Malaysia) Sdn. Bhd.	100% (of Class A Stock) and 33.33% (of Class B Stock)
Foster Wheeler Middle East Corporation	100%
Foster Wheeler Petroleum Services S.A.E.	100% of 95% ownership interest
Foster Wheeler Power Company Ltd./La Societe D'Energie Foster Wheeler Ltee	100%
Foster Wheeler Power Corporation	100%
Foster Wheeler Power Systems, S.A.	100% of 96.5% ownership interest
Foster Wheeler Pyropower, Inc.	100%
Foster Wheeler Real Estate Development Corp.	100%
Foster Wheeler (Thailand) Limited	100% of 99.965% ownership interest
Foster Wheeler Trading Company, Ltd.	100%
Foster Wheeler Vietnam Private LTD.	100%
Foster Wheeler Virgin Islands, Inc.	100%
Foster Wheeler World Services Corporation	100%
Foster Wheeler Zack, Inc.	100%
FW European E&C Ltd.	100%
F.W. Gestao E Servicos, S.A.	100% of Common Stock
FW Hungary Licensing Limited Liability Company	100%
FW Management Operations, Ltd.	100%
FW Mortshal, Inc.	100%
FW Netherlands C.V.	100%
FW Overseas Operations Limited	100%
FWPI Ltd.	100%
FWPS Specialty Products, Inc.	100%
Hartman Consulting Corporation	100%
HFM Field Services, Inc.	100%
HFM International, Inc.	100%
HFM Tray Canada, Ltd.	100%
Manops Limited	100%
New Ashford, Inc.	100%
P.E. Consultants, Inc.	100%
Perryville Service Company Ltd.	100%
Process Consultants, Inc.	100%
Pyropower Operating Services Company Inc.	100%
Singleton Process Systems GmbH	100%

Thelco Co.	100%
Tray Special Products, Inc.	100%
York Jersey Liability Limited	66%;

        (3)   the following intercompany notes:

Foster Wheeler International Corp (pledgor) issued by Foster Wheeler Europe Limited $270 million note; Foster Wheeler LLC (pledgor) issued by Financial Services S.à r.l. $200 million note; and Foster Wheeler LLC (pledgor) issued by Financial Services S.à r.l. $169 million note;

        (4)   all rights of each of Foster Wheeler LLC or any Guarantor under the Intercompany Cash Management Agreement that may be pledged without creating an obligation to prepare and file separate financial statements, pursuant to Rule 3-16 of Regulation S-X under the Securities Act, for each such obligor under such Intercompany Cash Management Agreement; and

        (5)   the equity interests in Foster Wheeler LLC held by Foster Wheeler Holdings Ltd. and the equity interests in Foster Wheeler Holdings Ltd. held by Foster Wheeler Ltd.

        In addition, that portion of intercompany notes held by Foster Wheeler LLC or any Guarantor that may be pledged without creating an obligation to prepare and file separate financial statements, pursuant to Rule 3-16 of Regulation S-X under the Securities Act, for the issuer of such intercompany notes (in each case such evaluation to be made taking such intercompany notes together with all other securities of such issuer pledged to secure the notes) shall also be pledged as Collateral for the notes and the Note Guarantees. To the extent the issuer is a foreign subsidiary that is deemed to be a "controlled foreign corporation" under the United States Internal Revenue Code, the total value of such pledge of its intercompany notes shall in no event exceed 66% of the value of such notes plus the equity value of such Subsidiary.

        The property described above, as the same may be adjusted from time to time pursuant to the terms of the indenture and the Collateral Documents, is referred to collectively as the "Collateral." See "—Certain Covenants—Additional Note Guarantees and Collateral After the Issue Date."

        The proceeds held or received by the collateral agent in respect of any foreclosure on Collateral securing the notes will be applied first, to pay agent fees and expenses under the Credit Agreement, second to all obligations in respect of any letters of credit under the Credit Agreement, which were collectively $81.4 million at September 24, 2004, and all obligations outstanding in respect of letters of credit or revolving loans under any other Credit Facility permitted to be incurred under the indenture, and thereafter, on a pro rata basis, to all obligations in respect of (i) the notes and (ii) all obligations in respect of term loans that refinance the notes.

        Under the terms of the notes, Foster Wheeler LLC is permitted to incur borrowings under a Credit Facility of up to $250,000,000, or subject to the satisfaction of the Senior Debt to Consolidated Cash Flow Ratio contained in paragraph (b)(1) of the covenant described under the caption "—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock" $325,000,000 and, after September 15, 2008, up to $370,000,000 or, subject to satisfying the ratio $445,000,000. The indenture and Collateral Documents governing the notes will permit Foster Wheeler LLC to grant a first priority lien on the Collateral securing the notes to the lenders under any new Credit Facility permitted by the indenture. Under the terms of the Collateral Documents, any proceeds held or received by the collateral agent in respect of any Collateral securing the notes will be applied to obligations in respect of letters of credit or revolving loans under any Credit Facility to repay it in full before being applied to repay the notes.

        The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral, and the value of the Collateral at the time of any attempted exercise of remedies may not be sufficient to repay obligations with respect to the notes. In addition, Foster Wheeler LLC and the relevant Guarantors will be permitted to dispose of assets, including Collateral, subject to the terms and conditions described in the indenture below under "—Certain Covenants—Limitation on Asset Sales." Upon a permitted disposition to a person other than the Company or any Restricted Subsidiary, the trustee will, subject to compliance with the Trust Indenture Act, be authorized to release the lien on the Collateral upon receipt by the trustee of notice requesting such release and describing the property to be so released, together with resolutions, certificates, opinions of counsel and proceeds of such disposition or substitute collateral, all as set forth in, and to the extent required by, the indenture and the Collateral Documents. Subject to the terms of the Intercreditor Agreement, if an Event of Default occurs under the indenture, the trustee, on behalf of the holders of the notes, in addition to any rights or remedies available to it under the indenture and the Collateral Documents, may take such action as it deems advisable to protect and enforce its rights in the Collateral, subject to the limitations outlined below. The proceeds of any sale of the Collateral following an Event of Default with respect to the notes may not be sufficient to satisfy payment due on the notes.

        The Collateral Documents provide that the lenders under the Credit Agreement will have an absolute block on the ability of the noteholders to exercise lien-related remedies with respect to the Collateral until the date that is 90 days after the occurrence of an Event of Default under the indenture, that has not been waived. Subsequent to the filing of an insolvency proceeding, the holders of the notes shall not (a) file any motion or take any position at any hearing or proceeding of any nature, or otherwise take any action, opposing or contesting (1) the extent, validity or effectiveness of the claims, liens and security interests of the lenders, (2) any request by the lenders for (A) adequate protection consisting of senior replacement liens, senior superpriority claims, the payment of interest, fees, expenses or other amounts due to the lenders or (B) the modification of the automatic stay imposed under Section 362 of the United States Bankruptcy Code to permit the lenders to reimburse funded letters of credit from cash held in escrow in respect of letters of credit or (b) contest that the obligations under the Credit Agreement and the notes are separate and distinct obligations and are not a part of the same secured claim in such insolvency proceedings. Any replacement liens and superpriority administrative expense claims granted to the holders of the notes as adequate protection shall be junior to all liens and superpriority administrative expense claims of the lenders, and any cash payments made to any of the lenders or the noteholders as adequate protection (other than in any event (i) the accrual and payment of post-petition interest and (ii) fees and expenses of advisors) shall be applied as set forth below. The proceeds held or received by the collateral agent in respect of any such sale (including but not limited to all amounts paid in respect of adequate protection but excluding (1) the accrual and payment of post-petition interest and (2) fees and expenses of advisors, in the case of each of the foregoing clauses (1) and (2) owing to either the lenders under the Credit Agreement or the holders of the notes) will be applied first to agent fees and expenses under the Credit Agreement, second to all obligations in respect of the letters of credit under the Credit Agreement, which were collectively $81.4 million at September 24, 2004 and any obligations in respect of letters of credit or revolving loans under any other Credit Facility permitted to be incurred under the indenture, third, to pay any other obligations under the Credit Agreement (including those arising under cash management or lending agreements), fourth, to all obligations under any new revolving Credit Facility permitted by the indenture, and thereafter, on a pro rata basis, to all obligations in respect of the notes and all obligations in respect of term loans that refinance the notes.

        The liens that will secure the notes also secure the Credit Agreement and may secure any future Credit Facility. Any actions in respect of the Collateral, including the exercise of remedies and foreclosure, will require, until the payment in full of the obligations under the Credit Agreement, the exclusive consent of the lenders as set forth in the Credit Agreement (or, if applicable, the lenders under any other Credit Facility permitted by the indenture) but, except as provided above, not of the noteholders. Any amendment to the payment priorities will require the consent of the lenders and the noteholders, voting as separate classes. See "Risk Factors—Risk Factors Relating to the Notes—If there is a default in respect of our obligations under the notes, the value of the collateral securing the notes may not be sufficient to repay both the lenders under our senior secured credit agreement and/or any new senior secured credit facility permitted by the indenture and the holders of the notes."

        To the extent that third parties hold Permitted Liens (as defined herein under "—Certain Definitions"), such third parties may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the sale of such collateral. Given the intangible nature of some of the collateral, any such sale of such collateral separately from the relevant company as a whole may not be feasible. Our ability to grant a first priority security interest in certain collateral may be limited by legal or other logistical considerations.

        So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions of the indenture and the collateral documents, we will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the capital stock of any subsidiary and to exercise any voting, consensual or other rights pertaining to collateral pledged.

        Upon the full and final payment and performance of all of our obligations under the indenture and the notes, the collateral documents shall terminate, subject to the intercreditor agreement, and the pledged collateral shall be released.

Intercreditor Agreement

        We, the lenders party to the Credit Agreement, Bank of America, N.A., the collateral agent, holders of the notes, the Guarantors and the trustee on behalf of the noteholders, have entered into an intercreditor agreement dated as of September 24, 2004. The intercreditor agreement provides, among other things, that (1) the lenders under the Credit Agreement have a first priority lien on all of the assets of Foster Wheeler LLC and the assets of certain subsidiaries that are co-borrowers or guarantors under the Credit Agreement, (2) no guarantee of the notes will be structurally senior to the guarantee of the obligations under and as defined in the Credit Agreement; (3) the notes shall have second priority perfected security interests in certain of the tangible and intangible property and assets of the guarantors of the Credit Agreement, including, without limitation, the outstanding capital stock of certain subsidiaries, cash, accounts receivables, deposit accounts, instruments, inventory, fixtures, machinery, equipment, intellectual property, real estate and proceeds. The intercreditor agreement further provides the lenders under the Credit Agreement with an absolute block on the ability of the noteholders to exercise lien-related remedies until 90 days after the occurrence of an event of default under the indenture, but only so long as the lender parties to the Credit Agreement are actively and diligently exercising remedies with respect to a material portion of the Collateral shared with the noteholders, and that subsequent to an insolvency proceeding, the noteholders shall not take any action contesting the extent, validity or priority of the lender claims, obligations or liens, and any replacement liens shall be junior to all liens or claims of the lenders.

Registration Rights

        In accordance with the registration rights agreement entered into in connection with the sale of the upsize notes, we completed a registered exchange offer in which all of the privately placed notes were exchanged for publicly registered notes with substantially identical terms.

        In connection with the equity-for-debt exchange offer, we entered into a registration rights agreement with certain holders of our securities, or the selling securityholders, in which we agreed to file the registration statement of which this prospectus is a part to cover resales of our securities held by them immediately following the equity-for-debt exchange offer.

Optional Redemption

        Except as set forth in this section, the notes are not redeemable at the option of Foster Wheeler LLC.

        At any time prior to September 15, 2006, Foster Wheeler LLC may, on any one or more occasions, redeem all or a part of the notes, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the greater of (i) 101% of the principal amount of the notes to be redeemed and (ii) 100% of the principal amount of the notes to be redeemed plus the Applicable Premium as of the date of redemption, and in each case plus accrued and unpaid interest and liquidated damages, if any, to, the date of redemption, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.

        At any time and from time to time on or after September 15, 2006, Foster Wheeler LLC may redeem the notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest and liquidated damages, if any, to the applicable redemption date if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

Year	Percentage
2006	107.769%
2007	106.474%
2008	105.180%
2009	102.590%
2010	100% of principal

        If fewer than all of the notes are being redeemed, the trustee will select the notes to be redeemed as follows: (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or (2) if the notes are not listed on a national securities exchange, on a pro rata basis (based on amounts tendered), by lot or by any other method the trustee deems fair and appropriate, in denominations of $1 principal amount and multiples thereof.

        Upon surrender of any note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered note. Once notice of redemption is sent to the holders, notes called for redemption become due and payable at the redemption price on the redemption date, and, commencing on the redemption date, notes redeemed will cease to accrue interest.

        Foster Wheeler LLC may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisitions do not otherwise violate the terms of the indenture.

No Mandatory Redemption or Sinking Fund

        There will be no mandatory redemption or sinking fund payments for the notes.

Certain Covenants

        The indenture contains covenants including, among others, the following:

        Limitation on Debt and Disqualified or Preferred Stock.    (a) Foster Wheeler LLC

          (1)    will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); and

          (2)    will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock and will not permit any of its Restricted Subsidiaries that are not Guarantors to Incur any Preferred Stock (other than Disqualified or Preferred Stock of Restricted Subsidiaries held by Foster Wheeler LLC and/or a Restricted Subsidiary that is a Guarantor, so long as it is held);

provided that Foster Wheeler LLC may Incur, and may permit any Guarantor to Incur, Debt (including Acquired Debt) or Disqualified Stock, if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, (x) the Fixed Charge Coverage Ratio is not less than 2.25 to 1.0 and (y) the Senior Debt to Consolidated Cash Flow Ratio does not exceed 3.50 to 1.0.

        (b)   Notwithstanding the foregoing, Foster Wheeler LLC and, to the extent provided below, any Restricted Subsidiary may Incur any of the following ("Permitted Debt"):

          (1)    Debt (including Debt under the Credit Agreement and in respect of Trade Obligations or Performance Obligations) of Foster Wheeler LLC or any Guarantor pursuant to Credit Facilities (and of Restricted Subsidiaries pursuant to Guarantees of such Credit Facilities) so long as the aggregate amount of such Credit Facilities, including the Existing Letter of Credit Facility, does not exceed $250,000,000 (subject to reduction as provided in clause (z) below) at any one time outstanding, provided that

              (v)   the amount permitted by this paragraph (1) shall be $325,000,000 (subject to reduction as provided in clause (z) below) if the Senior Debt to Consolidated Cash Flow Ratio on the date of Incurrence of such Debt and on each day during the 90-day period most recently ended prior to the date of such incurrence (giving pro forma effect to such Incurrence as if such Incurrence had occurred on the first day of such period) is less than or equal to 3.50 to 1.0,

              (w)  the amount of revolving loans permitted by this paragraph (1) shall not exceed $75,000,000 at any one time outstanding;

              (x)   such Credit Facilities may in addition at any time after September 15, 2008 be increased by $120,000,000 to $370,000,000 (or, if the conditions referred to in the foregoing clause (v) have been satisfied, to $445,000,000), in each case subject to reduction as provided in clause (z) below, to permit the Incurrence of Qualified Term Loans,

              (y)   no Restricted Subsidiary may be obligated (whether as borrower or a guarantor thereof) in respect of any Debt under any Credit Facility (including any increase thereof pursuant to the foregoing clauses (v) or (x)), unless such Restricted Subsidiary is a Guarantor under the Indenture, except that Excepted Non-Guarantor Subsidiaries may remain obligated in respect of a Guarantee of the Existing Letter of Credit Facility (but not any increase thereof) to the extent such Guarantee is in effect on the Issue Date and

              (z)   the permitted amounts of Debt described above (i.e. $250,000,000, $325,000,000, $370,000,000 and $445,000,000) shall be automatically reduced by the amount of the Net Cash Proceeds of Asset Sales applied to the permanent reduction of any Credit Facility pursuant to clause (a)(3)(A) of the covenant described under the caption "—Limitation on Asset Sales";

          (2)    (i) Debt of Foster Wheeler LLC, a Parent Guarantor or of any Restricted Subsidiary that is a Guarantor (Foster Wheeler LLC, each Parent Guarantor and any such Restricted Subsidiary being herein called an "Obligor"), owing to an Obligor; provided that (x) any such Debt is Incurred (A) pursuant to an intercompany note that is subordinated in right of payment to the payment in full in cash of such Obligor's obligations under the notes or its Note Guarantee thereof and such intercompany note is in the form attached to the indenture and pledged in accordance with the requirements described above under the caption "—Security" in favor of the trustee or the collateral agent or (B) pursuant to the Intercompany Cash Management Agreement provided that the obligations under the Intercompany Cash Management Agreement are subordinated in right of payment to the payment in full in cash of such Obligor's obligation under the notes or its Note Guarantee, and (y) any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to an Obligor) shall be deemed to be an Incurrence of such Indebtedness by such Obligor not permitted by this clause (b)(2)(i);

            (ii)   Debt of any Obligor owing to any Restricted Subsidiary that is not a Guarantor; provided that such Debt is Incurred (A) pursuant to an intercompany note that is subordinated in right of payment to the payment in full in cash of such Obligor's obligations under the notes or its Note Guarantee thereof and such intercompany note is in the form attached to the indenture or (B) pursuant to the Intercompany Cash Management Agreement provided that the obligations under the Intercompany Cash Management Agreement are subordinated in right of payment to the payment in full in cash of such Obligor's obligation under the notes or its Note Guarantee; provided, further that any disposition, pledge or transfer of any such Debt to a Person (other than a disposition pledge or transfer to Foster Wheeler LLC or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by such Obligor not permitted by this clause (b)(2)(ii);

            (iii)  Debt of a Restricted Subsidiary that is not a Guarantor owing to another Restricted Subsidiary that is not a Guarantor; provided that any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to Foster Wheeler LLC or a Restricted Subsidiary) shall be deemed to be an incurrence of such Debt by the obligor not permitted by this clause (b)(2)(iii); and

            (iv)  Debt of any Restricted Subsidiary that is not a Guarantor owing to an Obligor; provided that such Debt is Incurred (A) pursuant to an intercompany note in the form attached to the indenture or (B) pursuant to the Intercompany Cash Management Agreement; provided, further, that any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to Foster Wheeler LLC or a Restricted Subsidiary) shall be deemed to be an Incurrence of such Indebtedness by the Restricted Subsidiary not permitted by this clause (b)(iv).

          Notwithstanding the foregoing, any transaction pursuant to which any Restricted Subsidiary, which holds debt owing by Foster Wheeler LLC or any Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the Incurrence of Debt of such Restricted Subsidiary that is not permitted by this clause (b)(2).

          (3)    Debt of Foster Wheeler LLC pursuant to the notes and Debt of any Guarantor pursuant to a Note Guarantee of the notes, in any case not to exceed $270,000,000 in aggregate principal amount;

          (4)    any other Debt of Foster Wheeler LLC or any Restricted Subsidiary outstanding on March 26, 2004 (other than (x) Debt outstanding under the Credit Agreement, as to which the provisions of clause (b)(1) above shall be applicable or (y) Debt outstanding under the U.K. Credit Facility, as to which the provisions of clause (b)(10) below shall be applicable); provided, that the amount of such Debt (excluding intercompany Debt and Trade Obligations) shall not exceed $1,527,780,000 in the aggregate and the amount of such Debt outstanding at Restricted Subsidiaries that are not Guarantors shall not exceed $624,596,000 in the aggregate, in each case excluding amounts exchanged for Capital Stock in the equity-for-debt exchange offer;

          (5)    Debt ("Permitted Refinancing Debt") of Foster Wheeler LLC or any Restricted Subsidiary constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, "refinance") then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus any associated premiums and reasonable fees and expenses; provided that

              (A)  in case the Debt to be refinanced is subordinated in right of payment to the notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes,

              (B)  the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,

              (C)  the new Debt is incurred by the obligor on the Debt being refinanced; provided, however, if the Debt being refinanced is Debt of a Restricted Subsidiary that is not a Guarantor, such Debt may be refinanced by the Company or a Restricted Subsidiary that is a Guarantor, and

              (D)  Debt Incurred pursuant to clauses (1), (2), (6), (8), (9), (10), (11), (13), (14) and (15) may not be refinanced pursuant to this clause, and no amount of Debt outstanding on March 26, 2004 that is exchanged for Capital Stock in the equity-for-debt exchange offer may be refinanced pursuant to this clause (5).

          (6)    Hedging Agreements of Foster Wheeler LLC or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business of Foster Wheeler LLC and its Restricted Subsidiaries and not for speculation;

          (7)    Debt of Foster Wheeler LLC or any Restricted Subsidiary, which may include Capital Leases, Incurred after March 26, 2004 no later than 180 days after the date of purchase or completion of construction or improvement of property for the purpose of financing all or any part of the purchase price or cost of construction or improvement; provided that the aggregate principal amount of any Debt Incurred pursuant to this clause (b)(7), including all Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause (b)(7), may not exceed $60,000,000 at any one time outstanding;

          (8)    Debt of Foster Wheeler LLC and/or any Restricted Subsidiary consisting of a Guarantee of Debt of a Joint Venture not to exceed $75,000,000 in aggregate principal amount at any one time outstanding (the amount of Debt arising from any such Guarantee to be determined as provided in clause (F) of the definition of "Debt");

          (9)    Debt of any Obligor, consisting of a Guarantee of Debt of any other Obligor, and Debt of any Restricted Subsidiary that is not a Guarantor, consisting of a Guarantee of Debt of Foster Wheeler LLC or any Restricted Subsidiary, in each case Incurred under any other clause of this covenant;

          (10)    Debt (including Debt in respect of the U.K. Credit Facility) of any Foreign Restricted Subsidiary that is not a Guarantor Incurred after March 26, 2004 in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding;

          (11)    Debt in an aggregate amount up to $35,000,000 Incurred by Martinez Cogen Limited Partnership ("Martinez") to finance the repurchase or redemption of all of the Equity Interests in such entity held by Persons other than Foster Wheeler LLC or any Subsidiary; provided that the

  Fixed Charge Coverage Ratio immediately after giving effect to Incurrence of such Debt and the acquisition of the Equity Interests of Martinez exceeds the Fixed Charge Coverage Ratio immediately prior to the Incurrence of such Debt; provided further that following any Incurrence of Debt made in reliance of this clause (11), no Restricted Subsidiary other than a Guarantor shall be permitted to make loans to Martinez, unless and until Martinez becomes a Guarantor of the notes, regardless of paragraph (b)(2) hereof;

          (12)    Guarantees by Foster Wheeler LLC or any Restricted Subsidiary of Debt of a customer or a third-party guarantor of such customer's Debt to a governmental export credit agency, to the extent that such Guarantee obligation is conditioned on a failure to perform by Foster Wheeler LLC, any Restricted Subsidiary or a Controlled Joint Venture under an engineering procurement or construction contract entered into with such customer or third-party guarantor; provided that any payments made pursuant to such Guarantee shall be deemed to be the Incurrence of Debt by Foster Wheeler LLC or such Restricted Subsidiary that is not permitted pursuant to this clause (b)(12);

          (13)    Trade Obligations of Foster Wheeler LLC or any of its Restricted Subsidiaries, until such time as any amounts are drawn thereunder (with such draw constituting an Incurrence of Debt not permitted by this clause (13) on the date of such draw with the amount of the Incurrence being equal to the amount of such draw); provided that Trade Obligations issued under the Credit Agreement or any Credit Facility must be permitted under clause (b)(1) of this covenant;

          (14)    Performance Obligations of any Obligor constituting letters of credit issued under the Credit Agreement or any replacement Credit Facility in compliance with the requirements of clause (b)(1) of this covenant;

          (15)    Performance Obligations of Foster Wheeler LLC or any Restricted Subsidiary; provided that the aggregate amount of Encumbered Performance Obligations of Foster Wheeler LLC or such Restricted Subsidiaries shall not exceed $275,000,000 at any one time outstanding; and

          (16)    Debt of Foster Wheeler LLC or any Restricted Subsidiary Incurred after March 26, 2004 not otherwise permitted hereunder in an aggregate principal amount at any time outstanding not to exceed $30,000,000 (which may include any Debt incurred for any purpose, including but not limited to the purposes referred to in clauses (1) through (15) above); provided, however, not more than $10,000,000 in aggregate principal amount at any one time outstanding pursuant to this clause (b)(16) may be incurred by Restricted Subsidiaries that are not also Guarantors.

        For purposes of determining compliance with this "—Limitation on Debt and Disqualified or Preferred Stock" covenant:

          (1)    in the event that an item of proposed Debt (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, Foster Wheeler LLC will be permitted to classify (or later reclassify in whole or in part) such item of Debt in any manner that complies with this covenant; and

          (2)    the accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Debt in the form of additional Debt with the same terms will not be deemed to be an incurrence of Debt for purposes of this covenant.

        (c)   Foster Wheeler LLC agrees to terminate and cause its Restricted Subsidiaries to terminate the Foothill Facility on October 1, 2004, if it has not earlier been terminated. Foster Wheeler LLC agrees not to Incur any Debt thereunder prior to such termination.

        (d)   For purposes hereof, any Indebtedness Incurred by Foster Wheeler LLC or any of its Restricted Subsidiaries subsequent to March 26, 2004 and still outstanding on the Issue Date shall be deemed to have been Incurred on the Issue Date (and, to the extent that such Indebtedness would not have been permitted to be Incurred at such time under this covenant, Foster Wheeler LLC shall be deemed to be in breach of this covenant).

        Limitation on Restricted Payments.    (a) Foster Wheeler LLC will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively called "Restricted Payments"):

            (i)    declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in Foster Wheeler LLC's Qualified Equity Interests) held by Persons other than Foster Wheeler LLC or any of its Restricted Subsidiaries;

            (ii)   purchase, redeem or otherwise acquire or retire for value any Equity Interests of Foster Wheeler LLC or any Restricted Subsidiary held by Persons other than Foster Wheeler LLC or any of its Restricted Subsidiaries;

            (iii)  repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to Subordinated Debt (other than among Foster Wheeler LLC and any of its Restricted Subsidiaries or any Restricted Subsidiary and any other Restricted Subsidiaries) except payments of interest and principal at Stated Maturity; or

            (iv)  make any Investment other than a Permitted Investment;

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

          (1)    no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment,

          (2)    Foster Wheeler LLC at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable period could Incur at least $1.00 of Debt under the first paragraph of the covenant described above under the caption "—Limitation on Debt and Disqualified or Preferred Stock", and

          (3)    the aggregate amount expended by Foster Wheeler LLC and its Restricted Subsidiaries for all Restricted Payments made after March 26, 2004 would not, subject to paragraph (c), exceed the sum of

              (A)  50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of Foster Wheeler LLC's most recently completed fiscal quarter for which internal financial statements are available; plus

              (B)  subject to paragraph (c), the aggregate net cash proceeds received by Foster Wheeler LLC (other than from a Subsidiary) after the Issue Date,

              (i)    from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of Foster Wheeler LLC (but excluding any Qualified Equity Interests to the extent issued in or in connection with the equity-for-debt exchange offer or offering; provided that amounts received as payment of the applicable exercise price of any warrants or options issued in connection with the equity-for-debt exchange offer shall be included), or

              (ii)   as a contribution to its common equity; plus

            (C)  an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:

              (x)   the cash return, after March 26, 2004, on Investments in any Unrestricted Subsidiary made after March 26, 2004 pursuant to this paragraph (a) as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (including any dividends or other distributions paid in cash to Foster Wheeler LLC or any Restricted Subsidiary), plus

              (y)   the portion (proportionate to Foster Wheeler LLC's equity interest in such Subsidiary) of the Fair Market Value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after March 26, 2004 by Foster Wheeler LLC and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this paragraph (a); plus

            (D)  to the extent not already included in clause (3)(A) above, the cash return on any other Investment made after March 26, 2004 pursuant to this paragraph (a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (including any dividends or other distributions paid in cash to Foster Wheeler LLC or any Restricted Subsidiary), in an amount equal to the lesser of (x) the initial amount of such Investment so made and (y) the cash return of capital with respect to such Investment less the cost of disposition, if any.

        The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the Fair Market Value of the relevant non-cash assets.

        (b)   The foregoing will not prohibit:

          (1)    the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);

          (2)    dividends or distributions by a Restricted Subsidiary (A) payable, on a pro rata basis or on a basis more favorable to Foster Wheeler LLC, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by Foster Wheeler LLC or (B) required to be paid by Martinez Cogen Limited Partnership in accordance with the terms of its partnership agreement as in effect on the Issue Date;

          (3)    the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

          (4)    the purchase, redemption or other acquisition or retirement for value of Equity Interests of a Controlled Joint Venture (but only if it has continuing operations and is not winding down) or a Joint Venture (or the acquisition of all the outstanding Equity Interests of any person that conducts no material operations and has no material assets or liabilities other than the ownership of Equity Interests in a Joint Venture) in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of Foster Wheeler LLC or of a cash contribution to the common equity of Foster Wheeler LLC;

          (5)    the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of Foster Wheeler LLC in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of Foster Wheeler LLC or of a cash contribution to the common equity of Foster Wheeler LLC;

          (6)    any Investment consisting of Guarantees permitted to be incurred pursuant to clause (8) of paragraph (b) of the covenant described above under the caption "—Limitation on Debt and Disqualified or Preferred Stock";

          (7)    the purchase, redemption or other acquisition or retirement for value of Equity Interests of Foster Wheeler LLC or Parent held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement or employee benefit or welfare plan under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any fiscal year after March 26, 2004 does not exceed an aggregate amount of $2,500,000;

          (8)    payments to, or for the account of, any Parent Guarantor (to the extent such payment constitutes a Restricted Payment) of (i) amounts to be used solely to pay Federal, state and local (including any foreign) taxes during any period, in an amount not to exceed the amount of taxes Foster Wheeler LLC and its Restricted Subsidiaries would pay on a stand alone basis with respect to such period (had it been treated during such period and all prior periods, together with its Restricted Subsidiaries, as a separate taxpayer); provided that such amounts shall be used within 90 days of the payment to Parent Guarantor to pay such taxes, (ii) amounts to be used within 90 days of the payment solely to pay reasonable corporate overhead and management expenses in the ordinary course of business, relating to the management of Foster Wheeler LLC and its Restricted Subsidiaries, pursuant to a management agreement or otherwise, (iii) up to $2,000,000 per fiscal year to be used to pay corporate overhead and management expenses not in the ordinary course of business relating to the management of Foster Wheeler LLC and its Restricted Subsidiaries pursuant to a management agreement or otherwise, and (iv) the amount necessary to pay principal and any interest, when due, on the Convertible Notes that remain outstanding after the equity-for-debt exchange offer;

          (9)    the payment of cash dividends on any Disqualified Stock of Foster Wheeler LLC or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary existing on March 26, 2004 or Incurred after March 26, 2004 in compliance with paragraph (a) of the covenant described above under the caption "—Limitation on Debt and Disqualified or Preferred Stock";

          (10)    the repurchase of any Subordinated Debt for a purchase price not greater than 101% of the principal amount thereof in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than that contained in the covenant described below under the caption "—Repurchase of Notes Upon a Change of Control" or (y) any Asset Sale pursuant to a provision no more favorable to the holders thereof than that contained in the covenant described below under the caption "—Limitation on Asset Sales"; provided that, in each case, prior to the repurchase Foster Wheeler LLC has made an Offer to Purchase and has repurchased all notes issued under the indenture that were validly tendered for payment in connection with the offer to purchase;

          (11)    other Restricted Payments in an aggregate principal amount not to exceed $25,000,000 after March 31, 2004;

          (12)    any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of Qualified Equity Interests of Foster Wheeler LLC or a cash contribution to the common equity of Foster Wheeler LLC; and

          (13)    any Investment in an Unrestricted Subsidiary in an aggregate amount not to exceed $8,000,000;

          (14)    any purchase by Foster Wheeler LLC or a Restricted Subsidiary from Parent of common shares of Parent; provided that the full consideration paid or delivered for such common shares is immediately reinvested in Foster Wheeler LLC; provided further that such amount may be further reinvested by Foster Wheeler LLC and thereafter may be reinvested by each Subsidiary of Foster Wheeler LLC until it has been reinvested in the Restricted Subsidiary that originally purchased such shares;

          (15)    the equity-for-debt exchange offer and the transactions contemplated thereby; and

          (16)    the repurchase, or payments to, or for the account of, any Parent Guarantor for the repurchase, from time to time, of debt securities or trust securities of Foster Wheeler LLC, its subsidiaries or any Parent Guarantor having a purchase price in an amount not to exceed $50,000,000 in the aggregate.

provided that, in the case of clauses (4), (5), (6), (7), (8)(iii) and (iv), (9), (10), (11), (12), (13) and (16), no Default has occurred and is continuing or would occur as a result thereof.

        (c)   Proceeds of the issuance of Qualified Equity Interests will be included under clause (3)(B) of paragraph (a) only to the extent they are not applied as described in clause (4), (5) (12), (14) or (15) of paragraph (b). Restricted Payments permitted pursuant to clause (2), (3), (4), (5), (6), (8)(i), 8(ii) or (9) of paragraph (b) will not be included in making the calculations under clause (3) of paragraph (a) 0.50% of all Restricted Payments made pursuant to clause (16) of paragraph (b) will not be included in making the calculations under clause (3) of paragraph (a).

        (d)   For purposes hereof, any Investments made by Foster Wheeler LLC or any of its Restricted Subsidiaries subsequent to March 26, 2004 shall be deemed to have been made on the Issue Date (and, to the extent that such Investments would not have been permitted to be made at such time under this covenant, Foster Wheeler LLC shall be deemed to be in breach of this covenant).

        Limitation on Liens.    Foster Wheeler LLC will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, or any proceeds, income or profits therefrom or assign or convey any right to receive income therefrom, other than Permitted Liens, provided that the foregoing shall not apply, with respect to any such property or assets (other than the Collateral), to the extent that Foster Wheeler LLC or such Restricted Subsidiary effectively provides that the notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the notes or any Note Guarantee, prior to) the obligations so secured for so long as such obligations are so secured.

        Limitation on Sale and Leaseback Transactions.    Foster Wheeler LLC will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset, unless:

          (A)  Foster Wheeler LLC or the Restricted Subsidiary would be permitted to Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described above under the caption "—Limitation on Debt and Disqualified or Preferred Stock";

          (B)  Foster Wheeler LLC or the Restricted Subsidiary would be permitted to create a Lien on such property or asset securing such Attributable Debt pursuant to the covenant described above under the caption "—Limitation on Liens"; and

          (C)  the transfer of assets in the Sale and Leaseback Transaction is made in accordance with the covenant described below under the caption "—Limitation on Asset Sales."

        Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.    (a) Except as provided in paragraph (b), Foster Wheeler LLC will not, and will not permit any Restricted

Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual restriction of any kind on the ability of any Restricted Subsidiary to

          (1)    pay dividends or make any other distributions on any Equity Interests of such Restricted Subsidiary owned by Foster Wheeler LLC or any other Restricted Subsidiary;

          (2)    make loans or advances to Foster Wheeler LLC or any other Restricted Subsidiary; or

          (3)    transfer any of its property or assets to Foster Wheeler LLC or any other Restricted Subsidiary.

        (b)   The provisions of paragraph (a) do not apply to any encumbrances or restrictions

          (1)    existing on the Issue Date in the indenture, the guarantees, the Collateral Documents or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing, taken as a whole, are not materially less favorable to the noteholders (as determined in the reasonable judgment of Foster Wheeler LLC) than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

          (2)    existing in the Credit Facilities;

          (3)    existing under or by reason of applicable law or governmental regulation;

          (4)    existing (A) with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by Foster Wheeler LLC or any Restricted Subsidiary (except to the extent such encumbrance was incurred in connection with or in contemplation of such acquisition), or (B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary, and, in each case, any extensions, renewals, replacements or refinancings of any of the foregoing; provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders (as determined in the reasonable judgment of Foster Wheeler LLC) than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

          (5)    of the type described in clause (a)(3) of this covenant arising or agreed to in the ordinary course of business (i) that restrict in a customary manner the chartering, subletting, assignment or transfer of any property or asset that is subject to a lease or license (but only to the extent that such restriction is imposed by the instruments pursuant to which such lease or license is created), (ii) that restrict the transfer of property or assets of Foster Wheeler LLC or any Restricted Subsidiary subject to a Lien permitted under the indenture (but only to the extent that such restriction is imposed by the instruments pursuant to which such Lien, or the obligation secured thereby, is created) or (iii) that restrict the transfer of property or assets of Foster Wheeler LLC or any Restricted Subsidiary that is subject to a merger agreement, stock or asset purchase agreement or similar agreement, so long as any such transfer is otherwise permitted under the indenture and such restriction is imposed only during the period pending such disposition (so long as such restriction does not continue for more than a customary period for transactions of such type);

          (6)   contained in the terms governing any Debt (other than Trade Obligations) otherwise permitted under the indenture, if (as determined in the reasonable judgment of Foster Wheeler LLC) the encumbrances or restrictions are necessary or required to enable Foster Wheeler LLC or such Restricted Subsidiary to obtain or maintain a financing of that type; or

          (7)   set forth in the indenture, the guarantees or any Collateral Document.

        Repurchase of Notes upon a Change of Control.    Not later than 30 days following a Change of Control, Foster Wheeler LLC will make an Offer to Purchase all outstanding notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase.

        An "Offer to Purchase" must be made by written offer, which will specify the principal amount of notes subject to the offer and the purchase price. The offer must specify an expiration date (the "expiration date") not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the "purchase date") not more than five Business Days after the expiration date. The offer will contain instructions and materials necessary to enable holders to tender notes pursuant to the offer.

        A holder may tender all or any portion of its notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a note tendered must be in a multiple of $1.00 principal amount. Holders are entitled to withdraw notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date.

        Foster Wheeler LLC will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

        The existing Credit Agreement provides that the occurrence of certain change of control events with respect to Foster Wheeler LLC would constitute a default thereunder. In the event a Change of Control occurs, Foster Wheeler LLC could seek the consent of the Credit Agreement lenders to the purchase of notes or could attempt to refinance the Credit Agreement. If Foster Wheeler LLC were not able to obtain that consent or to refinance, it would continue to be prohibited from purchasing notes. In that case, Foster Wheeler LLC's failure to purchase tendered notes would constitute an Event of Default under the indenture, which would in turn constitute a default under the Credit Agreement.

        Future debt of Foster Wheeler LLC may prohibit Foster Wheeler LLC from purchasing notes in the event of a Change of Control, provide that a Change of Control is a default or require repurchase upon a Change of Control. Moreover, the exercise by the noteholders of their right to require Foster Wheeler LLC to purchase the notes could cause a default under other debt, even if the Change of Control itself does not, due to the financial effect of the purchase on Foster Wheeler LLC.

        Finally, Foster Wheeler LLC's ability to pay cash to the noteholders following the occurrence of a Change of Control may be limited by Foster Wheeler LLC's then existing financial resources. There may not be sufficient funds available when necessary to make the required purchase of the notes. See "Risk Factors—Risk Factors Relating to the Notes—We may be unable to repurchase the notes or 2005 notes which remain upon a change of control or in the event of certain asset sales as required by the indenture."

        The phrase "all or substantially all", as used with respect to the assets of Foster Wheeler LLC or Parent in the definition of "Change of Control", is subject to interpretation under applicable law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" the assets of Foster Wheeler LLC or Parent has occurred in a particular instance, in which case a holder's ability to obtain the benefit of these provisions could be unclear.

        Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holder of the notes to require that Foster Wheeler LLC purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        Foster Wheeler LLC will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase at the same time, at the same premium and otherwise in compliance with the requirements applicable to an Offer to Purchase made by Foster Wheeler LLC and purchases all notes validly tendered and not withdrawn under such Offer to Purchase.

        The provisions of this covenant will be applicable regardless of whether the provisions of the covenant described under the caption "—Consolidation; Merger or Sale of Assets" are also applicable. The provisions under the indenture relating to Foster Wheeler LLC's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or amended as described in "—Amendments and Waivers."

        Limitation on Asset Sales.    (a) Foster Wheeler LLC will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

          (1)   The Asset Sale is for Fair Market Value.

          (2)   At least 75% of the consideration for such Asset Sale consists of cash or Cash Equivalents received at closing. (For purposes of this clause (2), (x) the assumption by the purchaser of (i) Debt or other obligations (other than contingent liabilities and Subordinated Debt) of Foster Wheeler LLC or a Restricted Subsidiary pursuant to a customary novation agreement that releases Foster Wheeler LLC or such Restricted Subsidiary from any further liability, and (ii) instruments or securities received from the purchaser that are promptly, but in any event within 90 days of the closing, converted by Foster Wheeler LLC or such Restricted Subsidiary to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received, and (y) stock or assets of the kind referred to in clause (3)(B) of this covenant, shall each be considered cash received at closing).

          (3)   Within 12 months of the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used

            (A)  to permanently repay (i) senior secured Debt of Foster Wheeler LLC or any Restricted Subsidiary (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), that is senior in respect of liens to the Notes, (ii) Debt of any Restricted Subsidiary that is not a Guarantor that makes an Asset Sale with the proceeds of such Asset Sale, in each case owing to a Person other than Foster Wheeler LLC or any Restricted Subsidiary and required to be prepaid from such Net Cash Proceeds, provided, that the Net Cash Proceeds from an Asset Sale by Foster Wheeler LLC or any Restricted Subsidiary that is a Guarantor shall be applied only to repay Debt of Foster Wheeler LLC or another Restricted Subsidiary that is a Guarantor and (iii) Debt of Foster Wheeler LLC or any Restricted Subsidiary ranking pari passu in respect of liens with the notes so long as a ratable repayment offer shall be made to the holders of the notes, or

            (B)  to acquire all or substantially all of the assets of, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary, to make capital expenditures or otherwise acquire assets to be used or useful in the business of Foster Wheeler LLC or any Restricted Subsidiary; provided that if Foster Wheeler LLC or any Restricted Subsidiary contracts to acquire assets to make capital expenditures with Net Cash Proceeds within the applicable 12-month period it shall be deemed to have so applied such Net Cash Proceeds in accordance with this subclause (B) if such Net Cash Proceeds are so applied within 24 months of the applicable Asset Sale.

          (4)   The Net Cash Proceeds of an Asset Sale under this paragraph (a) not applied pursuant to clause (3) within the periods specified constitute "Excess Proceeds". Excess Proceeds of less than $15,000,000 will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds $15,000,000, Foster Wheeler LLC must, within 30 days thereafter, make an Offer to

  Purchase to all holders of notes and all holders of other Debt that ranks pari passu with, or senior to, the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redemption with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other Debt that may be purchased out of the Excess Proceeds on a pro rata basis. Upon completion of the Offer to Purchase under this paragraph (a), Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by the indenture.

          (b)   The purchase price for the notes for any offer under paragraph (a) above will be 100% of the principal amount plus accrued interest and liquidated damages, if any, to the date of purchase. If the Offer to Purchase is for less than all of the outstanding notes and notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, Foster Wheeler LLC will purchase notes having an aggregate principal amount equal to the purchase amount on a pro rata basis along with such other pari passu Debt with similar terms, with adjustments so that only notes in multiples of $1.00 principal amount will be purchased.

          (c)   Pending the final application of any Net Cash Proceeds, Foster Wheeler LLC and any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by the indenture.

          (d)   All Net Cash Proceeds from an Event of Loss shall be invested as set forth in paragraph (a)(3) and treated as Excess Proceeds under paragraph (a)(4) and applied as set forth therein, all within the periods and as otherwise provided in such clauses.

        Foster Wheeler LLC will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

        The existing Credit Agreement limits Foster Wheeler LLC's ability to apply all of the proceeds of an Asset Sale towards the purchase of notes in the event of an Asset Sale. In the event an Asset Sale occurs, Foster Wheeler LLC could seek the consent of the Credit Agreement lenders to the purchase of notes or could attempt to refinance the Credit Agreement. If Foster Wheeler LLC were not able to obtain that consent or to refinance, it would continue to be limited in its ability to purchase notes. In that case, Foster Wheeler LLC's failure to purchase tendered notes, if so required, would constitute an Event of Default under the indenture, which would in turn constitute a default under the Credit Agreement.

        Limitation on Transactions with Affiliates.    (a) Foster Wheeler LLC will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with (x) any holder, or any Affiliate of any holder, of 10% or more of the Voting Stock of Parent or (y) any Affiliate of either Foster Wheeler LLC or any Restricted Subsidiary (a "Related Party Transaction"), except upon fair and reasonable terms that are no less favorable to Foster Wheeler LLC or the Restricted Subsidiary than could reasonably be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of Foster Wheeler LLC or any of its Subsidiaries.

          (b)   Prior to entering into any Related Party Transaction or series of related Related Party Transactions with an aggregate value in excess of $10,000,000, Foster Wheeler LLC must deliver to the Trustee a resolution certifying that such Related Party Transaction complies with clause (a) of the covenant "—Limitation on Transactions with Affiliates" and that such Related Party Transaction has been approved by resolution of not less than a majority of the board of directors of Parent who are disinterested in the subject matter of the transaction. Prior to entering into any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $15,000,000, Foster Wheeler LLC must in addition to the requirements of the immediately preceding sentence obtain and deliver to the trustee a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to Foster Wheeler LLC and its Restricted Subsidiaries from a financial point of view.

          (c)   The foregoing paragraphs (a) and (b) do not apply to

            (1)   any transaction between Foster Wheeler LLC and any of its Restricted Subsidiaries or between Restricted Subsidiaries of Foster Wheeler LLC;

            (2)   the payment of reasonable and customary regular fees to directors of Foster Wheeler LLC who are not employees of Foster Wheeler LLC;

            (3)   any Restricted Payments and any contracts relating thereto of a type described in one of the first three numbered paragraphs of paragraph (a) under the covenant described above under the caption "—Limitation on Restricted Payments" if permitted by that covenant, and any Permitted Investment; provided that any such Permitted Investment described in clauses (3), (4), (5), (7), (8), (9), (12) or (14) of the definition of Permitted Investments is made upon fair and reasonable terms that are no less favorable to Foster Wheeler LLC or the Restricted Subsidiary than could reasonably be obtained in a comparable arm's length transaction;

            (4)   transactions or payments pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business, and loans and advances to employees or consultants and Guarantees that constitute Permitted Investments pursuant to clause (11) of the definition of that term;

            (5)   transactions entered into as part of a Permitted Receivables Financing;

            (6)   transactions pursuant to any contract or agreement in effect on the Issue Date, as any such contract or agreement may be amended, modified or replaced (including successive replacements) from time to time, so long as the amended, modified or new contract or agreement, taken as a whole, is no less favorable to Foster Wheeler LLC and its Restricted Subsidiaries than the contract or agreement being amended, modified or replaced, as in effect on the Issue Date;

            (7)   transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the indenture, which are fair to Foster Wheeler LLC or its Restricted Subsidiaries, or are on terms, taken as a whole, at least as favorable as could reasonably have been obtained in a comparable arm's length transaction; or

            (8)   Performance guarantees (including under engineering, procurement or construction contracts or otherwise) entered into in the ordinary course of business with respect to Unrestricted Subsidiaries and Joint Ventures.

        Additional Note Guarantees and Collateral After the Issue Date.    (a) If any domestic Subsidiary (other than a Subsidiary that is designated an Unrestricted Subsidiary) is formed or acquired or any Subsidiary becomes a domestic Subsidiary (other than a Subsidiary that is designated an Unrestricted Subsidiary), in each case after the Issue Date, Foster Wheeler LLC will as promptly as practicable (but in no event later than 10 Business Days after such formation or acquisition) cause the Subsidiary to deliver a Note Guarantee by executing a supplemental indenture to the indenture and to pledge its assets as required by the Collateral Documents and the indenture; provided that no Non-Wholly Owned Subsidiary shall be required to execute a Note Guarantee or pledge its assets to the extent it is prevented from doing so under the terms of its organizational documents.

          (b)   If Foster Wheeler LLC or any Guarantor shall acquire after the Issue Date any real or personal property that is required to become Collateral under the terms of the Collateral

  Documents, Foster Wheeler LLC or such Guarantor shall, as promptly as practicable (but in no event later than 10 Business Days after such acquisition, in the case of domestic Collateral, or 60 days after such acquisition, in the case of foreign Collateral, and in any event no later than the date on which the actions described in clauses (i) and (ii) of this paragraph are completed to secure any Credit Facility) (i) execute and deliver such mortgages, pledge agreements, other security instruments and financing statements as shall be necessary to cause such property to become Collateral subject to the Lien of the Collateral Documents for the benefit of the note holders, subject to Permitted Liens and other exceptions applicable to the Collateral on the Issue Date and (ii) cause to be delivered one or more Opinions of Counsel substantially to the effect of the matters referred to in clause (i), provided that the foregoing shall not apply as to any property having a fair market value of less than $1,000,000.

          (c)   Notwithstanding clauses (a) and (b) above, after the Issue Date, (i) if any Restricted Subsidiary, other than an Excepted Non-Guarantor Subsidiary (as defined below), concurrently provides a guarantee under the Credit Agreement or any Credit Facility permitted under paragraph (b)(1) under the covenant described above under the caption "—Limitation on Debt and Disqualified or Preferred Stock," such Restricted Subsidiary shall be required to execute a Note Guarantee or (ii) if Foster Wheeler LLC or any of its Restricted Subsidiaries grants a Lien upon any of its property or assets to secure any Credit Facility permitted under paragraph (b)(1) under the covenant described above under the caption "—Limitation on Debt and Disqualified or Preferred Stock," the respective grantor shall concurrently grant a Lien equivalent in scope as collateral security for the notes.

          (d)   No Excepted Non-Guarantor Subsidiary:

            (1)   may Incur any Debt (other than refinancing of Debt outstanding on March 26, 2004) except intercompany Debt as permitted below;

            (2)   may engage in any line of business other than that in which it was engaged on March 26, 2004; or

            (3)   sell any of its assets (other than to Foster Wheeler LLC or any Guarantor), or acquire any assets from any other Person, other than in the ordinary course of its business,

unless and until such Excepted Non-Guarantor Subsidiary executes a Note Guarantee, after which time it will no longer be considered an Excepted Non-Guarantor Subsidiary. In addition, neither Foster Wheeler LLC nor any of its Restricted Subsidiaries shall make any Investment (including in the form of loans) in Excepted Non-Guarantor Subsidiaries after March 26, 2004 other than Investments that, in the aggregate as to all Excepted Non-Guarantor Subsidiaries, do not exceed $2,000,000.

          (e)   After the Issue Date, Foster Wheeler Europe Limited shall (i) continue to hold 100% of the Capital Stock of Foster Wheeler Limited (England) and Foster Wheeler Continental Europe S.r.l.; provided that Foster Wheeler Continental Europe S.r.l. shall be permitted to merge into one of its Subsidiaries so long as following such merger, Foster Wheeler Europe Limited directly holds 100% of the surviving entity and (ii) not Incur any additional Debt (other than intercompany Debt owed to either of the Subsidiaries listed in clause (i) of this paragraph) or Liens, make any Investments, transfer any assets (other than to Foster Wheeler LLC or any Guarantor) or otherwise engage in any activity other than the ownership of the two Subsidiaries listed in clause (i) of this paragraph, other than the ownership of Capital Stock of any other Subsidiaries distributed to it by its Subsidiaries.

          (f)    In the event that the Excepted Non-Guarantor Subsidiaries do not execute all Note Guarantees and pledge their assets as and to the extent described under "—Security" above in accordance with the Collateral Documents to secure their Note Guarantees within 90 days of the Issue Date, the interest rate on the notes shall increase to 11.359% per annum, commencing on the 91st day following the Issue Date through and until the date on which all such Note Guarantees have been executed and pledges documented in accordance with the Collateral Documents, after which the interest rate shall decrease to 10.359% per annum.

        Designation of Restricted and Unrestricted Subsidiaries.    (a) By resolution of the board of directors of Foster Wheeler LLC, Foster Wheeler LLC may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default:

            (1)   (A) The Subsidiary does not own any Disqualified Stock or Debt of Foster Wheeler LLC or Disqualified, Debt or Preferred Stock of a Restricted Subsidiary or hold any Lien on any property of, Foster Wheeler LLC or any Restricted Subsidiary, if such Disqualified or Preferred Stock or Debt could not be Incurred under the covenant described above under the caption "—Limitation on Debt and Disqualified or Preferred Stock" or such Lien would violate the covenant described above under the caption "—Limitation on Liens"; and

            (2)   the Subsidiary does not own any Voting Stock of a Restricted Subsidiary, and all of its Subsidiaries are Unrestricted Subsidiaries.

            (3)   At the time of the designation, Foster Wheeler LLC would be permitted to make a Restricted Payment under the covenant described above under the caption "Limitation on Restricted Payments" in an amount equal to the Fair Market Value of the Investment in such Subsidiary.

            (4)   Such Subsidiary has no Debt outstanding other than Non-Recourse Debt.

            (5)   The Subsidiary is not party to any ongoing transaction or arrangement with Foster Wheeler LLC or any Restricted Subsidiary that would not be permitted under the covenant described above under the caption "Limitation on Transactions with Affiliates".

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b) below.

          (b)   (1) A Subsidiary previously designated an Unrestricted Subsidiary which fails at any time to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).

            (2)   The board of directors of Foster Wheeler LLC may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default or Event of Default.

          (c)   Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

            (1)   all existing Investments of Foster Wheeler LLC and the Restricted Subsidiaries therein (valued at Foster Wheeler LLC's proportional share of the Fair Market Value of its assets less liabilities) will be deemed made at that time;

            (2)   all existing Capital Stock or Debt of Foster Wheeler LLC or a Restricted Subsidiary held by such Unrestricted Subsidiary will be deemed Incurred at that time, and all Liens on property of Foster Wheeler LLC or a Restricted Subsidiary held by such Unrestricted Subsidiary will be deemed Incurred at that time;

            (3)   all existing transactions between such Unrestricted Subsidiary and Foster Wheeler LLC or any Restricted Subsidiary will be deemed entered into at that time;

            (4)   such Unrestricted Subsidiary will be released at that time from its Note Guarantee, if any; and

            (5)   such Unrestricted Subsidiary will cease to be subject to the provisions of the indenture as a Restricted Subsidiary.

          (d)   Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

            (1)   all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of the covenant described above under the caption "—Limitation on Debt and Disqualified or Preferred Stock", but will not be considered the sale or issuance of Equity Interests for purposes of the covenant described above under the caption "—Limitation on Asset Sales";

            (2)   Investments therein previously charged under the covenant described above under the caption "—Limitation on Restricted Payments" will be credited thereunder;

            (3)   it may be required to issue a Note Guarantee pursuant to the covenant described above under the caption "—Additional Note Guarantees and Collateral After the Issue Date"; and

            (4)   it will become subject to the provisions of the indenture as a Restricted Subsidiary.

          (e)   Any designation by the board of directors of Foster Wheeler LLC of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the trustee by promptly filing with the trustee a copy of the board resolution giving effect to the designation and an Officer's Certificate certifying that the designation complied with the foregoing provisions.

        Financial Reports.    (a) Whether or not Foster Wheeler LLC is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Foster Wheeler LLC must provide the trustee and holders of the notes within the time periods specified in those sections with

            (1)   all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Foster Wheeler LLC were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual information only, a report thereon by Foster Wheeler LLC's certified independent accountants, provided that Foster Wheeler LLC shall not be required to provide separate audited financials of the Guarantors under this or any other provision of the indenture, provided that, for so long as Foster Wheeler LLC is a consolidated subsidiary of Parent, Foster Wheeler may satisfy this obligation by delivering such information with respect to Parent; and

            (2)   all current reports that would be required to be filed with the SEC on Form 8-K if Foster Wheeler LLC were required to file such reports, provided that, for so long as Foster Wheeler LLC is a consolidated subsidiary of Parent, Foster Wheeler LLC may satisfy this obligation by delivering all such current reports of Parent.

          (b)   In addition, whether or not required by the Commission, Foster Wheeler LLC will file a copy of all of the information and reports referred to in clauses (a)(1) and (2) of this covenant (and subject to the provisos contained in such clauses) with the Commission (to the extent permitted by the Commission) within the applicable time periods had such information been required to be filed. Foster Wheeler LLC will make such information available to the trustee and the holders of the notes within such time periods.

          (c)   If Foster Wheeler LLC has designated any of its Subsidiaries as Unrestricted Subsidiaries, then it shall deliver to the trustee, on or before the 10th Business Day following each of the dates on which quarterly or annual financial information is required to be filed with the Commission under paragraph (a)(1) of this covenant, a certificate setting forth a balance sheet and a statement of operations and comprehensive loss of Foster Wheeler LLC and its Restricted Subsidiaries separate from the Unrestricted Subsidiaries for the same periods covered by the reports required to be filed under paragraph (a)(1) of this covenant.

        Reports to Trustee.    Foster Wheeler LLC will deliver to the trustee

          (1)   within 90 days after the end of each fiscal year a certificate stating that Foster Wheeler LLC has fulfilled in all material respects its obligations under the indenture or, if there has been a Default during such fiscal year, specifying the Default and its nature and status; and

          (2)   as soon as possible and in any event within 30 days after responsible officers of Foster Wheeler LLC become aware of the occurrence of a Default, an Officers' Certificate setting forth the details of the Default, and the action which Foster Wheeler LLC proposes to take with respect thereto.

Consolidation, Merger or Sale of Assets

        The indenture provides as follows regarding consolidation, merger or sale of all or substantially all of the assets of Foster Wheeler LLC and its Restricted Subsidiaries, taken as a whole:

        (a)   Foster Wheeler LLC will not, in a single transaction or a series of related transactions,

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  consolidate, amalgamate with or merge with or into any Person or group of Affiliated Persons,

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  sell, assign, convey, transfer, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person or group of Affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or related transactions if such transaction or transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer or disposition of all or substantially all of the assets of Foster Wheeler LLC and its Restricted Subsidiaries, taken as a whole, to any Person or group of Affiliated Persons, or

  •
  permit any Person to merge with or into Foster Wheeler LLC,

unless

          (1)   either (x) Foster Wheeler LLC is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation or limited liability company organized and validly existing under the laws of the United States of America, any State of the United States of America or the District of Columbia or Bermuda and expressly assumes by supplemental indenture all of the obligations of Foster Wheeler LLC under the indenture, the notes and the Collateral Documents;

          (2)   immediately before and immediately after giving pro forma effect to the transaction or series of transactions, no Default or Event of Default has occurred and is continuing;

          (3)   immediately after giving effect to the transaction on a pro forma basis, (a) Foster Wheeler LLC or the resulting surviving Person or transferee on a consolidated basis has a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Foster Wheeler LLC on a consolidated basis immediately prior to such transaction and (b) Foster Wheeler LLC or the resulting surviving or transferee Person could Incur at least $1.00 of Debt under the covenant described in the first paragraph under the caption "—Limitation on Debt and Disqualified or Preferred Stock"; and

          (4)   Foster Wheeler LLC delivers to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the indenture;

provided, that clauses (2) through (4) do not apply (i) to the consolidation or merger of Foster Wheeler LLC with or into a Restricted Subsidiary or the consolidation or merger of a Restricted Subsidiary with or into Foster Wheeler LLC or (ii) if, in the good faith determination of the board of directors of Foster Wheeler LLC, whose determination is evidenced by a board resolution, the purpose of the transaction is to change the jurisdiction of incorporation of Foster Wheeler LLC.

        (b)   Neither Foster Wheeler LLC nor any Restricted Subsidiary shall lease all or substantially all of the assets of Foster Wheeler LLC and its Restricted Subsidiaries taken as a whole, whether in one transaction or a series of related transactions, to one or more other Persons.

        (c)   Upon the consummation of any transaction effected in accordance with these provisions, if Foster Wheeler LLC is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, Foster Wheeler LLC under the indenture, the registration rights agreement and the notes with the same effect as if such successor Person had been named as Foster Wheeler LLC in such documents. Upon such substitution, and except in the case of a sale, conveyance, transfer or disposition of less than all its assets to one or more Persons, Foster Wheeler LLC will be released from its obligations under the indenture, Collateral Documents and the notes.

        The indenture provides that no Subsidiary Guarantor may merge with or into any Person unless:

          (x)   the merger constitutes a sale or other disposition (including by way of merger or consolidation) of the Guarantor and is made in accordance with the covenant described under the caption "—Certain Covenants—Limitations on Asset Sales," or

          (y)   either (i) such Guarantor is the continuing Person or (ii) (A) the resulting or surviving Person is organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia, Bermuda or the jurisdiction of organization of such Guarantor prior to the merger and expressly assumes by supplemental indenture all of the obligations of such Guarantor under the indenture, the Note Guarantee and the Collateral Documents; and (B) the Guarantor delivers to the trustee an officers' certificate and an opinion of counsel, each stating that the consolidation or merger and the supplemental indenture comply with the indenture;

provided that no such certificate or opinion shall be required for a consolidation or merger of a Guarantor with or into another Guarantor).

Impairment of Security Interest

        Foster Wheeler LLC and the Parent Guarantors will not, and will not permit any of its Subsidiary Guarantors to, take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the noteholders. The indenture will provide that any release of Collateral in accordance with the provisions of the indenture and the Collateral documents will not be deemed to impair the security under the indenture.

Default and Remedies

        Events of Default.    An "Event of Default" occurs if

          (1)    Foster Wheeler LLC defaults in the payment of the principal of or premium, if any, on any note when the same becomes due and payable at its Stated Maturity, upon acceleration or redemption, or otherwise;

          (2)    Foster Wheeler LLC defaults in the payment of interest or liquidated damages, if any, on any note when the same becomes due and payable, and the default continues for a period of 30 days;

          (3)    Foster Wheeler LLC fails to make an Offer to Purchase and thereafter accept and pay for notes tendered when and as required pursuant to an offer described under the captions "Certain Covenants—Repurchase of Notes Upon a Change of Control" or "—Certain Covenants—Limitation on Asset Sales," or Foster Wheeler LLC fails to comply with the provisions of "—Consolidation, Merger or Sale of Assets";

          (4)    Foster Wheeler LLC or any of its Restricted Subsidiaries defaults in the performance of or breaches any other covenant or agreement in the indenture or under the notes or the Collateral Documents, and the default or breach continues for a period of 60 consecutive days after delivery of written notice to Foster Wheeler LLC by the trustee or to Foster Wheeler LLC and the trustee by the holders of 25% or more in aggregate principal amount of the notes;

          (5)    there occurs with respect to any Debt of Foster Wheeler LLC or any of its Significant Restricted Subsidiaries having an outstanding principal amount of $15,000,000 or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

          (6)    one or more final judgments or orders of any court or courts for the payment of money are rendered against Foster Wheeler LLC or any of its Significant Restricted Subsidiaries and are not paid or discharged, settled or fully bonded and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $15,000,000 (in excess of amounts which Foster Wheeler LLC's insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

          (7)    certain bankruptcy defaults occur with respect to Foster Wheeler LLC, Parent, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that taken together would constitute a Significant Restricted Subsidiary;

          (8)    any Note Guarantee ceases to be in full force and effect, other than in accordance with the terms of the indenture or a Guarantor denies or disaffirms its obligations under its Note Guarantee; or

          (9)    with respect to any Collateral having an aggregate fair market value of $15,000,000 or more, (A) the security interest under the Collateral Documents, at any time, ceases to be in full force and effect or is unenforceable for any reason other than in accordance with the terms of the indenture or the Collateral Documents and other than in satisfaction in full of the obligations under the indenture and discharge of the indenture, and such ineffectiveness continues for a period of 30 consecutive days after delivery of written notice to Foster Wheeler LLC by the trustee or to Foster Wheeler LLC and the trustee by the holders of 25% or more in aggregate principal amount of the notes, or (B) Foster Wheeler LLC or any Restricted Subsidiary asserts in writing that any such security interest is invalid or unenforceable.

        Consequences of an Event of Default.    If an Event of Default, other than a bankruptcy default with respect to Foster Wheeler LLC, Parent, any Significant Restricted Subsidiary or group of Restricted Subsidiaries that taken together would constitute a Significant Restricted Subsidiary, occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to Foster Wheeler LLC (and to the trustee if the notice is given by the holders), may, and the trustee at the request of such holders shall, declare the principal of premium, if any, and accrued interest and liquidated damages, if any, on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and interest and liquidated damages, if any, will become immediately due and payable. If a bankruptcy default occurs with respect to Foster Wheeler LLC, Parent, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that taken together would constitute a Significant Restricted Subsidiary, the principal premium, if any, of and accrued interest and liquidated damages, if any, on the notes then outstanding will become immediately due and payable without any declaration or other act on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding notes by written notice to Foster Wheeler LLC and to the trustee may waive all existing and past Defaults and Events of Default and rescind and annul a declaration of acceleration and its consequences if

          (1)    all existing Defaults and Events of Default, other than the nonpayment of the principal of, premium, if any, and interest and liquidated damages, if any, on the notes other than that have become due solely by the declaration of acceleration, have been cured or waived; and

          (2)    the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

        Except as otherwise provided above or in "—Amendments and Waivers—Amendments with Consent of Holders," the holders of a majority in principal amount of the outstanding notes may, by notice to the trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

        The holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes.

        A holder may not institute any proceeding, judicial or otherwise, with respect to the indenture or the notes, or for the appointment of a receiver or trustee, or for any other remedy under the indenture or the notes, unless:

          (1)    the holder has previously given to the trustee written notice of a continuing Event of Default;

          (2)    holders of at least 25% in aggregate principal amount of outstanding notes have made written request to the trustee to institute proceedings in respect of the Event of Default in its own name as trustee under the indenture;

          (3)    holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be Incurred in compliance with such request;

          (4)    the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5)    during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such written request.

        Notwithstanding anything to the contrary, the right of a holder of a note to receive payment of principal of, premium, if any, or interest or liquidated damages, if any, on its note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that holder.

        If any Default occurs and is continuing and is known to the trustee, the trustee will send notice of the Default to each holder within 60 days after obtaining knowledge thereof, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any note, the trustee may withhold the notice if and so long as the trustee in good faith determines that withholding the notice is in the interest of the holders.

Amendments and Waivers

        Amendments Without Consent of Holders.    Foster Wheeler LLC and the trustee may amend or supplement the indenture or the notes and the Collateral Documents without notice to or the consent of any noteholder:

          (1)    to cure any ambiguity, defect or inconsistency;

          (2)    provide for the assumption of Foster Wheeler LLC's obligation in the case of a transaction subject to the provisions of the covenant described under the caption "—Consolidation, Merger or Sale of Assets";

          (3)    to comply with any requirements for qualification of the indenture under the Trust Indenture Act;

          (4)    to evidence and provide for the acceptance of an appointment by a successor trustee;

          (5)    to provide for uncertificated notes in addition to or in place of certificated notes, provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

          (6)    to provide for any Guarantee of the notes, to secure the notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the notes when such release, termination or discharge is permitted by the indenture;

          (7)    to make any other change that does not materially and adversely affect the rights of any holder; and

          (8)    to enter into additional or supplemental Collateral Documents.

        Amendments With Consent of Holders.    (a) Except as otherwise provided in "—Default and Remedies—Consequences of an Event of Default" or paragraphs (b) or (c) below, Foster Wheeler LLC and the trustee may amend the indenture, the notes and the Collateral Documents with the written consent of the holders of a majority in principal amount of the outstanding notes, and the holders of a majority in principal amount of the outstanding notes may waive future compliance by Foster Wheeler LLC and its Restricted Subsidiaries with any provision of the indenture or the notes.

        (b)   Notwithstanding the provisions of paragraph (a), without the consent of each holder of notes affected, an amendment or waiver may not

          (1)    reduce the principal amount of or change the Stated Maturity of any installment of principal of any note;

          (2)    reduce the rate of or change the Stated Maturity of any interest payment or liquidated damages on any note;

          (3)    reduce the amount payable upon the redemption of any note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed;

          (4)    after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

          (5)    make any note payable in money other than that stated in the note;

          (6)    impair the right of any holder of notes to receive any principal payment or interest payment or liquidated damages on such holder's notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;

          (7)    make any change in the percentage of the principal amount of the notes required for amendments or waivers;

          (8)    modify or change any provision of the indenture affecting the ranking of the notes or any Note Guaranty in a manner material and adverse to the holders of the notes;

          (9)    make any change to provisions described under "—Security" that would effect a release (other than releases effected in accordance with the existing terms of the indenture and Collateral Documents) of all or any substantial part of the Collateral; or

          (10)    make any change in any Note Guarantee that would materially and adversely affect the note holders or effect a release of all or any substantial portion of the Note Guarantees (in either case, other than releases effected in accordance with the existing terms of the indenture).

        (c)   Notwithstanding the provisions of paragraph (a), without the consent of the holders of 66 2/3% in principal amount of the outstanding notes, an amendment or waiver may not effect a release (other than releases effected in accordance with the existing terms of the indenture and Collateral Documents) of any Collateral.

        It is not necessary for noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

Defeasance and Discharge

        Foster Wheeler LLC may discharge its obligations under the notes and the indenture by irrevocably depositing in trust with the trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes to maturity or redemption within one year, subject to meeting certain other conditions.

        Foster Wheeler LLC may also elect to

          (1)    discharge its obligations in respect of the notes and the indenture, not including obligations related to the defeasance trust or to the replacement of notes or its obligations to the trustee ("legal defeasance") or

          (2)    discharge its obligations under the covenants and under "—Consolidation, Merger or Sale of Assets" (and the events listed in clauses (2), (3), (4), (5), (6) and (9) under "—Default and Remedies—Events of Default" will no longer constitute Events of Default) ("covenant defeasance")

by irrevocably depositing in trust with the trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes to maturity or redemption and by meeting certain other conditions, including delivery to the trustee of either a ruling received from the Internal Revenue Service and/or an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

        In the case of either discharge or defeasance, the Note Guarantees and security documents, if any, will terminate.

Concerning the Trustee

        Wells Fargo Bank, National Association is the trustee under the indenture.

        Except during the continuance of an Event of Default, the trustee need perform only those duties that are specifically set forth in the indenture and no others, and no implied covenants or obligations will be read into the indenture against the trustee. In case an Event of Default has occurred and is continuing, the trustee shall exercise those rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. No provision of the indenture will require the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

        The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of any obligor on the notes, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with Foster Wheeler LLC and its Affiliates; provided that if it acquires any conflicting interest it must either eliminate the conflict within 90 days, apply to the SEC for permission to continue or resign.

        As of March 31, 2004, affiliates of the trustee held approximately 2.7 million of the common shares of Foster Wheeler Ltd. The trustee disclaims beneficial ownership of these shares.

Form, Denomination and Registration of Notes

        The notes are issued in registered form, without interest coupons, in denominations of $1 and integral multiples thereof, in the form of global notes.

        The trustee is not required (i) to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any note on or after the regular record date and before the date of redemption or purchase. See "—Global Notes" and "—Certificated Notes," for a description of additional transfer restrictions applicable to the notes.

        No service charge will be imposed in connection with any transfer or exchange of any note, but Foster Wheeler LLC may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Global Notes

        The notes are issued as global notes and are deposited with a custodian for DTC, and registered in the name of a nominee of DTC. Beneficial interests in the global notes are shown on records maintained by DTC and its direct and indirect participants. A global security, such as a global note, is a special type of security held in the form of a certificate by a depositary for the investors in a particular issue of securities. The aggregate principal amount of the global security equals the sum of the principal amounts of the issue of securities it represents. The depositary or its nominee is the sole legal holder of the global security. The beneficial interests of investors in the issue of securities are represented in book-entry form in the computerized records of the depositary. If investors want to purchase securities represented by a global security, they must do so through brokers, banks or other financial institutions that have an account with the depositary.

        Because you, as an investor, will not be a registered legal holder of a global note, your rights relating to a global note will be governed by the account rules of your bank or broker and of the depositary, DTC, as well as general laws relating to securities transfers. Foster Wheeler LLC will not recognize a typical investor as a legal owner of the notes for any purpose under the indenture or the notes and instead will deal only with the trustee and DTC, the depositary that is the registered legal holder of the global notes.

        You should be aware that as long as the notes are issued only in the form of global securities:

  •
  you cannot have any of the notes registered in your own name;

  •
  you cannot receive physical certificates for your interest in the notes;

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  you will not be a registered legal holder of any of the notes and must look to your own bank or broker for payments on the notes and protection of your legal rights relating to the notes;

  •
  you may not be able to sell interests in any of the notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

  •
  as an owner of beneficial interests in the global note, you may not be able to pledge your interests to anyone who does not have an account with DTC, or to otherwise take actions in respect of your interests, because you cannot obtain physical certificates representing those interests;

  •
  DTC's policies will govern payments of principal and interest, transfers, exchanges and other matters relating to your interest in a global note. Foster Wheeler LLC and the trustee have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the global note. Also, Foster Wheeler LLC and the paying agent do not supervise DTC in any way; and

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  DTC will require that interests in the global note be purchased or sold within its system using same-day funds.

        Description of DTC.    DTC has advised us as follows:

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  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934;

  •
  DTC holds securities that its participants ("direct participants") deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates;

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  direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations;

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  DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.;

  •
  access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

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  the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        The descriptions of the operations and procedures of DTC in this prospectus are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by it from time to time. Neither Foster Wheeler LLC nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

Payments on the Notes

        Payments of principal and interest under each global note will be made to DTC's nominee as the registered owner of such global note. Foster Wheeler LLC expects that the nominee, upon receipt of any such payment, will immediately credit DTC participants' accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. Foster Wheeler LLC also expects that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of Foster Wheeler LLC, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.

Certificated Notes

        If DTC notifies Foster Wheeler LLC that it is unwilling or unable to continue as depositary for a global note and a successor depositary is not appointed by Foster Wheeler LLC within 90 days of such notice, or an Event of Default has occurred and the trustee has received a request from DTC, the trustee will exchange each beneficial interest in that global note for one or more certificated notes registered in the name of the owner of such beneficial interest, as identified by DTC.

Same Day Settlement and Payment

        The indenture will require that payments in respect of the notes represented by the global notes be made by wire transfer of immediately available funds to the accounts specified by holders of the global notes. With respect to notes in certificated form, if any are issued, Foster Wheeler LLC will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each holder's registered address.

        The notes represented by the global notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Foster Wheeler LLC expects that secondary trading in certificated notes, if any are issued, will also be settled in immediately available funds.

Governing Law

        The indenture, including any Note Guarantees, and the notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

        "Acquired Debt" means Debt of a Person (1) assumed by such Person from another Person in connection with an Asset Acquisition from such other Person or (2) existing at the time the Person merges with or into Foster Wheeler LLC or a Restricted Subsidiary, or becomes a Restricted Subsidiary and in each case was not Incurred in connection with such Asset Acquisition, or in contemplation of, the Person merging with or into Foster Wheeler LLC or a Restricted Subsidiary or becoming a Restricted Subsidiary.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, a Joint Venture of Foster Wheeler LLC shall not be considered an "Affiliate" of Foster Wheeler LLC or any Restricted Subsidiary so long as the other parties to the joint venture that are not Affiliates of Foster Wheeler LLC or any Restricted Subsidiaries own at least 50% of the Voting Stock of such joint venture.

        "Applicable Premium" means, with respect to any note on any redemption date, the excess of:

          (1)    the present value at such redemption date of (i) the redemption price of the note at September 15, 2008 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption"), plus (ii) all required interest payments due on the note through September 15, 2008 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

          (2)    the then outstanding principal amount

        "Asset Acquisition" means the acquisition by Foster Wheeler LLC or any Restricted Subsidiary of the assets of any Person which constitute the assets of such Person substantially as an entirety or the assets of any division, operating unit or line of business of such Person substantially as an entirety.

        "Asset Sale" means any sale, lease, transfer, conveyance or other disposition of any assets outside the ordinary course of business by Foster Wheeler LLC or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to in this definition as a "disposition"), provided that the following are not included in the definition of "Asset Sale":

          (1)    a disposition to Foster Wheeler LLC or a Restricted Subsidiary (including the sale or issuance by Foster Wheeler LLC or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to Foster Wheeler LLC or any Restricted Subsidiary);

          (2)    the disposition by Foster Wheeler LLC or any Restricted Subsidiary in the ordinary course of business of (i) cash and cash management investments, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses;

          (3)    the sale or discount of accounts receivable or claims arising in the ordinary course of business in connection with the compromise or collection thereof;

          (4)    a disposition governed by the provisions described under "—Consolidation, Merger or Sale of Assets";

          (5)    a Restricted Payment permitted under the provisions of "—Certain Covenants—Limitation on Restricted Payments" or a Permitted Investment;

          (6)    the issuance of Disqualified or Preferred Stock pursuant to the provisions of the covenant described above under the caption "Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock";

          (7)    dispositions of accounts receivable and related assets to a Securitization Subsidiary;

          (8)    the grant of any Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;

          (9)    the sale of substantially all of the assets or Equity Interests of any Joint Venture or Subsidiary, whose assets consist solely of any Construction Project if sold within two years of commencement of operations of such Construction Project;

          (10)    any settlement with insurers relating to asbestos claims or liability with any insurer of Foster Wheeler LLC or any Subsidiary;

          (11)    any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $1,000,000 in any 12 month period; and

          (12)    the sale or transfer of the Capital Stock of any of Foster Wheeler South Africa (Proprietary) Limited, Foster Wheeler Properties (Proprietary) Limited, or any other Restricted Subsidiary organized under the laws of South Africa to the extent necessary to comply with the Broad-Based Black Economic Empowerment Act 53 of 2003.

        "Attributable Debt" means, in respect of a Sale and Leaseback Transaction the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

        "Average Life" means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

        "Capital Lease" means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

        "Capital Stock" means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person's equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

        "Cash Equivalents" means

          (1)    United States dollars, or money in foreign currencies received in the ordinary course of business that are readily convertible into United States dollars,

          (2)    U.S. Government Obligations with maturities not exceeding one year from the date of acquisition,

          (3)    (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers' acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of $250,000,000 whose short-term debt is rated "A-2" or higher by S&P or "P-2" or higher by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency,

          (4)    repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,

          (5)    commercial paper rated at least P-1 by Moody's or A-1 by S&P or at least an equivalent rating category of another nationally recognized securities rating agency and maturing within 270 days after the date of acquisition,

          (6)    money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above, and

          (7)    in the case of a Foreign Restricted Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.

        "Change of Control" means:

          (1)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the properties or assets of Foster Wheeler LLC and its Restricted Subsidiaries taken as a whole, to any Person other than a Parent Guarantor that assumes the notes in compliance with the covenant described under the caption "—Consolidation, Merger or Sale of Assets";

          (2)    any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Parent;

          (3)    with respect to each of (a) Foster Wheeler LLC and (b) for so long as Foster Wheeler LLC is a Subsidiary of Parent, Parent, individuals who on the Issue Date constituted the board of directors of such Person, together with any new directors of such Person whose election by the board of directors or whose nomination for election by the stockholders of such Person was approved by a majority of the directors then still in office who were either directors of such Person or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of such Person then in office;

          (4)    Parent ceases to own, indirectly, at least 51% of the Capital Stock of Foster Wheeler LLC or Foster Wheeler Holdings Ltd. shall cease to hold 100% of the Capital Stock of Foster Wheeler LLC (or, if Foster Wheeler Holdings Ltd. shall no longer own the shares of Capital Stock of Foster Wheeler LLC, the Parent shall cease to own 100% of such Capital Stock);

          (5)    the adoption by the board of directors of Foster Wheeler LLC of a plan contemplating to the liquidation or dissolution of Foster Wheeler LLC; or

          (6)    Parent or Foster Wheeler LLC consolidates with, or merges with or into, any Person or sells or otherwise disposes of all or substantially all of its assets to any Person, or any Person, consolidates with, or merges with or into, Parent or Foster Wheeler LLC in any such event pursuant to a transaction in which the outstanding Voting Stock of Parent or Foster Wheeler LLC is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Parent or Foster Wheeler LLC, as the case may be, immediately prior to such transaction is converted or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

        Notwithstanding anything to the contrary, any merger of Foster Wheeler LLC with any Parent Guarantor (other than Parent) that assumes the notes and otherwise complies with the covenant described under the caption "—Consolidation, Merger or Sale of Assets" and whose Capital Stock is pledged to secure the notes shall not constitute a Change of Control.

        "Collateral Documents" means (i) the security agreement relating to the notes dated as of the Issue Date among Foster Wheeler LLC, the Guarantors and the Trustee, (ii) any mortgage, pledge, assignment, deed of trust, security agreement or other instrument pursuant to which any Lien on any property of any Parent Guarantor, Foster Wheeler LLC or any of the Guarantors is granted as security for the obligations of Foster Wheeler LLC and the Guarantors in respect of the notes, (iii) the intercreditor agreement dated the Issue Date among the parties to the Credit Agreement and the parties to the indenture, and (iv) any supplements or other instruments or documents entered into in connection with any of the foregoing, in each case as each of the foregoing may from time to time be amended.

        "Consolidated Cash Flow" means, for any period, the sum (without duplication) of

          (1)    Consolidated Net Income for such period, plus

          (2)    Fixed Charges for such period, to the extent deducted in calculating Consolidated Net Income for such period, plus

          (3)    to the extent deducted in calculating Consolidated Net Income for such period and as determined on a consolidated basis for Foster Wheeler LLC and its Restricted Subsidiaries in conformity with GAAP:

            (A)  income taxes and income tax adjustments (whether positive or negative) for such period, other than income taxes or income tax adjustments (whether positive or negative) attributable to Asset Sales or extraordinary gains or losses; and

            (B)  depreciation, amortization and all other non-cash items reducing Consolidated Net Income for such period (including impairment loss on long-lived assets, but not including non-cash charges in a period which reflect cash expenses paid or to be paid in any subsequent period), less all non-cash items increasing Consolidated Net Income (other than accrual of revenue in the ordinary course of business); plus

          (4)    net after-tax losses attributable to Asset Sales, and net after-tax extraordinary or non-recurring losses, to the extent reducing Consolidated Net Income; plus

          (5)    unusual or nonrecurring non-cash charges or expenses; plus

          (6)    non-cash charges for the write-off of unamortized debt costs; plus

          (7)    non-cash charges Incurred in connection with the closure of facilities determined to be underperforming by the board of directors of Foster Wheeler LLC in its sole discretion; plus

          (8)    expenses in connection with the restructuring transactions described in the registration statement on Form S-4 relating to the equity-for-debt exchange offer, or any equity offerings;

provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary's net income was included in calculating Consolidated Net Income (and consistent therewith, with respect to Restricted Subsidiaries containing a minority interest, the portion of such items that are allocable to such minority interest shall not be added).

        "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of Foster Wheeler LLC and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP (and consistent therewith, with respect to the net income of Restricted Subsidiaries containing a minority interest, amounts allocable to such minority interest shall be netted against the net income of such Restricted Subsidiaries in accordance with GAAP), provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

          (1)    the net income (or loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, provided that there shall be included in Consolidated Net Income for such period any dividends or other distributions paid in cash to Foster Wheeler LLC or such Restricted Subsidiary by such Person in such period;

          (2)    the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or the making or repayment of loans during such period to Foster Wheeler LLC or its Restricted Subsidiaries by such Restricted Subsidiary of such net income, on the date of determination, is not permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation (including statutorily imposed limitations on any Restricted Subsidiary's ability to distribute in any period more than its statutory income for such period), applicable to that Restricted Subsidiary or its stockholders in such period; except to the extent that the excluded portion of such net income is actually distributed in cash by way of dividends, distributions, payments of royalties or management fees, repayments of loans or making of loans in such period to Foster Wheeler LLC or any Restricted Subsidiary that is not subject to restrictions of this type; provided that, (i) in the case of repayment or making of loans, the amount of such excluded portion to be included in net income shall be equal to the excess, if any, of cash distributed by repayment or making of loans over the amount of loans made to such Restricted Subsidiary or repaid to such Restricted Subsidiary by Foster Wheeler LLC or any Restricted Subsidiary that is not subject to restrictions of this type and (ii) none of the excluded portion of such net income for any period shall be deemed to have been distributed until the included portion of such net income shall first have been distributed;

          (3)    any net after-tax extraordinary gains or losses; and

          (4)    the cumulative effect of any change in accounting principles.

        "Consolidated Net Worth" means on any date of determination, the consolidated shareholders' equity (deficit) or total members' equity (deficit), as the case may be, (excluding Disqualified Stock) of such Person and its Subsidiaries, as determined in accordance with GAAP on a consolidated basis.

        "Consolidated Tangible Assets" means, on any date, the total assets of Foster Wheeler LLC and its Subsidiaries on a consolidated basis as reflected under GAAP, less the following items:

          (1)   assets of Unrestricted Subsidiaries;

          (2)   Investments in Joint Ventures; and

          (3)   amounts representing goodwill, trademarks, patents, provisions for unamortized debt discount and other intangible assets.

        "Construction Projects" means any facility engineered or constructed by Foster Wheeler LLC or any Subsidiary or Joint Venture of Foster Wheeler LLC with the intent (as determined by Foster Wheeler LLC or any Restricted Subsidiary) to sell such facility upon or within two years of commencement of operations of such facility, and in any event including without limitation, SET S.r.l., Societa Enipower Ferrara S.r.l., and MF Power S.r.l.

        "Contract Performance Arrangements" means, (A) with respect to any engineering, procurement, construction, manufacturing, equipment, or supply contract or bid for such contract entered into or made by any Person, letters of credit, bank guarantees, bankers' acceptances, bid bonds, retention bonds, advance payment bonds or other similar instruments supporting such Person's performance obligations thereunder, and (B) with respect to any contract for the acquisition or disposition of any business or assets entered into by any Person, letters of credit, bank guarantees, bankers' acceptances, bid bonds, retention bonds, advance payment bonds or other similar instruments supporting such Person's indemnification, purchase price adjustment or advance payment or similar obligations thereunder, including in each case any reimbursement or similar obligations with respect thereto and the provision of cash collateral with respect thereto, and provided, in each case, that such arrangements are entered into in the ordinary course of business and do not support Debt.

        "Controlled Joint Venture" means any joint venture, partnership or similar arrangement (i) in which Foster Wheeler LLC or any Restricted Subsidiary, directly or indirectly, owns at least 20% or more of the Equity Interests of such Person and (ii) as to which Foster Wheeler LLC, directly or indirectly through one or more Restricted Subsidiaries, exercises day-to-day management control, including Non-Wholly Owned Subsidiaries.

        "Credit Agreement" means the Third Amended and Restated Term Loan and Revolving Credit Agreement dated as of August 2, 2002, among Foster Wheeler LLC, Foster Wheeler USA Corporation, Foster Wheeler Power Group, Inc., Foster Wheeler Energy Corporation, the guarantors signatory thereto, the lenders signatory thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent and Bank of America Securities LLC, as Lead Arranger and Book Manager, as amended by Amendment No. 1 thereto dated November 8, 2002, Amendment No. 2 thereto dated March 24, 2003, Amendment No. 3 thereto dated July 14, 2003, Amendment No. 4 thereto dated October 30, 2003, and Amendment No. 5 thereto dated May 14, 2004, and as further amended from time to time.

        "Credit Facility or Credit Facilities" means, one or more debt facilities or financings (including, without limitation, the Credit Agreement) or commercial paper facilities or financings (including, without limitation, any senior secured notes), in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time in each case to the extent such Debt is permitted to be Incurred under such facility in accordance with clause (b)(1) of the covenant described above under the caption "—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock."

        "Debt" means, with respect to any Person, without duplication,

          (1)   all indebtedness of such Person for borrowed money;

          (2)   all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)   all Trade Obligations and all Performance Obligations;

          (4)   all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables, advances on contracts and deferred compensation and similar liabilities arising in the ordinary course of business;

          (5)   all rent obligations of such Person as lessee under Capital Leases;

          (6)   all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

          (7)   all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

          (8)   all obligations of such Person under Hedging Agreements.

        Notwithstanding the foregoing, "Debt" shall not include prepayments or advances by customers or other arrangements that result in cash being held on the balance sheet as "restricted cash" entered into or made in the ordinary course of business for services or products to be provided or delivered in the future.

        The amount of Debt of any Person will be deemed to be:

            (A)  with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

            (B)  with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset on the date the Lien attached and (y) the amount of such Debt;

            (C)  with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

            (D)  with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement were terminated at that time due to default by such Person;

            (E)  otherwise, the outstanding principal amount thereof, interest on Debt that is more than 90 days past due and interest that is more than 90 days past due (provided that no accrual of interest pursuant to this clause (E) shall constitute an Incurrence); and

            (F)  with respect to any Debt incurred pursuant to paragraph (b)(8) of the covenant described under the caption "—Certain Covenants—Limitation on Debt and Disqualification of Preferred Stock", in the event that (x) another holder of Equity Interests in the Joint Venture referred to in such paragraph has agreed to reimburse or indemnify Foster Wheeler LLC or such Restricted Subsidiary for any amounts paid pursuant to the Guarantee referred to in said paragraph and (y) such holder has an Investment Grade Rating, then the amount of Debt deemed to be incurred pursuant to such paragraph shall be limited to portion thereof that is not entitled to the benefits of such reimbursement or indemnification; provided that in the event the indemnification or reimbursement obligation shall terminate or otherwise be invalidated, such termination shall be deemed an Incurrence of that portion of Debt previously entitled to such indemnification or reimbursement obligation.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Equity Interests" means Equity Interests that by their terms or upon the happening of any event are:

          (1)   required to be redeemed or redeemable at the option of the holder on or prior to the date 90 days after to the Stated Maturity of the notes for consideration other than Qualified Equity Interests, or

          (2)   convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt prior to the date 90 days after the Stated Maturity of the notes (including, upon the occurrence of any contingency);

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes if those provisions

            (A)  are no more favorable to the holders thereof than those described under the captions "—Certain Covenants—Repurchase of Notes Upon a Change of Control," and "—Certain Covenants—Limitation on Asset Sales", and

            (B)  specifically provide that repurchase or redemption pursuant thereto will not be required prior to Foster Wheeler LLC's repurchase of the notes as required by the indenture.

        "Disqualified Stock" means Capital Stock constituting Disqualified Equity Interests.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary of Foster Wheeler LLC formed under the laws of the United State of America or any jurisdiction thereof.

        "Encumbered Performance Obligation" means any Performance Obligation (i) that is secured by any assets of Foster Wheeler LLC or any Restricted Subsidiary (including Capital Stock of single-purpose project Subsidiaries) other than the assets of the project Subsidiary to which it relates (ii) that is secured by cash collateral including cash of a project Subsidiary (but only to the extent of the cash actually collateralizing such Performance Obligation), (iii) the terms of which limit the ability of the account party of the Performance Obligation or any guarantor of the account party's obligations under the Performance Obligation other than the project Subsidiary to which such Performance Obligation relates to pay dividends up to the full amount of its statutory income in any fiscal year or make any other similar distributions, (iv) the terms of which limit the ability of the party described in clause (iii) to make loans or advances to Foster Wheeler LLC or any Restricted Subsidiary, or (v) the terms of which impose a minimum cash-on-hand requirement (but only to the extent of the cash actually required to be kept on-hand) other than with respect to a project Subsidiary to which such Performance Obligation relates; provided that in each case issued but undrawn letters of credit issued under the Credit Agreement or any Credit Facility shall not constitute "Encumbered Performance Obligations."

        "Equity Interests" means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into or exchangeable for equity.

        "Event of Loss" means, with respect to any property or asset, (1) any loss, destruction or damage of such property or asset or (2) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

        "Excepted Non-Guarantor Subsidiary" means Foster Wheeler Caribe Corporation, C.A., Foster Wheeler Continental B.V., Foster Wheeler Europe B.V., Foster Wheeler (Malaysia) Sdn. Bhd., Foster Wheeler Petroleum Services S.A.E., Foster Wheeler Power Company Ltd./La Societe D'Energie Foster Wheeler Ltee, F.W. Gestao E Servicos, S.A., FW Management Operations, Ltd., FW Overseas Operations Limited, Manops Limited, P.E. Consultants, Inc., Perryville Service Company Ltd., Singleton Process Systems GmbH, until such Subsidiary executes a Note Guarantee.

        "Existing Letter of Credit Facility" means the letter of credit facility available under the Credit Agreement.

        "Fair Market Value" with respect to any asset or property means the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the board of directors of Foster Wheeler LLC acting in good faith, which determination shall be conclusive for all purposes of the indenture; provided that, with respect to any determination referred to in clause (b) of the covenant described under the caption "—Certain Covenants—Limitation on Transactions with Affiliates" the opinion referred to therein shall be provided if required.

        "Fitch" means Fitch IBCA Inc. or any successor thereto.

        "Fixed Charge Coverage Ratio" means, on any date (the "transaction date"), the ratio of

              (x)   the aggregate amount of Consolidated Cash Flow for the four most recent full fiscal quarters for which internal financial statements are available immediately preceding the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the "reference period") to

              (y)   the aggregate Fixed Charges during such reference period.

In making the foregoing calculation,

          (1)   pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;

          (2)   pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period and fixed charges attributable to interest on Debt under any revolving credit facility computed on a pro forma basis will be based on the average daily balance of such Debt for the entire reference period;

          (3)   Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Consolidated Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

          (4)   pro forma effect will be given to

            (A)  the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

            (B)  the acquisition or disposition of companies, divisions or lines of businesses by Foster Wheeler LLC and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

            (C)  the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of Foster Wheeler LLC or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

        "Fixed Charges" means, for any period, the sum of

          (1)   Interest Expense for such period;

          (2)   all fees and commissions paid in respect of Trade Obligations and Performance Obligations; and

          (3)   all cash dividends paid on any Disqualified Stock or Preferred Stock of Foster Wheeler LLC or a Restricted Subsidiary, except for dividends payable in Foster Wheeler LLC's Qualified Stock or paid to Foster Wheeler LLC or to a Restricted Subsidiary (divided by, to the extent such dividends are not deductible for income tax purposes, an amount equal to one minus the effective tax rate of Foster Wheeler LLC and its Subsidiaries; provided that if the effective tax rate for such period is negative, the adjustment described in this parenthetical shall not apply).

        "Foothill Facility" means the Loan and Security Agreement by and among Foster Wheeler Funding II LLC as Borrower, the Lenders that are Signatories thereto and Wells Fargo Foothill Inc. as the Arranger and Administrative Agent, dated July 31, 2003.

        "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantor" means (i) Parent and Foster Wheeler Holdings, Ltd.; (ii) the Subsidiaries listed above under "—Guarantees"; and (iii) each Restricted Subsidiary that executes a supplemental indenture in the form of Exhibit C to the indenture providing for the guarantee of the payment of the notes, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to the indenture.

        "Hedging Agreement" means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates, (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices; provided that in each case such agreement or contract is intended in good faith by Foster Wheeler LLC or the respective Restricted Subsidiary party thereto to protect against interest, foreign exchange or commodity risks to which Foster Wheeler LLC or such Restricted Subsidiary, as applicable, anticipates being subject.

        "Incur" means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of the indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of the covenant described under the caption "—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock", but will not be considered the sale or issuance of Equity Interests for purposes of the covenant described under the captions "—Certain Covenants—Limitation on Asset Sales." The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt. The reclassification of an existing operating lease as a Capital Lease in a Person's financial statements as a result of a change in accounting principles shall not constitute an "Incurrence" of such Capital Lease on such reclassification date.

        "Intercompany Cash Management Agreement" means Intercompany Cash Management Agreement among Foster Wheeler Inc. and certain Subsidiaries of Foster Wheeler LLC dated as of January 1, 2004, as in effect on the Issue Date.

        "Interest Expense" means, for any period, the consolidated interest expense of Foster Wheeler LLC and its Restricted Subsidiaries, excluding fees related to the issuance and registration of the notes, plus, to the extent not included in such consolidated interest expense, and to the extent Incurred, accrued or payable by Foster Wheeler LLC or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Sale and Leaseback Transactions, (ii) amortization of debt discount and debt issuance costs but excluding amortization of deferred financing charges incurred in respect of the notes and the Credit Facilities on or prior to the Issue Date, (iii) capitalized interest, including the interest component of any Capital Leases, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing (other than in respect of Contract Performance Arrangements), (vi) net costs associated with Hedging Agreements (including the amortization of fees), (vii) any interest expense on Debt of another Person that is Guaranteed by Foster Wheeler LLC or any Restricted Subsidiary or secured by a Lien on assets of Foster Wheeler LLC or its Restricted Subsidiaries, if and to the extent such interest is actually paid by Foster Wheeler LLC or any Restricted Subsidiary, and (viii) any of the above expenses with respect to Debt of another Person Guaranteed by Foster Wheeler LLC or any of its Restricted Subsidiaries, but only to the extent such expenses are actually paid by Foster Wheeler LLC or a Restricted Subsidiary during such period.

        "Investment" means

          (1)   any direct or indirect advance, loan or other extension of credit to another Person;

          (2)   any capital contribution to another Person, by means of any transfer of cash or other property or in any other form;

          (3)   any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services together with all other items, if any, that are, or would be, classified as Investments on a balance sheet prepared in accordance with GAAP; or

          (4)   any Guarantee of any obligation of another Person, but only when payment has been made thereunder or such arrangements would be classified and accounted for as a liability on the balance sheet of the guarantor.

        If Foster Wheeler LLC or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of Foster Wheeler LLC, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the indenture, Foster Wheeler LLC or the applicable Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment in such Person at such time in an amount equal to the Fair Market Value of the remaining Equity Interests in such Person held by Foster Wheeler LLC or such Restricted Subsidiary.

        "Investment Grade Rating" means, with respect to any holder of Equity Interests in any Joint Venture, that either (i) such holder has a rating from Standard and Poor's, Moody's or Fitch of BBB-, Baa3 or BBB-, respectively or better or (ii) if such holder is not rated by any of such rating agencies, the Board of Directors of Parent has determined in good faith that such holder would have a rating equivalent to such minimum ratings were it to seek a rating from such agencies.

        "Issue Date" means the first date on which any notes are originally issued under the indenture.

        "Joint Venture" means any Person that is not a Subsidiary of Foster Wheeler LLC (i) in which Foster Wheeler LLC or any Restricted Subsidiary, directly or indirectly, owns at least 20% or more of the Equity Interests of such Person, and (ii) as to which Foster Wheeler LLC or such Restricted Subsidiary, as the case may be, has either (a) the power to control, directly or indirectly (whether through the exercise of voting rights, representation on the board of directors or other governing body of such Person, the exercise of veto rights or otherwise), any decisions by such Person with respect to the payment of dividends or the making of distributions by such Person or (b) the right (by contract, applicable law or otherwise) to cause the dissolution and liquidation of such Person (including pursuant to contractual provisions governing deadlock that may require good faith efforts to resolve any deadlock prior to any such dissolution or liquidation).

        "Lien" means, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease) whether or not filed, recorded or otherwise perfected under applicable law.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Cash Proceeds" means, with respect to any Asset Sale or Event of Loss, the proceeds of such Asset Sale or Event of Loss in the form of cash or Cash Equivalents (including (i) payments in respect of deferred payment obligations, when received in the form of cash or Cash Equivalents, and (ii) proceeds from the conversion of other consideration received when converted to cash or Cash Equivalents), net of

          (1)   brokerage commissions and other fees and expenses related to such Asset Sale or Event of Loss, including fees and expenses of counsel, accountants and investment bankers;

          (2)   relocation expenses resulting from such Asset Sale or Event of Loss;

          (3)   provisions for taxes payable as a result of such Asset Sale or Event of Loss;

          (4)   payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or Event of Loss or to repay Debt outstanding at the time of such Asset Sale or Event of Loss that is secured by a Lien on the property or assets sold; and

          (5)   appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale or Event of Loss in accordance with GAAP, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

        "Non-Recourse Debt" means Debt as to which (1) neither Foster Wheeler LLC nor any Restricted Subsidiary provides any Guarantee, (2) no default with respect to which (including the rights that holders of the Debt may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the notes) of Foster Wheeler LLC or any Restricted Subsidiary to declare a default on such other Debt or cause the payment of the Debt to be accelerated or payable prior to its stated maturity and (3) the holders of such Debt have no recourse to the stock or assets of Foster Wheeler LLC or any of its Restricted Subsidiaries; provided that a pledge by a Restricted Subsidiary of the stock held by it of any Unrestricted Subsidiary to secure such Unrestricted Subsidiary's Debt shall be permitted under this clause (3) and shall not prevent such Debt from being Non-Recourse Debt hereunder.

        "Non-Wholly Owned Subsidiary" means, with respect to any Person, any Subsidiary that is not Wholly-Owned.

        "Note Guarantee" means the guarantee of the notes by a Guarantor pursuant to the indenture.

        "Obligations" means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

        "Parent" means Foster Wheeler Ltd., a company organized under the laws of Bermuda.

        "Parent Guarantors" means Parent and Foster Wheeler Holdings Ltd., for so long as Foster Wheeler Holdings Ltd. is a subsidiary of Parent and owns 100% of Foster Wheeler LLC.

        "Performance Obligations" means, as to any Person, all obligations in respect of letters of credit, bank guarantees, bankers' acceptances, surety bonds, performance bonds and other similar instruments issued for the account of such Person in the ordinary course of business of such Person that support obligations (other than Debt) in respect of engineering, procurement, construction, manufacturing, equipment or supply projects of Foster Wheeler LLC or its Restricted Subsidiaries and shall include Contract Performance Arrangements.

        "Permitted Investments" means:

          (1)    Investments existing on March 26, 2004;

          (2)    any Investment in Foster Wheeler LLC (including any Investment in the notes) or in a Restricted Subsidiary of Foster Wheeler LLC that is also a Guarantor;

          (3)    any Investment in Cash Equivalents;

          (4)    any Investment by Foster Wheeler LLC or any Restricted Subsidiary of Foster Wheeler LLC in a Person, if as a result of such Investment,

            (A)  such Person becomes a Restricted Subsidiary of Foster Wheeler LLC that is also a Guarantor, or

            (B)  such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, Foster Wheeler LLC or a Restricted Subsidiary that is also a Guarantor;

          (5)    Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with the provisions of the covenant described under the caption "—Certain Covenants—Limitation on Asset Sales";

          (6)    Investments in Restricted Subsidiaries that are not Guarantors in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed $10,000,000 (net of, with respect to the Investment in any particular Person, the cash return thereon received after March 26, 2004 as a result of any sale for cash, repayment, redemption, liquidity distribution or other cash realization); provided that no more than $2,000,000 of such Investments may be made in Excepted Non-Guarantor Subsidiaries;

          (7)    Hedging Agreements otherwise permitted under the indenture;

          (8)    (i) receivables owing to Foster Wheeler LLC or any Restricted Subsidiary, and contracts in progress of Foster Wheeler LLC or any Restricted Subsidiary, in either case if created or acquired in the ordinary course of business, (ii) prepaid expenses and deposits created or made in the ordinary course of business, (iii) Cash Equivalents or other cash management investments or liquid or portfolio securities pledged as collateral pursuant to the provisions of the covenant described under the caption "—Certain Covenants—Limitation on Liens," and (iv) endorsements for collection or deposit in the ordinary course of business;

          (9)    extensions of credit to customers and suppliers in the ordinary course of business;

          (10)    Investments in Joint Ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause since March 26, 2004, not to exceed 8.5% of the Consolidated Tangible Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after March 26, 2004 as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization, to the extent such cash return has not been included in clause (a)(3)(D) of the covenant described under the caption "—Certain Covenants—Limitations on Restricted Payments");

          (11)    reasonable payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business;

          (12)    Investments in evidences of indebtedness, securities or other property received from another Person by Foster Wheeler LLC or any Restricted Subsidiary in connection with any bankruptcy proceeding or by reason of a composition or readjustment of Debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of indebtedness, securities or other property of such Person held by Foster Wheeler LLC or any Restricted Subsidiary, or for other liabilities or obligations of such other Person to Foster Wheeler LLC or any Restricted Subsidiary that were created in accordance with the terms of the indenture or received in compromise or settlement of Debts created in the ordinary course of business;

          (13)    so long as no Default has occurred and is continuing, the repurchase or redemption of all of the Equity Interests of Martinez Cogen Limited Partnership not owned by Foster Wheeler LLC on the Issue Date in accordance with the terms of the partnership agreement as in effect on the Issue Date; provided that the Fixed Charge Coverage Ratio immediately after giving effect to such repurchase or redemption exceeds the Fixed Charge Coverage Ratio immediately prior to such repurchase or redemption;

          (14)    any Guarantee of the Debt of any Person, so long as such Guarantee is permitted by the covenant described under the caption "—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock";

          (15)    Investments in a Securitization Subsidiary, that are necessary or desirable to effect any Permitted Receivables Financing;

          (16)    any Investment by a Restricted Subsidiary that is not a Guarantor in any other Restricted Subsidiary that is not a Guarantor;

          (17)    with respect to any construction, engineering of procurement project, deposits or other arrangements for restricted cash accounts made or created in connection with (i) advances or prepayments by customers under contracts entered into in or during the ordinary course of business or (ii) Contract Performance Arrangements, in each case with any bank or trust company described in clause (3) of the definition of "Cash Equivalents" or, with respect to deposits or arrangements made by Foreign Restricted Subsidiaries, determined by Foster Wheeler LLC in good faith to be of acceptable credit quality for such purpose, in each case made in the ordinary course of business; and

          (18)    any Investment in Capital Stock of a Joint Venture organized under the laws of South Africa received as consideration for a sale of the type described in clause (12) of the definition of Asset Sale above.

        "Permitted Liens" means

          (1)    Liens existing on March 26, 2004;

          (2)    Liens in favor of Foster Wheeler LLC or any Restricted Subsidiary;

          (3)    Liens created by the indenture and the Collateral Documents securing the notes or any Note Guarantees;

          (4)    Liens on assets or properties, securing Obligations under or with respect to the Credit Facilities and Hedging Agreements entered into with respect to Debt under the Credit Facilities and Incurred pursuant to paragraph (b)(1) and (b)(6) of the covenant described in "—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock";

          (5)    pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

          (6)    Liens imposed by law, such as landlords', carriers', vendors', warehousemen's and mechanics' liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

          (7)    Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings promptly instituted and diligently pursued; provided that any reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made therefor;

          (8)    Liens securing Trade Obligations that encumber the documents and other property the purchase of which is supported by such Trade Obligations and the proceeds thereof;

          (9)    survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of Foster Wheeler LLC and its Restricted Subsidiaries;

          (10)    Liens arising in the ordinary course of business securing advances, or progress or partial payments, by a customer of Foster Wheeler LLC or any Restricted Subsidiary encumbering assets purchased or built pursuant to any engineering, construction, procurement, manufacturing, equipment or supply contract with such customer;

          (11)    licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

          (12)    customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker's liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, excluding Hedging Agreements, in each case, arising in the ordinary course of business;

          (13)    restrictions on the transfer of assets to be sold pursuant to merger agreements, stock or asset purchase agreements and similar agreements so long as such transfer is otherwise permitted under the indenture and such restriction is imposed only during the period pending such disposition (so long as such restrictions do not continue for more than a customary period for transactions of such type);

          (14)    options, put and call arrangements, rights of first refusal and similar rights relating to Investments in Joint Ventures, partnerships and the like that are not Subsidiaries;

          (15)    judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as (i) no Event of Default then exists under paragraph six of "—Default and Remedies—Events of Default" and (ii) Foster Wheeler LLC or the respective Restricted Subsidiary is contesting such judgment in good faith and is maintaining adequate services in accordance with GAAP;

          (16)    Liens upon the property or assets of any Restricted Subsidiary (other than a Guarantor) securing Performance Obligations otherwise permitted pursuant to clause (b)(14) and/or clause (b)(15) of the covenant described above under the caption "—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock";

          (17)    Liens (including the interest of a lessor under a Capital Lease, but excluding any Liens arising pursuant to a Sale and Leaseback Transaction) on property that secures Debt Incurred for the purpose of financing all or any part of the purchase price or cost of engineering of, procurement for, or construction or improvement of such property and which attach within 365 days after the date of such purchase or the completion of construction or improvement to the extent such Debt is Incurred pursuant to clause (b)(7) of the covenant described under the caption "—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock";

          (18)    Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of Foster Wheeler LLC, provided such Liens were not created in contemplation thereof and do not extend to any other property of Foster Wheeler LLC or any Restricted Subsidiary;

          (19)    Liens on property at the time Foster Wheeler LLC or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into Foster Wheeler LLC or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of Foster Wheeler LLC or any Restricted Subsidiary;

          (20)    Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt that is, and is permitted to be under the indenture, secured by a Lien on the same property securing such Hedging Agreements;

          (21)    any pledge of the Capital Stock of an Unrestricted Subsidiary, Non-Wholly Owned Subsidiary or Joint Venture to secure Debt of such Unrestricted Subsidiary, Non-Wholly Owned Subsidiary or Joint Venture, to the extent such pledge constitutes an Investment permitted under the covenant described above under the caption "—Certain Covenants—Limitation on Restricted Payments";

          (22)    extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (16), (17), (18) or (19) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of "Permitted Refinancing Debt", the amount secured by such Lien is not increased;

          (23)    Liens with respect to Joint Ventures or Non-Wholly Owned Subsidiaries or other similar arrangements to secure the obligations of one joint venture party to another, provided that such Liens do not secure Debt;

          (24)    Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing;

          (25)    Liens resulting from the deposit of funds or evidences of Debt in trust for the purpose of defeasing Debt of Foster Wheeler LLC or any Restricted Subsidiary, which defeasance is otherwise permitted under the indenture;

          (26)    Liens securing Debt of any Foreign Restricted Subsidiary or Martinez Cogen Limited Partnership otherwise permitted to be incurred under the indenture; and

          (27)    other Liens (including any Liens arising in connection with any Sale and Leaseback Transaction) not permitted by the foregoing securing obligations in an aggregate amount not exceeding $10,000,000 at any time outstanding.

        For purposes hereof, any Liens Incurred by Foster Wheeler LLC or any of its Restricted Subsidiaries subsequent to March 26, 2004 shall be deemed to have been Incurred on the Issue Date (and, to the extent that such Liens would not have been permitted to have been Incurred at such time, Foster Wheeler LLC shall be deemed to be in breach of the covenant set forth under caption "—Certain Covenants—Limitation on Liens").

        "Permitted Receivables Financing" means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of Foster Wheeler LLC or any Restricted Subsidiaries and enters into a third party financing thereof on terms that the board of directors has concluded are customary and market terms fair to Foster Wheeler LLC and its Restricted Subsidiaries.

        "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

        "Preferred Stock" means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

        "Qualified Equity Interests" means all Equity Interests of a Person other than Disqualified Equity Interests.

        "Qualified Stock" means all Capital Stock of a Person other than Disqualified Stock.

        "Qualified Term Loans" means term loans incurred under a Credit Facility (i) the proceeds of which are applied to the redemption of all or a portion of the principal of the notes and (ii) that have a Stated Maturity no earlier than the notes, and the Average Life of which is at least equal to the remaining Average Life of the notes.

        "Restricted Subsidiary" means any Subsidiary of Foster Wheeler LLC other than an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. and its successors.

        "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement whereby such Person enters into a Capital Lease of property sold by such Person to the lessor in contemplation of such lease (other than a lease entered into solely for the purpose of permitting such Person to complete its commitments under any contractual arrangement with a customer of such Person in existence at the time of the sale to the lessor).

        "Securitization Subsidiary" means a Subsidiary of Foster Wheeler LLC:

          (1)    that is designated a "Securitization Subsidiary" by the board of directors,

          (2)    that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

          (3)    no portion of the Debt or any other obligation, contingent or otherwise, of which

            (A)  is Guaranteed by Foster Wheeler LLC or any Restricted Subsidiary of Foster Wheeler, LLC,

            (B)  is recourse to or obligates Foster Wheeler LLC or any Restricted Subsidiary of Foster Wheeler LLC in any way, or

            (C)  subjects any property or asset of Foster Wheeler LLC or any Restricted Subsidiary of Foster Wheeler LLC, directly or indirectly, contingently or otherwise, to the satisfaction thereof,

          (4)    with respect to which neither Foster Wheeler LLC nor any Restricted Subsidiary of Foster Wheeler LLC (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

        "Senior Debt" means, on any date, collectively, (i) all Debt outstanding under Credit Facilities incurred pursuant to paragraph (b)(1) of the covenant described under the caption "—Certain Covenants—Limitation on Debt and Disqualified of Preferred Stock" but excluding any issued but undrawn letters of credit issued under the Credit Agreement or any other Credit Facility, (ii) any outstanding notes, Foster Wheeler LLC's 6.75% Senior Notes due 2005 and any other Debt Incurred after the Issue Date that ranks pari passu with the notes, (iii) any Debt (other than Trade Obligations) that is entitled to the benefits of any Lien upon any property of Foster Wheeler LLC or any Restricted Subsidiary, (iv) any Debt, other than Debt that is expressly subordinated to the notes, in respect of which any Restricted Subsidiary that is not a Guarantor is directly or indirectly obligated and (v) any Encumbered Performance Obligations.

        "Senior Debt to Consolidated Cash Flow Ratio" means, on any date, the ratio of (a) the sum of all Senior Debt on such date to (b) the aggregate amount of Consolidated Cash Flow for the four most recent full fiscal quarters for which internal financial statements are available immediately preceding the date of the transaction giving rise to the need to calculate the Ratio.

        "Significant Restricted Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.

        "Stated Maturity" means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable, (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment or (iii) with respect to any Debt payable "on demand", the date on which such demand is made or exercised in accordance with its terms.

        "Subordinated Debt" means any Debt of Foster Wheeler LLC or any Guarantor which is subordinated in right of payment to the notes or the Note Guarantee, as applicable, pursuant to a written agreement to that effect.

        "Subsidiary" means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, "Subsidiary" means a Subsidiary of Foster Wheeler LLC.

        "Trade Obligations" means all letters of credit, bank guarantees, bankers' acceptances or other similar instruments issued in respect of trade payables or similar obligations but in any event excluding Performance Obligations.

        "U.K. Credit Facility" means the Financing Agreement dated as of January 26, 2004, by and among Foster Wheeler Limited, Foster Wheeler Energy Limited, Process Industries Agency Limited, Foster Wheeler South Africa (Pty) Limited, Foster Wheeler Properties (Pty) Limited, the guarantors signatory thereto, the lenders signatory thereto and Saberasu Japan Investments II B.V. as Collateral Agent and as Administrative Agent, as amended from time to time.

        "U.S. Government Obligations" means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

        "Unrestricted Subsidiary" means (1) any Securitization Subsidiary or (2) any Subsidiary of Foster Wheeler LLC that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with the provisions of "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries." As of the Issue Date the following Subsidiaries will be designated as Unrestricted Subsidiaries: 4900 Singleton L.P.; 8925 Rehco, Inc.; Adirondack Resource Recovery Associates, L.P.; Barsotti's Inc.; BOC/FW Canoas Hidrogenio Ltda.; Chirliu, Inc.; Foster Wheeler Adibi Engineering; Foster Wheeler Adirondack, Inc.; Foster Wheeler America Latina, Ltda.; Foster Wheeler Andina S.A.; Foster Wheeler Architectural Services Corporation; Foster Wheeler Australia Proprietary Limited; Foster Wheeler Bridgewater, Inc.; Foster Wheeler Canadian Resources, Ltd.; Foster Wheeler Canoas Inc.; Foster Wheeler China, Inc.; Foster Wheeler Constructors de Mexico S. de R.I. de C.V.; Foster Wheeler Energy China, Inc.; Foster Wheeler Energy India, Inc.; Foster Wheeler Environmental Services, Inc.; Foster Wheeler Foundation; Foster Wheeler Funding II LLC; Foster Wheeler Global Pharmaceuticals, LLC; Foster Wheeler Hudson Falls, Inc.; Foster Wheeler Hydrobras, Inc.; Foster Wheeler Hydroven, Inc.; Foster Wheeler Hydrox, Inc.; Foster Wheeler Ingenieros Y Constructores, S.A. de C.V.; Foster Wheeler K.K.; Foster Wheeler (London) Limited; Foster Wheeler Penn Resources, Inc.; Foster Wheeler (Philippines) Corporation; Foster Wheeler Rio Grande, L.P.; Foster Wheeler Saudi Arabia Company Limited; Foster Wheeler Somerset Limited Partnership; Foster Wheeler (Thailand) Limited; Foster Wheeler Trading Company A.G., S.A.; Foster Wheeler Trading Company, Ltd.; Foster Wheeler Vietnam Private LTD.; Foster Wheeler World Services Corporation; FW European E&C Ltd.; FWPI Ltd.; FWPS Specialty Products, Inc.; Hartman Consulting Corporation; HFM Field Services, Inc.; HFM Tray Canada, Ltd.; New Ashford, Inc.; Oy Bioflow A.B.; Perryville Corporate Park Condominium Association, Inc.; Somerset Corporate Center Associates; Thelco Co.; Tray, Inc.; Tray Special Products, Inc.; Tray (UK) Limited.

        "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

        "Wholly Owned" means, with respect to and Restricted Subsidiary, a Restricted Subsidiary all of the outstanding capital stock of which (other than any director's qualifying shares) is owned by Foster Wheeler LLC and/or one or more of its Wholly Owned Restricted Subsidiaries (or a combination thereof).

SELLING SECURITYHOLDERS

        The common shares, preferred shares, Class A warrants and the notes were originally issued by Foster Wheeler Ltd. and Foster Wheeler LLC in their equity-for-debt exchange offer, other than 246,741.65 common shares, which were held by the selling securityholders prior to the exchange offer. The Class B warrants were issued in a pro rata distribution to all of Foster Wheeler Ltd.'s registered shareholders before the closing of the equity-for-debt exchange offer. The shares are being registered by us, on behalf of the selling securityholders, pursuant to a registration rights agreement between us and the certain securityholders, including the selling securityholders, dated as of September 24, 2004. As used herein, "selling securityholders" includes donees, pledgees, transferees or other successors in interest selling securities received from a named selling securityholder as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this prospectus.

        Pursuant to the registration rights agreement, we agreed to prepare and file with the Commission a registration statement providing for the sale by the selling securityholders of securities from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act. Under the terms of the registration rights agreement, we agreed to pay the fees and expenses incurred in connection with the registration; provided, however, that we will not pay any underwriting fees, discounts or commissions and fees for the selling securityholders attributable to the sale of the securities.

        The tables below set forth certain information with respect to the selling securityholders listed below and their beneficial ownership of securities as of December 3, 2004 provided to us by those selling securityholders. Except as specified below, none of the selling securityholders or their affiliates hold any positions, or offices or had any other material relationships with us, or any of our predecessors or affiliates, during the past three years.

        Merrill Lynch Pierce Fenner & Smith, an affiliate of Merrill Lynch Investment Managers, L.P., which is the investment adviser for each of Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch International Investment Fund—MLIIF Global Allocation Fund, Merrill Lynch Series Fund, Inc.—Global Allocation Strategy Portfolio and Merrill Lynch Variable Series Fund, Inc.—Merrill Lynch Global Allocation V.I. Fund, is a lender under our senior secured credit agreement.

        The selling securityholders may from time to time sell all or part of the securities registered hereunder and as a result no estimate can be given as to the number of securities that will be held by any selling securityholder upon termination of any offering made hereby. For information on the procedure for sales by selling securityholders, read the disclosure under the heading "Plan of Distribution" below.

        Since the date on which each selling securityholder provided the information below, such selling securityholder may have sold, transferred or otherwise disposed of all or a portion of the securities owned by such selling securityholder in a transaction exempt from the registration requirements of the Securities Act. Information concerning the selling securityholders is expected to change from time to time. If we are informed of any changed information, it will be set forth in supplements to this prospectus to the extent required.

        Citigroup Global Markets Inc. is a broker-dealer registered under the Exchange Act. Tribeca Global Convertible Investments Ltd. is an affiliate of Citigroup Global Markets Inc. The investment adviser for each of Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch International Investment Fund—MLIIF Global Allocation Fund, Merrill Lynch Series Fund, Inc.—Global Allocation Strategy Portfolio and Merrill Lynch Variable Series Fund, Inc.—Merrill Lynch Global Allocation V.I. Fund is Merrill Lynch Investment Managers, L.P. who is an affiliate of certain broker-dealers registered under the Exchange Act, including without limitation, Merrill Lynch Pierce Fenner & Smith. Each of Tribeca Global Convertible Investments Ltd., Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch International Investment Fund—MLIIF Global Allocation Fund, Merrill Lynch Series Fund, Inc.—

Global Allocation Strategy Portfolio and Merrill Lynch Variable Series Fund, Inc.—Merrill Lynch Global Allocation V.I. acquired the securities being offered by it hereby in the ordinary course of business, and at the time of acquisition of such securities, each of them did not have any agreements, understandings or arrangements with any other persons, either directly or indirectly, to dispose of such securities. Since Citigroup Global Markets Inc. is a broker-dealer registered under the Exchange Act, it is deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Other selling securityholders and any underwriters or broker-dealers that act in connection with the sale of securities might also be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such underwriters or broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commission under the Securities Act.

        Although we have not concluded that the selling securityholders are our "affiliates" as defined under the Securities Act of 1933, as amended, if they are deemed to be our affiliates, they would be required to register the sale of any of our securities held by them. We are registering these sales in the event that any of the selling securityholders are deemed to be our affiliates from time to time. Being included as a selling securityholder is not to be deemed a representation that such securityholder is our affiliate. During the past three years, we have not had any material relationship with any of the selling securityholders, except as disclosed in this prospectus.

	Number of Foster Wheeler Ltd.
	Common Shares			Preferred Shares
Name	Owned prior to the offering(3)	Shares That May be Offered Hereby(1)	Percentage of Issued and Outstanding Common Shares(3)	Owned prior to the offering	Shares That May be Offered Hereby(1)	Percentage of Issued and Outstanding Preferred Shares
Merrill Lynch Global Allocation Fund, Inc.	7,574,455.6	7,574,455.6	16.7%	104,914	104,914	29.8%
Merrill Lynch International Investment Fund—MLIIF Global Allocation Fund	945,804.1	945,804.1	2.1%	13,105	13,105	3.7%
Merrill Lynch Series Fund, Inc.—Global Allocation Strategy Portfolio	189,264.15	189,264.15	*	2,622	2,622	*
Merrill Lynch Variable Series Fund, Inc.—Merrill Lynch Global Allocation V.I. Fund	481,893.3	481,893.3	1.1%	6,677	6,677	1.9%
LC Capital Master Fund, Ltd.	3,774,430	3,774,430	8.3%	48,862	48,862	13.9%
Institutional Benchmarks Master Fund, Ltd.	285,870	285,870	*	4,398	4,398	1.2%
Citigroup Global Markets Inc.(2)	5,129,695	5,129,695	11.3%	3,191	3,191	*
Tribeca Global Convertible Investments Ltd.(2)	207,155	207,155	*	3,187	3,187	*

*
Less than 1% of issued and outstanding securities of that class

(1)
Assuming that all of the securities that may be offered hereby are sold and no additional securities are acquired following the date of this prospectus, no selling security holder will own any securities following the offering.

(2)
Citigroup Global Markets Inc. and Tribeca Global Management LLC, the investment manager of Tribeca Global Convertible Investments Ltd., are subsidiaries of Citigroup Inc. Securities listed for Citigroup Global Markets Inc. include the securities for Tribeca Global Convertible Investments Ltd., although the securities for Tribeca Global Convertible Investments Ltd. are also listed separately.

(3)
Assumes the conversion of all preferred shares into common shares.

	Number of Foster Wheeler Ltd. Class A Warrants
Name	Owned prior to the offering	Warrants That May be Offered Hereby(1)	Percentage of Outstanding Class A Warrants
LC Capital Master Fund, Ltd.	446,956	446,956	10.8%
Institutional Benchmarks Master Fund, Ltd.	37,109	37,109	*
Citigroup Global Markets Inc.	400	400	*

*
Less than 1% of outstanding securities of that class

(1)
Assuming that all of the securities that may be offered hereby are sold and no additional securities acquired following the date of this prospectus, no selling security holder will own any securities following the offering.

	Number of Foster Wheeler Ltd. Class B Warrants
Name	Owned prior to the offering	Warrants That May be Offered Hereby(1)	Percentage of Outstanding Class B Warrants
Merrill Lynch Global Allocation Fund, Inc.	4,000,000	4,000,000	9.8%
Merrill Lynch International Investment Fund—MLIIF Global Allocation Fund	492,800	492,800	1.2%
Merrill Lynch Series Fund, Inc.—Global Allocation Strategy Portfolio	99,000	99,000	*
Merrill Lynch Variable Series Fund, Inc.—Merrill Lynch Global Allocation V.I. Fund	251,100	251,100	*
Citigroup Global Markets Inc.	94,210	94,210	*

*
Less than 1% of outstanding securities of that class

(1)
Assuming that all of the securities that may be offered hereby are sold and no additional securities acquired following the date of this prospectus, no selling security holder will own any securities following the offering.

	Par Value of Foster Wheeler Ltd. 10.359% Senior Secured Notes due 2011, Series A
Name	Owned prior to the offering	Notes That May be Offered Hereby(1)	Percentage of Outstanding Notes
Merrill Lynch Global Allocation Fund, Inc.	$55,593,750	$55,593,750	21.3%
Merrill Lynch International Investment Fund—MLIIF Global Allocation Fund	$8,618,750	$8,618,750	3.3%
Merrill Lynch Series Fund, Inc.—Global Allocation Strategy Portfolio	$1,413,750	$1,413,750	*
Merrill Lynch Variable Series Fund, Inc.—Merrill Lynch Global Allocation V.I. Fund	$3,498,750	$3,498,750	1.3%
Citigroup Global Markets Inc.(2)	$7,512,500	$7,512,500	2.9%
Tribeca Global Convertible Investments Ltd.(2)	$7,512,500	$7,512,500	2.9%

*
Less than 1% of outstanding securities of that class

(1)
Assuming that all of the securities that may be offered hereby are sold and no additional securities acquired following the date of this prospectus, no selling security holder will own any securities following the offering.

(2)
Citigroup Global Markets Inc. and Tribeca Global Management LLC, the investment manager of Tribeca Global Convertible Investments Ltd., are subsidiaries of Citigroup Inc. Securities listed for Citigroup Global Markets Inc. include the securities for Tribeca Global Convertible Investments Ltd., although the securities for Tribeca Global Convertible Investments Ltd. are also listed separately.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following summary describes the material U.S. federal income tax considerations of the ownership of preferred shares or common shares (which we refer to collectively as shares), notes or warrants to holders who hold such shares, notes or warrants as capital assets and who purchase such shares, notes or warrants after the date hereof. This description does not purport to address the potential tax considerations that may be material to a holder based on his or her particular situation and does not address the tax considerations applicable to holders that may be subject to special tax rules, such as:

  •
  financial institutions;

  •
  insurance companies;

  •
  real estate investment trusts;

  •
  regulated investment companies;

  •
  grantor trusts;

  •
  tax-exempt organizations;

  •
  dealers or traders in securities or currencies;

  •
  holders that hold notes, shares or warrants as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar;

  •
  holders that actually or constructively own or will own 10 percent or more of our voting stock; or

  •
  a Non-U.S. Holder (as defined below) that is a U.S. expatriate, "controlled foreign corporation," "passive foreign investment company," or "foreign personal holding company."

        Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax or other tax consequences of the ownership or disposition of shares, notes or warrants. Holders should consult their tax advisors with respect to the application of the U.S. tax laws, including the effect of recently passed tax legislation, to their particular situation.

        This description is based on the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed Treasury regulations, administrative pronouncements and judicial decisions, each as in effect on the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations by the Internal Revenue Service or a court, which could affect the tax consequences described herein. For purposes of this description, a U.S. Holder is a beneficial owner of notes, shares or warrants who for U.S. federal income tax purposes is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or any State thereof, including the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if (1) it validly elects to be treated as a United States person for U.S. federal income tax purposes or (2)(a) its administration is subject to the primary supervision of a court within the United States and (b) one or more United States persons have the authority to control all of its substantial decisions.

        A Non-U.S. Holder is a beneficial owner of notes, shares or warrants that is not a United States person and not a partnership for U.S. federal income tax purposes. If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the notes, shares or warrants, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner should consult its own tax advisor as to the application of the U.S. tax laws to its particular situation.

U.S. Holders

Ownership of the Notes

  Payments of Interest

        You generally will be taxed on stated interest on your notes as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

        If you are a U.S. Holder, subject to the succeeding sentence, interest paid by us on the notes will be treated as income from sources outside the United States for purposes of computing your allowable foreign tax credit. However, as long as 50 percent or more of our stock, by vote or value, is actually or constructively owned by U.S. Holders, a portion of such interest would (subject to a de minimis exception) be treated as U.S. source income to the extent allocable to income derived from U.S. sources if you are, or are related to, a U.S. Holder that actually or constructively owns 10 percent or more of the voting power of Foster Wheeler Ltd. shares. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, for taxable years beginning prior to December 31, 2006, interest that we pay generally will constitute "passive income," or, in the case of certain U.S. Holders, "financial services income." For taxable years beginning after December 31, 2006, interest we pay will generally constitute "passive category income," or, in the case of certain U.S. Holders, "general category income."

  Market Discount

        You will be treated as if you purchase your note at a market discount and your note will be a market discount note if the note's stated redemption price at maturity exceeds the price you pay for your note by an amount equal to or greater than 1/4 of 1 percent of your note's stated redemption price at maturity multiplied by the number of complete years to the note's maturity. If your note's stated redemption price at maturity exceeds the price you pay for the note by less than 1/4 of 1 percent of the note's stated redemption price at maturity multiplied by the number of complete years to the note's maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

        You must treat any gain you recognize on the maturity or disposition of your market discount note as ordinary income to the extent of the accrued market discount on your note. Alternatively, you may elect to include market discount in income currently over the life of your note. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount note and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your note in an amount not exceeding the accrued market discount on your note until the maturity or disposition of your note.

        You will accrue market discount on your market discount note on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the note with respect to which it is made and you may not revoke it.

  Notes Purchased at a Premium

        If you purchase your note for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your note by the amount of amortizable bond premium allocable to that year, based on your note's yield to maturity. Bond premium on a note held by a U.S. Holder that does not make such election will decrease the gain or increase the loss otherwise recognized on the disposition of the note. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service.

  Sale, Exchange or Retirement

        If you are a U.S. Holder, you generally will recognize gain or loss on the sale, exchange or retirement of your notes equal to the difference between the amount realized on such sale, exchange or retirement (less an amount equal to any accrued but unpaid interest on the notes, which will be taxable as such) and your adjusted tax basis in your notes. Subject to the discussion above relating to U.S. Holders of notes with accrued market discount, such gain or loss generally will be capital gain or loss. Capital gain of a non-corporate U.S. Holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by you generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes.

Ownership of Common Shares, Preferred Shares and Warrants

  Distributions

        Except to the extent provided in the certificate of designation for the preferred shares, we have no intention of paying any dividends on our common shares or preferred shares in the foreseeable future. If we were to pay dividends in the future on our common shares or preferred shares, they would be subject to U.S. federal income tax in the manner described below.

        Subject to the passive foreign investment company rules discussed below, if you are a U.S. Holder, the gross amount of any distribution made to you with respect to your shares would be includible in your income as dividend income to the extent paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. In general, such dividends would not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders with respect to dividends received from a U.S. corporation. To the extent, if any, that the amount of any distribution exceeded our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it would be treated first as a tax-free return of your adjusted tax basis in your shares and thereafter as capital gain. We do not maintain calculations of earnings and profits under U.S. federal income tax principles.

        If you are a U.S. Holder, subject to the succeeding sentence, any dividends paid to you with respect to your shares would generally be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. However, as long as 50 percent or more of our stock, by vote or value, is actually or constructively owned by U.S. Holders, a portion of such dividends would (subject to a de minimis exception) be treated as U.S. source income to the extent paid out of earnings and profits from U.S. sources. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, for taxable years beginning before December 31, 2006, any dividends that we distribute generally would constitute "passive income," or, in the case of certain U.S. Holders, "financial services income." For taxable years beginning after

December 31, 2006, dividends we distribute generally will constitute "passive category, "or, in the case of certain U.S. Holders, "general category income."

        Under legislation enacted in 2003, certain dividend income received by non-corporate U.S. taxpayers from domestic corporations or "qualified foreign corporations" is eligible to be taxed at reduced rates. However, because Foster Wheeler Ltd. currently is not a qualified foreign corporation (as defined in the Code), dividends paid by Foster Wheeler Ltd. would not qualify for such reduced rates and would be taxed at ordinary income rates until such time, if any, that Foster Wheeler Ltd. becomes a qualified foreign corporation.

  Constructive Distributions

        Under Section 305(c) of the Code, adjustments (or failures to make adjustments) to the conversion ratio on the preferred shares or the number of common shares deliverable upon the exercise of warrants that have the effect of increasing the proportionate interest of a U.S. Holder in our assets or earnings may result in a taxable deemed distribution to the holder. Any deemed distribution will be subject to U.S. federal income tax in the same manner as an actual distribution received by the holder, as described under "Distributions" above.

  Sale or Exchange of Common Shares, Preferred Shares or Warrants

        If you are a U.S. Holder, you generally will recognize gain or loss on the sale or exchange of your shares or warrants equal to the difference between the amount realized on such sale or exchange and your adjusted tax basis in your shares or warrants. We believe that a U.S. Holder of preferred shares generally should not recognize gain or loss with respect to its receipt of common shares upon the conversion of its preferred shares. However, no statutory, judicial or administrative authority directly addresses the tax consequences associated with stock having terms like the preferred shares, and it is possible that a U.S. Holder may recognize income, upon the conversion of its preferred shares.

        Except as described above and subject to the passive foreign investment company rules discussed below, any gain or loss recognized on the sale or exchange of shares or warrants (including common shares received upon the conversion of preferred shares or the exercise of such warrants) generally will be capital gain or loss. Capital gain of a non-corporate U.S. Holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by you generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes.

  Passive Foreign Investment Company Rules

        We believe that we are not a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, and thus that the shares should not be treated as stock of a PFIC. This conclusion, however, is a factual determination that is made annually and thus is uncertain and may be subject to change. If the shares were treated as stock of a PFIC, gain realized on the sale or other disposition of the shares would in general not be treated as capital gain. Instead, you would be treated as if you had realized such gain, as well as certain "excess distributions" (if any) received on the shares, ratably over your holding period for the shares, as calculated for purposes of the PFIC rules, and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, and subject to an interest charge in respect of the tax attributable to each such year. Similar rules would apply with respect to warrants in a PFIC, although exercise generally would not be a taxable event, and a shareholder's holding period for shares received on the exercise of a warrant would include the holding period for the warrant for purposes of the gain and excess distribution calculations.

  Exercise of Warrants

        No gain or loss generally will be recognized by a U.S. Holder upon the exercise of any warrants. The basis of a U.S. Holder in common shares acquired pursuant to the exercise of a warrant will equal the sum of the holder's basis in the warrant plus the exercise price paid to acquire those shares. The holder's holding period for the shares will begin on the day following the date of exercise.

  Expiration of Warrants

        Upon the expiration of a warrant, a U.S. Holder will recognize a capital loss equal to the adjusted basis in the warrant.

Non-U.S. Holders

Ownership of Common Shares, Preferred Shares and Warrants

        Subject to the discussion below under "U.S. Backup Withholding Tax and Information Reporting Requirements," if you are a Non-U.S. Holder, any interest on the notes or dividends on shares paid (or deemed paid) to you generally would not be treated as effectively connected with the conduct of a trade or business in the United States and would be exempt from U.S. federal income tax, including withholding tax, unless you:

  •
  have an office or other fixed place of business in the United States to which the interest or dividend income is attributable, and

  •
  derive the interest or dividend income in the active conduct of a banking, financing or similar business within the United States.

        In addition, subject to the discussion below under "U.S. Backup Withholding Tax and Information Reporting Requirements," you generally will not be subject to U.S. federal income or withholding tax on any income or gain realized on the sale, exchange or retirement of shares, notes or warrants unless:

  •
  such income or gain is effectively connected with your conduct of a trade or business in the United States; or

  •
  you are an individual and have been present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.

U.S. Backup Withholding Tax and Information Reporting Requirements

        Information reporting generally will apply to payments of interest on the notes, dividends on the shares and proceeds from the sale, exchange or retirement of shares, notes or warrants made within the United States to a holder, other than an exempt recipient, including a corporation, a payee that is not a United States person that provides an appropriate certification and certain other persons. If information reporting applies to any such payment, a payor will be required to withhold backup withholding tax from the payment if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Special information reporting requirements may apply with respect to certain acquisitions of our stock or property by a corporation if any of our shareholders is required to recognize gain (if any) as a result of the acquisition.

        The above description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of shares, notes or warrants. You should consult your own tax advisor concerning the tax consequences to you, in your particular situation, of owning common or preferred shares, notes or warrants.

PLAN OF DISTRIBUTION

        We are registering the securities described in this prospectus on behalf of the selling securityholders. As used herein, "selling securityholders" includes donees, pledgees, transferees or other successors in interest selling securities received from a named selling securityholder as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this prospectus. All fees and expenses in connection with the registration of the securities offered hereby will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the sale of securities will be borne by the selling securityholders. Sales of securities may be effected by selling securityholders from time to time in one or more types of transactions (which may include block transactions) on any stock exchange or automated interdealer quotation system on which the relevant security is listed, in the over-the-counter market, in negotiated transactions, through put or call option transactions related to the securities, through short sales of securities, through a combination of such methods of sale, or otherwise, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling securityholders have advised the Company that at present they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of securities by the selling securityholders. Any such agreements, understandings or arrangements entered into in the future will be reflected in this prospectus or a prospectus supplement to the extent required by law.

        The selling securityholders may effect such transactions by selling securities directly to purchasers or to or through underwriters or broker-dealers, which may act as agents or principals. Such underwriters or broker-dealers may receive compensation in the form of discounts, concessions, or commission from the selling securityholders and/or the purchasers of securities for whom such underwriters or broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular underwriter or broker-dealer might be in excess of customary commissions).

        Since Citigroup Global Markets Inc. is a broker-dealer registered under the Exchange Act, it is deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Other selling securityholders and any underwriters or broker-dealers that act in connection with the sale of securities might also be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such underwriters or broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commission under the Securities Act. We have agreed to indemnify each selling securityholder against certain liabilities, including liabilities arising under the Securities Act. The selling securityholders may agree to indemnify any agent, dealer, underwriter or broker-dealer that participates in transactions involving sales of securities against certain liabilities, including liabilities arising under the Securities Act.

        Because selling securityholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling securityholders may be subject to the prospectus delivery requirements of the Securities Act. The selling securityholders and any other person participating in the sale of securities may be subject to the Exchange Act and the rules and regulations thereunder. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchase and sales of any of the securities by the selling securityholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person participating in the distribution to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the commencement of such distribution. This may affect the marketability of the securities.

        Selling securityholders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

        Upon the Company being notified by a selling securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (1) the name of each such selling securityholder and of the participating underwriter(s) or broker-dealer(s), (2) the number of securities involved, (3) the price at which such securities were sold, (4) the commissions paid or discounts or concessions allowed to such underwriter(s) or broker-dealer(s), where applicable, (5) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, where applicable and (6) other facts material to the transaction.

LEGAL MATTERS

        The validity of the notes, the New York, Delaware and Texas guarantees and the warrants will be passed upon for us by King & Spalding LLP, New York, New York. The validity of the California guarantees will be passed upon by Heller Ehrman White & McAuliffe LLP. The validity of the English guarantee will be passed upon for us by King & Spalding International LLP, London. The validity of the common shares and preferred shares, the corporate authority of Foster Wheeler Ltd. to issue the warrants and of Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and Continental Finance Company Ltd. to guarantee the obligations of Foster Wheeler LLC under the notes will be passed upon by special Bermuda counsel, Conyers Dill & Pearman. The validity of the Dutch guarantee will be passed upon by Nauta Dutilh N.V. The validity of the Hungarian guarantee will be passed upon by Dr. László E. Bényi. The validity of the Luxembourg guarantee will be passed upon by Linklaters Loesch, Avocats.

EXPERTS

        The consolidated financial statements of Foster Wheeler Ltd. as of December 26, 2003 and December 27, 2002 and for each of the three years in the period ended December 26, 2003 incorporated in this prospectus by reference to Foster Wheeler Ltd.'s annual report on Form 10-K/A for the year ended December 26, 2003 have been so incorporated in reliance on the report (which contains explanatory paragraphs regarding Foster Wheeler Ltd.'s adoption of Statement of Financial Accounting Standards, or SFAS No. 142, "Goodwill and other Intangible Assets" as described in Note 2 to the consolidated financial statements and for the substantial doubt about Foster Wheeler Ltd.'s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Foster Wheeler Holdings Ltd. as of December 26, 2003 and December 27, 2002 and for each of the three years in the period ended December 26, 2003 incorporated in this prospectus by reference to Foster Wheeler Ltd.'s current report on Form 8-K dated April 12, 2004 have been so incorporated in reliance on the report (which contains explanatory paragraphs regarding Foster Wheeler Holdings Ltd.'s adoption of SFAS No. 142, as described in Note 2 to the consolidated financial statements and for the substantial doubt about Foster Wheeler Holdings Ltd.'s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of:

  •
  Foster Wheeler LLC as of December 26, 2003 and December 27, 2002 and for each of the three years in the period ended December 26, 2003;

  •
  Foster Wheeler International Holdings, Inc. as of December 26, 2003 and December 27, 2002 and for each of the three years in the period ended December 26, 2003;

  •
  Foster Wheeler International Corporation as of December 26, 2003 and December 27, 2002 and for each of the three years in the period ended December 26, 2003;

  •
  Foster Wheeler Europe Limited as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003;

  •
  Financial Services S.a.r.l. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003;

  •
  FW Hungary Licensing Limited Liability Company as of December 31, 2003 and 2002 and for each of the three years in the period ended December 26, 2003; and

  •
  FW Netherlands C.V. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003,

incorporated in this prospectus by reference to Foster Wheeler Ltd.'s annual report on Form 10-K/A for the year ended December 26, 2003 have been so incorporated in reliance on the reports (which each contain an explanatory paragraph regarding the substantial doubt about the ability of each entity to continue as a going concern as described in Note 2 to each of the financial statements and, for Foster Wheeler LLC and FW Netherlands C.V., which contains an explanatory paragraph regarding the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" as described in Note 3 and Note 4, respectively, to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        In connection with the securities offered by this prospectus, Foster Wheeler Ltd., Foster Wheeler LLC and certain guarantors have filed a registration statement on Form S-3 under the Securities Act of 1933 with the SEC. This prospectus, filed as part of the registration statement, does not contain all the information included in the registration statement and the accompanying exhibits and schedules. For further information with respect to the securities, Foster Wheeler Ltd. and Foster Wheeler LLC, you should refer to the registration statement and the accompanying exhibits. Statements contained in this prospectus regarding the contents of any contract or any other documents are not necessarily complete, and you should refer to a copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by the actual contents of the contract or other document referred to.

        Foster Wheeler Ltd., the parent company of Foster Wheeler LLC, is subject to the information requirements of the Securities Exchange Act of 1934, and in accordance therewith, Foster Wheeler Ltd. files reports, proxy and information statements and other information with the SEC. Financial information relating to Foster Wheeler LLC and the subsidiary guarantors is included in the notes to Foster Wheeler Ltd.'s consolidated financial statements incorporated by reference into this prospectus. The SEC maintains a website that contains reports, proxy and information statements and other information. The website address is http://www.sec.gov. Our website address is http://www.fwc.com. The information disclosed on the website is not incorporated herein and does not form a part of this prospectus.

        The SEC allows us to "incorporate by reference" into this prospectus certain of the information Foster Wheeler Ltd. files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The information incorporated by reference is an important part of this prospectus and information that we subsequently file with the SEC will automatically update and supercede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the end of the period during which this prospectus is available for use by selling securityholders or participating broker-dealers and others with similar prospectus delivery requirements for use in connection with any resale of securities:

  •
  Foster Wheeler Ltd.'s annual report on Form 10-K for the year ended December 26, 2003 filed on March 12, 2004, as amended by the Form 10-K/A filed on June 9, 2004.

  •
  Foster Wheeler Ltd.'s quarterly report on Form 10-Q for the quarter ended March 26, 2004 filed on May 5, 2004, as amended by the Form 10-Q/A filed on June 9, 2004.

  •
  Foster Wheeler Ltd's quarterly report on Form 10-Q for the quarter ended June 25, 2004 filed on August 9, 2004.

  •
  Foster Wheeler Ltd.'s quarterly report on Form 10-Q for the quarter ended September 24, 2004 filed on November 3, 2004.

  •
  Foster Wheeler Ltd.'s current reports on Form 8-K filed on January 28, 2004, February 5, 2004, April 12, 2004, April 14, 2004, April 15, 2004, May 20, 2004, May 25, 2004, July 8, 2004, July 23, 2004, August 13, 2004, August 13, 2004, September 27, 2004, October 1, 2004, October 1, 2004, October 18, 2004, November 8, 2004, November 8, 2004, December 2, 2004, December 2, 2004 and December 14, 2004.

        You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at:

Foster Wheeler Ltd.
Perryville Corporate Park
Clinton, New Jersey 08809-4000
Attn: Lisa Fries Gardner
Telephone: (908) 730-4000
Facsimile: (908) 730-5300

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. No person has been authorized to give any information or make any representations in connection with the securities, other than the information and those representations contained or incorporated by reference in this prospectus or in the accompanying letter of transmittal. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information provided by this prospectus or the documents incorporated by reference herein is accurate as of any date other than the date of such prospectus or incorporated documents, regardless of the date you receive them.

ENFORCEMENT OF CIVIL LIABILITIES

        Foster Wheeler Ltd. is a Bermuda company. As a result, it may be difficult for you to effect service of process within the United States or to enforce judgments obtained against it in United States courts. Foster Wheeler Ltd. has irrevocably agreed that it may be served process with respect to actions based on offers and sales of securities made in the United States by having Foster Wheeler LLC, Perryville Corporate Park, Clinton, New Jersey 08809-4000, be the United States agent appointed for that purpose.

        Foster Wheeler Ltd. has been advised by Bermuda special counsel, Conyers Dill & Pearman, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. It has also been advised by Conyers Dill & Pearman that a final and conclusive judgment obtained in a court in the United States under which a sum of money is payable as compensatory damages may be the subject of an action in the Supreme Court of Bermuda under the common law doctrine of obligation. Such an action should be successful upon proof that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as:

  (1)
  the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and

  (2)
  the judgment is not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to natural justice of Bermuda and is not based on an error in Bermuda law.

        A Bermuda court may impose civil liability on Foster Wheeler Ltd., or its directors or officers in a suit brought in the Supreme Court of Bermuda against it or such persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information and representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Foster Wheeler since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

FOSTER WHEELER LTD.

FOSTER WHEELER LLC

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and Continental Finance Company Ltd.

        Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and Continental Finance Company Ltd. are Bermuda companies. Section 98 of the Companies Act of 1981 of Bermuda (the "Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law otherwise would be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company (although Foster Wheeler Ltd. has not agreed to indemnify its auditors even though permitted by Bermuda law). Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

        Foster Wheeler Ltd. has adopted provisions in its bye-laws that provide that it shall indemnify its respective officers and directors in respect of their actions and omissions, except in respect of their fraud, dishonesty or willful misconduct, and it maintains liability insurance covering its directors and officers and those of its subsidiaries.

        Foster Wheeler Holdings Ltd. has adopted provisions in its bye-laws that provide that it shall indemnify its respective officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty and it maintains liability insurance covering its directors and officers and those of its subsidiaries.

        Continental Finance Company Ltd. has adopted provisions in its bye-laws that provide that it shall indemnify its respective officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty and it maintains liability insurance covering its directors and officers and those of its subsidiaries.

Delaware Guarantors

        Each of the guarantors, except for those described separately below, is a Delaware corporation. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Our certificate of incorporation requires us to indemnify our officers, directors, employees and agents to the full extent permitted by Delaware law.

        Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty, (ii) acts or omissions involving bad faith, intentional misconduct or knowing violations of the law, (iii) unlawful payments of dividends, stock purchases or redemptions, or (iv) transactions from which a director derives an improper personal benefit. Each Delaware guarantor's certificate of incorporation contains provisions limiting the liability of the directors to us and to our stockholders to the full extent permitted by Delaware law.

        Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him or her in any such capacity, or arising out of his or her status as such. We have acquired customary liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity, including claims brought under the Securities Act.

Foster Wheeler LLC

        Foster Wheeler LLC is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to any standards and restrictions that may be set forth in its limited liability company agreement. The limited liability company agreement of Foster Wheeler LLC provides that each member or manager of the company shall not be personally liable for the expenses, liabilities, or obligations of the company by reason of being a member or manager.

Foster Wheeler Energy Services, Inc. and Pyropower Operating Services Company, Inc.

        Foster Wheeler Energy Services, Inc. and Pyropower Operating Services Company, Inc. are each California corporations. Section 317 of the General Corporation Law of California, or the California Corporation Law, the certificate of incorporation of each of Foster Wheeler Energy Services, Inc. and Pyropower Operating Services Company, Inc., as amended, and the bylaws of each of Foster Wheeler Energy Services, Inc. and Pyropower Operating Services Company, Inc., provide that each of Foster Wheeler Energy Services, Inc. or Pyropower Operating Services Company, Inc., as applicable, is authorized by bylaw, agreement or otherwise to indemnify its agents, as defined in Section 317 the California Corporation Law, in excess of the indemnification expressly permitted by Section 317 for those agents except in such circumstances expressly prohibited by Section 317 or for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in Paragraph 10 of Section 204 of the California Corporation Law.

        Article V, Section 2 of the bylaws of each of Foster Wheeler Energy Services, Inc. and Pyropower Operating Services Company, Inc. permits each of them to maintain insurance to protect any agent of the corporation against any liability asserted against or incurred by the agent in the capacity or arising out of the agent's status as such, whether or not Foster Wheeler Energy Services, Inc. or Pyropower Operating Services Company, Inc. would have the power to indemnify such person against such expense, liability or loss under the California Corporation Law.

Foster Wheeler Environmental Corporation

        Foster Wheeler Environmental Corporation is a Texas corporation. The articles of incorporation and the bylaws of Foster Wheeler Environmental Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Texas Business Corporation Act, or the TBCA. Pursuant to the provisions of Article 2.02-1 of the TBCA, Foster Wheeler Environmental Corporation has the power to indemnify a person who was, is, or is threatened to be named a defendant in a proceeding because the person is or was a director only if it is determined that the director conducted himself in good faith, reasonably believed that his conduct was in Foster Wheeler Environmental Corporation's best interests, in the case of conduct in his official capacity, or not opposed to Foster Wheeler Environmental Corporation's best interests, in all other cases, and in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

        Indemnification is not available if such person has been adjudged to have been liable to Foster Wheeler Environmental Corporation, unless and only to the extent that the court in which such action determines that, despite the adjudication of liability, but in view of all of the circumstances, the person is reasonably and fairly entitled to indemnification for such expenses as the court shall deem proper.

Foster Wheeler Environmental Corporation has the power to purchase and maintain insurance for directors and officers. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

Foster Wheeler Pyropower, Inc.

        Foster Wheeler Pyropower, Inc. is a New York corporation. Section 722 of the New York Business Corporation Law, or the NYBCL, permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The certificate of incorporation of Foster Wheeler Pyropower, Inc. provides that a director of the corporation shall not be held personally liable to the corporation or its shareholders for damages for any breach of duty as a director in the absence of bad faith, intentional misconduct, a knowing violation of the law by the director or violations of Section 719 of the New York Business Corporation Law.

Financial Services S.à r.l.

        Financial Services S.à r.l. is a limited liability corporation organized under Luxembourg law. Under Luxembourg law, civil liability of directors both to Financial Services S.a.r.l. ("Financial Services") and to third parties is generally considered to be a matter of public policy. It is possible that Luxembourg courts would declare void an explicit or even implicit contractual limitation on directors' liability to Financial Services. Financial Services, however, can validly agree to indemnify its directors against the consequences of liability actions brought by third parties (including shareholders if such shareholders have personally suffered a damage which is independent of and distinct from the damage caused to the company).

        Under Luxembourg law, an employee of Financial Services can only be liable to Financial Services for damages brought about by his or her willful acts or gross negligence. Any arrangement providing for the indemnification of officers against claims of Financial Services would be contrary to public policy. Employees are liable to third parties under general tort law and may enter into arrangements with Financial Services providing for indemnification against third party claims.

        Under Luxembourg law, an indemnification agreement can never cover a willful act or gross negligence.

        Financial Services' Domiciliation Agreement and Bylaws are silent as to the issue of indemnification of its officers and directors.

Foster Wheeler Europe Limited

        Foster Wheeler Europe Limited is a corporation formed in the United Kingdom under the U.K. Companies Act of 1985 (as amended) (the "Companies Act"). Section 310 of the Companies Act nullifies any provision contained in a company's articles of association or in any other contract with the company for exempting any director, officer or auditor of the company, or indemnifying such person against, any liability that would attach to him by rule of law in respect of any negligence, default, breach of duty or breach of trust for which such person may be guilty with respect to such company. However, Section 310 permits a company to purchase or maintain insurance for its directors, officers and auditors against liabilities of this nature and permits a company to indemnify any director, officer or auditor against any liability incurred by such person that results from defending any proceedings (civil or criminal) in which a judgment is given in such person's favor or such person is acquitted or application is made under Section 144(3) or (4) of the Companies Act (acquisition of shares by innocent nominee) or Section 727 of the Companies Act (general power to grant relief in the case of honest and reasonable conduct) where relief is granted to such director, officer or auditor by the court.

        Foster Wheeler Europe Limited's Articles of Association provide that every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, or in connection with any application under Section 144 or Section 727 of the Companies Act in which relief is granted to him by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. These indemnification provisions shall only have effect in so far as its provisions are not avoided by Section 310 of the Companies Act.

        The Articles of Association further provide that the directors shall have power to purchase and maintain for any director, officer or auditor of the Company insurance against any such liability as is referred to in Section 310(1) of the Companies Act.

FW Energie B.V.

        FW Energie B.V. is a Dutch limited liability company. In general, Dutch law provides that a B.V. should indemnify its managing director in the event that he or she is liable to a third party for damages caused in his or her capacity as managing director, unless the liability results from his or her gross negligence or intentional misconduct (including not taking action to prevent the consequences of improper performance by the board). Under certain circumstances, this provision does not apply, and the B.V. and the managing director may agree that the B.V. will indemnify the managing director in such circumstances.

        Besides the general concept of tort liability, Dutch law contains various specific statutory provisions on the personal civil law liability of the managing directors of a B.V. corporation, both towards the B.V. itself in case of improper performance, requiring the managing director to be seriously at fault, and towards third parties. Third party liability may result from the occurrence of certain events including, but not limited to, (i) acquisition of the B.V.'s shares by the B.V. itself or by any of its subsidiaries contrary to the statutory provisions relating thereto, (ii) misleading information and, more particularly, misleading annual or interim accounts of the B.V., (iii) unpaid social security premiums and certain taxes and (iv) in the event of the B.V.'s bankruptcy, improper performance if such performance is the cause of the bankruptcy, or non-compliance with other specific statutory provisions.

        The Articles of Association of the FW Energie B.V. do not contain any provisions regarding the indemnification by the FW Energie B.V. of its managing directors. Under Dutch law obtaining insurance covering the liability of managing directors is permitted except that such insurance cannot be applied to any liability resulting from gross negligence or intentional misconduct.

FW Hungary Licensing Limited Liability Company

        FW Hungary Licensing Limited Liability Company ("FW Hungary") is a Hungarian limited liability company. Under Hungarian law, any case which involves the liability of a managing director must be settled in accordance with the applicable provisions of the Hungarian Companies Act (the "Companies Act") and the Hungarian Civil Code (the "Civil Code").

        Under the Companies Act, a managing director must conduct himself in respect of the management of a company with "increased care," as opposed to the standard of "general care" which is prescribed by the Civil Code. A managing director may be held liable in the event of a culpable breach of any provision of the Companies Act, a company's Deed of Foundation or any validly enacted resolutions of the company's Founder. If the aforementioned duty of care is breached, a managing director may be held liable under the rules of the Civil Code for any damages to the company where such managing director's actions were (i) in contravention of Hungarian law, (ii) caused damage to the company and (iii) were not undertaken with the requisite degree of care specified in the Companies Act.

        Enforcement of liability claims against a managing director is in the sole discretion of the Founder. A Founder may exercise his or her rights against a managing director within one year of the company's deletion from the Company Registry. A managing director is only obliged to compensate the company for damages, and is not liable to third parties for acts that are within the scope of his or her role or responsibility as a managing director. Third parties may only seek damages from the company. Should the company be required to pay damages to a third party for acts of the managing director, however, it may have recourse against the managing director for damages incurred as a result of third party claims.

        The Deed of Foundation of FW Hungary is silent as to the issue of indemnification of the managing director. FW Hungary has no officers or directors other than the managing director.

Item 21.    Exhibits and Financial Statement Schedules.

Exhibit No.	Description
4.1	Memorandum of Association of Foster Wheeler Ltd. (Filed as Annex II to Foster Wheeler Ltd.'s Form S-4/A (File No. 333-52468) filed on March 9, 2001 and incorporated herein by reference.)
4.2	Bye-laws of Foster Wheeler Ltd. amended November 29, 2004 (Filed as Exhibit 99.3 to Foster Wheeler Ltd.'s Form 8-K filed on December 2, 2004 and incorporated herein by reference.)
4.3	Indenture dated as of September 24, 2004 among Foster Wheeler LLC, the guarantors named therein and Wells Fargo Bank, National Association as trustee, relating to the notes. (Filed as Exhibit 4.2 to Foster Wheeler Ltd.'s registration statement on Form S-4 (File No. 119841) filed on October 20, 2004 and incorporated by reference herein).
4.4	Form of Note relating to notes (included in Exhibit 4.3).
4.5	Registration Rights Agreement dated as of September 24, 2004 relating to offering of common shares, preferred shares, warrants and senior secured notes. (Filed as Exhibit 4.5 to Foster Wheeler Ltd.'s registration statement on Form S-4 (File No. 119841) filed on October 20, 2004 and incorporated by reference herein).

4.6	Security Agreement dated as of September 24, 2004 in respect of the notes. (Filed as Exhibit 4.6 to Foster Wheeler Ltd.'s registration statement on Form S-4 (File No. 119841) filed on October 20, 2004 and incorporated by reference herein).
4.7	Intercreditor Agreement dated as of September 24, 2004 in respect of the notes. (Filed as Exhibit 4.7 to Foster Wheeler Ltd.'s registration statement on Form S-4 (File No. 119841) filed on October 20, 2004 and incorporated by reference herein).
4.8	Form of Preferred Share Certificate. (Filed as Exhibit 4.25 to Foster Wheeler's registration statement on Form S-4 (File No. 333-107054) filed on May 4, 2004 and incorporated herein by reference.)
4.9	Form of common share certificate (filed as Exhibit 4.2 to Foster Wheeler Ltd.'s current report on Form 8-K filed on May 25, 2001 and incorporated by reference herein).
4.10	Warrant Agreement between Foster Wheeler Ltd. and Mellon Investor Services LLC, including forms of warrant certificates.*
4.11	Form of Warrant Certificate relating to warrants (included in Exhibit 4.10).
5.1	Opinion of King & Spalding LLP as to the validity of the new notes, the guarantees and the warrants.
5.2	Opinion of Conyers Dill & Pearman as to the legality of the common shares and preferred shares.
5.3	Opinion of King & Spalding International LLP
5.4	Opinion of Heller Ehrman White & McAuliffe LLP
5.5	Opinion of Nauta Dutilh N.V.
5.6	Opinion of Dr. László E. Bényi
5.7	Opinion of Linklaters Loesch, Avocats
12.1	Computation of Ratio of Earnings to Fixed Charges. (Filed as Exhibit 12.1 to Foster Wheeler Ltd.'s registration statement on Form S-4 (File No. 119841) filed on October 20, 2004 and incorporated by reference herein).
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of King & Spalding LLP (included in Exhibit 5.1).
23.3	Consent of Conyers Dill & Pearman (included in Exhibit 5.2).
23.4	Consent of King & Spalding International LLP (included in Exhibit 5.3)
23.5	Consent of Heller Ehrman White & McAuliffe LLP (included in Exhibit 5.4)
23.6	Consent of Nauta Dutilh N.V. (included in Exhibit 5.5)
23.7	Consent of Dr. László E. Bényi (included in Exhibit 5.6)
23.8	Consent of Linklaters Loesch, Avocats (included in Exhibit 5.7)
24.1	Power of Attorney (included in the signature pages to this registration statement).
25.1	Statement of eligibility of trustee with regards to senior secured notes indenture.*

*
Previously filed.

Item 22.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER LTD.
By	/s/ BRIAN K. FERRAIOLI Name: Brian K. Ferraioli Title: Vice President and Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Raymond J. Milchovich	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	December 21, 2004
* John T. La Duc	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 21, 2004
* Brian K. Ferraioli	Vice President and Controller (Principal Accounting Officer)	December 21, 2004
* Eugene D. Atkinson	Director	December 21, 2004
* Diane C. Creel	Director	December 21, 2004
* Roger L. Heffernan	Director	December 21, 2004
* Joseph J. Melone	Director	December 21, 2004

* Stephanie Hanbury-Brown	Director	December 21, 2004
* James D. Woods	Director	December 21, 2004
* David M. Sloan	Director	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No 2. to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER LLC
By	/s/ BRIAN K. FERRAIOLI Name: Brian K. Ferraioli Title: Vice President and Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No 2. to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Raymond J. Milchovich	President, Chief Executive Officer and Manager (Principal Executive Officer)	December 21, 2004
/s/ JOHN T. LA DUC John T. La Duc	Executive Vice President, Chief Financial Officer, and Manager (Principal Financial Officer)	December 21, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Vice President and Controller (Principal Accounting Officer)	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
* Rakesh K. Jindal	Manager and Vice President of Tax	December 21, 2004
* Peter Douglas	Manager	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

EQUIPMENT CONSULTANTS, INC.
By	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Director Vice President & Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Bernard H. Cherry	Director and President (Principal Executive Officer)	December 21, 2004
* Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER HOLDINGS LTD.
By	/s/ BRIAN K. FERRAIOLI Name: Brian K. Ferraioli Title: Director, Vice President & Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Raymond J. Milchovich	Director and President (Principal Executive Officer)	December 21, 2004
* Brian K. Ferraioli	Director, Vice President & Controller (Principal Financial and Accounting Officer)	December 21, 2004
* Lisa Fries Gardner	Director, Vice President and Assistant Secretary	December 21, 2004
* Peter Douglas	Director	December 21, 2004
* Rakesh K. Jindal	Director and Director of Tax	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER ASIA LIMITED
By	/s/ BRIAN K. FERRAIOLI Name: Brian K. Ferraioli Title: Director, Vice President & Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ RAYMOND J. MILCHOVICH Raymond J. Milchovich	Director, President and Chief Executive Officer (Principal Executive Officer)	December 21, 2004
/s/ JOHN T. LA DUC John T. La Duc	Director, Executive Vice President & Chief Financial Officer (Principal Financial Officer)	December 21, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Director, Vice President & Controller (Principal Accounting Officer)	December 21, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Vice President and Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER CAPITAL & FINANCE CORPORATION
By	/s/ BRIAN K. FERRAIOLI Name: Brian K. Ferraioli Title: Vice President & Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Thierry Desmaris	Director, President and Treasurer (Principal Executive Officer)	December 21, 2004
* Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	December 21, 2004
* John J. Herguth, Jr.	Director and Vice President	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER CONSTRUCTORS, INC.
By	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Director, Vice President, & Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Bernard H. Cherry	Director, President & Chief Executive Officer (Principal Executive Officer)	December 21, 2004
* Anthony Scerbo	Director, Vice President, & Controller (Principal Financial and Accounting Officer)	December 21, 2004
* Clifton J. Crumm II	Director and Vice President	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER DEVELOPMENT CORPORATION
By	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Bernard H. Cherry	Director, Chairman & President (Principal Executive Officer)	December 21, 2004
* Anthony Scerbo	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	December 21, 2004
* Clifton J. Crumm II	Director	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER ENERGY CORPORATION
By	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Director, Vice President & Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Bernard H. Cherry	Director, Chairman, President & Chief Executive Officer (Principal Executive Officer)	December 21, 2004
* Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	December 21, 2004
* Clifton J. Crumm II	Director and Vice President	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER ENERGY MANUFACTURING, INC.
By	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Director and Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Bernard H. Cherry	Director and President (Principal Executive Officer)	December 21, 2004
* Anthony Scerbo	Director and Controller (Principal Financial and Accounting Officer)	December 21, 2004
* Clifton J. Crumm II	Executive Vice President	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER ENERGY SERVICES, INC.
By	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Director, Vice President & Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Bernard H. Cherry	Director, President & Chief Executive Officer (Principal Executive Officer)	December 21, 2004
* Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	December 21, 2004
* Clifton J. Crumm II	Director and Executive Vice President	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER ENVIRESPONSE, INC.
By	/s/ BRIAN K. FERRAIOLI Name: Brian K. Ferraioli Title: Vice President & Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	December 21, 2004
* Lisa Fries Gardner	Director and Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER ENVIRONMENTAL CORPORATION
By	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Vice President & Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Bernard H. Cherry	Director, Chairman & Chief Executive Officer (Principal Executive Officer)	December 21, 2004
* Anthony Scerbo	Vice President & Controller (Principal Financial and Accounting Officer)	December 21, 2004
* Steven E. Fried	President & Chief Operating Officer	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER FACILITIES MANAGEMENT, INC.
By	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Bernard H. Cherry	Director and President (Principal Executive Officer)	December 21, 2004
* Anthony Scerbo	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 21, 2004
* Martin J. Karpenski	Director and Vice President	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER INC.
By	/s/ BRIAN K. FERRAIOLI Name: Brian K. Ferraioli Title: Director, Vice President and Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Raymond J. Milchovich	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	December 21, 2004
/s/ JOHN T. LA DUC John T. La Duc	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 21, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Director, Vice President and Controller	December 21, 2004
* Lisa J. Wood	Chief Accounting Officer (Principal Accounting Officer)	December 21, 2004
* Lisa Fries Gardner	Vice President, Secretary and Chief Governance Officer	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER INTERNATIONAL CORPORATION
By	/s/ BRIAN K. FERRAIOLI Name: Brian K. Ferraioli Title: Director, Vice President & Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Raymond J. Milchovich	Director, Chairman, President & Chief Executive Officer (Principal Executive Officer)	December 21, 2004
/s/ JOHN T. LA DUC John T. La Duc	Director, Executive Vice President & Chief Financial Officer (Principal Financial Officer)	December 21, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Director, Vice President & Controller (Principal Accounting Officer)	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER INTERNATIONAL HOLDINGS, INC.
By	/s/ BRIAN K. FERRAIOLI Name: Brian K. Ferraioli Title: Director, Vice President and Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Raymond J. Milchovich	Director, Chairman, President & Chief Executive Officer (Principal Executive Officer)	December 21, 2004
/s/ JOHN T. LA DUC John T. La Duc	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 21, 2004
Brian K. Ferraioli	Director, Vice President and Controller	December 21, 2004
* Lisa J. Wood	Chief Accounting Officer (Principal Accounting Officer)	December 21, 2004
* Lisa Fries Gardner	Vice President, Secretary and Chief Governance Officer	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER POWER SYSTEMS, INC.
By	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Director, Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Martin J. Karpenski	Director, Chairman, President & Chief Executive Officer (Principal Executive Officer)	December 21, 2004
* Anthony Scerbo	Director, Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	December 21, 2004
* Bernard H. Cherry	Director	December 21, 2004
* Bruce C. Studley	Director and Senior Vice President	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER PYROPOWER, INC.
By	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Director, Vice President & Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Bernard H. Cherry	President & Director (Principal Executive Officer)	December 21, 2004
* Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER REAL ESTATE DEVELOPMENT CORP.
By	/s/ BRIAN K. FERRAIOLI Name: Brian K. Ferraioli Title: Vice President & Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ THIERRY DESMARIS Thierry Desmaris	Director, President & Treasurer (Principal Executive Officer)	December 21, 2004
* Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	December 21, 2004
/s/ RAKESH K. JINDAL Rakesh K. Jindal	Director & Vice President of Tax	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER REALTY SERVICES, INC.
By	/s/ BRIAN K. FERRAIOLI Name: Brian K. Ferraioli Title: Vice President & Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ THIERRY DESMARIS Thierry Desmaris	Director, President & Treasurer	December 21, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	December 21, 2004
/s/ RAKESH K. JINDAL Rakesh K. Jindal	Director & Vice President of Tax	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER USA CORPORATION
By	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Director, Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Bernard H. Cherry	Director, and President (Principal Executive Officer)	December 21, 2004
* Anthony Scerbo	Director, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 21, 2004
* Clifton J. Crumm II	Director	December 21, 2004
* William Troy Roder	Director and Senior Vice President	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER VIRGIN ISLANDS, INC.
By	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Director, Vice President & Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Bernard H. Cherry	Director and President (Principal Executive Officer)	December 21, 2004
* Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	December 21, 2004
* Clifton J. Crumm II	Director and Executive Vice President	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER ZACK, INC.
By	/s/ BRIAN K. FERRAIOLI Name: Brian K. Ferraioli Title: Vice President and Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Michael DeSimone	Director and President (Principal Executive Officer)	December 21, 2004
* Brian K. Ferraioli	Director, Vice President & Controller (Principal Financial and Accounting Officer)	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FW MORTSHAL, INC.
By	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Director, Vice President, & Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Bernard H. Cherry	Director, Chairman & President (Principal Executive Officer)	December 21, 2004
* Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

HFM INTERNATIONAL, INC.
By	/s/ BRIAN K. FERRAIOLI Name: Brian K. Ferraioli Title: Director, Vice President & Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Thierry Desmaris	Director, President & Treasurer (Principal Executive Officer)	December 21, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Director, Vice President & Controller (Principal Financial and Accounting Officer)	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

PROCESS CONSULTANTS, INC.
By	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Vice President & Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Bernard H. Cherry	Director and President (Principal Executive Officer)	December 21, 2004
* Anthony Scerbo	Vice President and Controller (Principal Financial and Accounting Officer)	December 21, 2004
* Rakesh K. Jindal	Director and Vice President of Tax	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

PYROPOWER OPERATING SERVICES COMPANY, INC.
By	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Director and Controller

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Bernard H. Cherry	Director and President (Principal Executive Officer)	December 21, 2004
* Anthony Scerbo	Director and Controller (Principal Financial and Accounting Officer)	December 21, 2004
* Martin J. Karpenski	Director and Vice President	December 21, 2004
* Bruce C. Studley	Director and Vice President	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

PERRYVILLE III TRUST
By	/s/ JOSEPH MATE Name: Joseph Mate Title: Authorized Officer of the Owner Trustee

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following person in the capacity indicated on the date indicated.

Signature	Title	Date

/s/ JOSEPH MATE Joseph Mate	Owner Trustee	December 21, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

CONTINENTAL FINANCE COMPANY LTD.
By	/s/ BRIAN K. FERRAIOLI Name: Brian K. Ferraioli Title: President, Controller & Director

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Brian K. Ferraioli	President, Controller & Director (Principal Executive and Accounting Officer)	December 21, 2004
* Thierry Desmaris	Vice President, Treasurer & Director (Principal Financial Officer)	December 21, 2004
* Lisa Fries Gardner	Vice President, Assistant Secretary & Director	December 21, 2004
* John J. Herguth Jr.	Director	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

ENERGY HOLDINGS, INC.
By	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Vice President, Treasurer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* William Troy Roder	President (Principal Executive Officer)	December 21, 2004
* Anthony Scerbo	Vice President, Treasurer & Director (Principal Financial and Accounting Officer)	December 21, 2004
* Bernard H. Cherry	Director	December 21, 2004
* Rakesh K. Jindal	Director & Vice President of Tax	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FINANCIAL SERVICES S.A.R.L.
By	/s/ RAKESH K. JINDAL Name: Rakesh K. Jindal Title: Manager

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Rakesh K. Jindal	Manager (Principal Executive, Financial and Accounting Officer)	December 21, 2004
* Gerard Becquer	Manager	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER EUROPE LIMITED
By	/s/ BRIAN K. FERRAIOLI Name: Brian K. Ferraioli Title: Director

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Stephen J. Davies	Director (Principal Executive Officer)	December 21, 2004
* Laurent Dupagne	Director (Principal Financial & Accounting Officer)	December 21, 2004
* Nicholas Christopher Holt	Director	December 21, 2004
* Raymond J. Milchovich	Director & Chairman	December 21, 2004
* Umberto della Sala	Director	December 21, 2004
* Thierry Desmaris	Director	December 21, 2004
* Brian K. Ferraioli	Director	December 21, 2004
* Rakesh K. Jindal	Director	December 21, 2004

/s/ JOHN T. LA DUC John T. La Duc	Director	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER INTERCONTINENTAL CORPORATION
By	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Raymond J. Milchovich	President & Director (Principal Executive Officer)	December 21, 2004
* Thierry Desmaris	Treasurer (Principal Financial and Accounting Officer)	December 21, 2004
* Lisa Fries Gardner	Secretary & Director	December 21, 2004
* Rakesh K. Jindal	Vice President of Tax	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FW ENERGIE B.V.
By	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Director

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Anthony Scerbo	Director (Principal Executive, Financial and Accounting Officer)	December 21, 2004
* Trust Int'l. Mgmt. B.V.	Director	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY
By	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Managing Director

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Thierry Desmaris	Managing Director (Principal Executive, Financial and Accounting Officer)	December 21, 2004
* Olasz Nandor	Managing Director	December 21, 2004
* Zsolt Szekeres	Managing Director	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

PGI HOLDINGS, INC.
By	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Vice President, Treasurer & Director

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* William Troy Roder	President (Principal Executive Officer)	December 21, 2004
* Anthony Scerbo	Vice President, Treasurer & Director (Principal Financial and Accounting Officer)	December 21, 2004
* Bernard H. Cherry	Director	December 21, 2004
* Rakesh K. Jindal	Director & Vice President of Tax	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER POWER CORPORATION
By	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: President & Director

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Anthony Scerbo	President & Director (Principal Executive and Accounting Officer)	December 21, 2004
* Thierry Desmaris	Treasurer (Principal Financial Officer)	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
* Bernard H. Cherry	Director	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER MIDDLE EAST CORPORATION
By	/s/ THIERRY DESMARIS Name: Thierry Desmaris Title: Vice President & Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Raymond J. Milchovich	Director, Chairman, President & Chief Executive Officer (Principal Executive Officer)	December 21, 2004
/s/ JOHN T. LA DUC John T. La Duc	Director, Executive Vice President & Chief Financial Officer (Principal Financial Officer)	December 21, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Director, Vice President & Controller (Principal Accounting Officer)	December 21, 2004
/s/ THIERRY DESMARIS Thierry Desmaris	Vice President, & Treasurer	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on December 21, 2004.

FOSTER WHEELER NORTH AMERICA CORP.
By	/s/ ANTHONY SCERBO Name: Anthony Scerbo Title: Director, Senior Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Bernard H. Cherry	Director, President & Chief Executive Officer (Principal Executive Officer)	December 21, 2004
* Anthony Scerbo	Director, Senior Vice President & Chief Financial Officer (Principal Financial & Accounting Officer)	December 21, 2004
* Clifton J. Crumm II	Director and Executive Vice President	December 21, 2004
* David J. Parham	Director and Executive Vice President	December 21, 2004
* Lisa Fries Gardner	Secretary	December 21, 2004
*By:	/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli As Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
4.1	Memorandum of Association of Foster Wheeler Ltd. (Filed as Annex II to Foster Wheeler Ltd.'s Form S-4/A (File No. 333-52468) filed on March 9, 2001 and incorporated herein by reference.)
4.2	Bye-laws of Foster Wheeler Ltd. amended November 29, 2004 (Filed as Exhibit 99.3 to Foster Wheeler Ltd.'s Form 8-K filed on December 2, 2004 and incorporated herein by reference.)
4.3
Indenture dated as of September 24, 2004 among Foster Wheeler LLC, the guarantors named therein and Wells Fargo Bank, National Association as trustee, relating to the notes. (Filed as Exhibit 4.2 to Foster Wheeler Ltd.'s registration statement on Form S-4 (File No. 119841) filed on October 20, 2004 and incorporated by reference herein).
4.4	Form of Note relating to notes (included in Exhibit 4.3).
4.5
Registration Rights Agreement dated as of September 24, 2004 relating to offering of common shares, preferred shares, warrants and senior secured notes. (Filed as Exhibit 4.5 to Foster Wheeler Ltd.'s registration statement on Form S-4 (File No. 119841) filed on October 20, 2004 and incorporated by reference herein).
4.6
Security Agreement dated as of September 24, 2004 in respect of the notes. (Filed as Exhibit 4.6 to Foster Wheeler Ltd.'s registration statement on Form S-4 (File No. 119841) filed on October 20, 2004 and incorporated by reference herein).
4.7
Intercreditor Agreement dated as of September 24, 2004 in respect of the notes. (Filed as Exhibit 4.7 to Foster Wheeler Ltd.'s registration statement on Form S-4 (File No119841) filed on October 20, 2004 and incorporated by reference herein).
4.8	Form of Preferred Share Certificate. (Filed as Exhibit 4.25 to Foster Wheeler's registration statement on Form S-4 (File No. 333-107054) filed on May 4, 2004 and incorporated herein by reference.)
4.9	Form of common share certificate (filed as Exhibit 4.2 to Foster Wheeler Ltd.'s current report on Form 8-K filed on May 25, 2001 and incorporated by reference herein).
4.10	Warrant Agreement between Foster Wheeler Ltd. and Mellon Investor Services LLC, including forms of warrant certificates.*
4.11	Form of Warrant Certificate relating to warrants (included in Exhibit 4.10).
5.1	Opinion of King & Spalding LLP as to the validity of the new notes, the guarantees and the warrants.
5.2	Opinion of Conyers Dill & Pearman as to the legality of the common shares and preferred shares.
5.3	Opinion of King & Spalding International LLP
5.4	Opinion of Heller Ehrman White & McAuliffe LLP
5.5	Opinion of Nauta Dutilh N.V.
5.6	Opinion of Dr. László E. Bényi
5.7	Opinion of Linklaters Loesch, Avocats
12.1
Computation of Ratio of Earnings to Fixed Charges. (Filed as Exhibit 12.1 to Foster Wheeler Ltd.'s registration statement on Form S-4 (File No. 119841) filed on October 20, 2004 and incorporated by reference herein).

23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of King & Spalding LLP (included in Exhibit 5.1).
23.3	Consent of Conyers Dill & Pearman (included in Exhibit 5.2).
23.4	Consent of King & Spalding International LLP (included in Exhibit 5.3)
23.5	Consent of Heller Ehrman White & McAuliffe LLP (included in Exhibit 5.4)
23.6	Consent of Nauta Dutilh N.V. (included in Exhibit 5.5)
23.7	Consent of Dr. László E. Bényi (included in Exhibit 5.6)
23.8	Consent of Linklaters Loesch, Avocats (included in Exhibit 5.7)
24.1	Power of Attorney (included in the signature pages to this registration statement).
25.1	Statement of eligibility of trustee with regards to senior secured notes indenture.*

*
Previously filed.

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Schedule A
TABLE OF CONTENTS
PRESENTATION OF INFORMATION
SUMMARY
RISK FACTORS
FORWARD LOOKING STATEMENTS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SELECTED FINANCIAL DATA
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
MARKET PRICE INFORMATION
DESCRIPTION OF SHARE CAPITAL
DESCRIPTION OF THE WARRANTS
DESCRIPTION OF THE NOTES
SELLING SECURITYHOLDERS
U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
ENFORCEMENT OF CIVIL LIABILITIES
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
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EXHIBIT INDEX